Prospectus Supplement dated November 18, 2005
(To Prospectus dated April 15, 2005)

$3,057,941,000 (Approximate)

Asset-Backed Pass-Through Certificates,
Series 2005-W4

Argent Securities Inc.                          [LOGO] ARGENT
Depositor                                              Mortgage Company LLC(SM)

Ameriquest Mortgage Company
Seller and Master Servicer

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and page 1 in the prospectus.

The certificates will represent interests only in a trust consisting primarily of a pool of one- to four-family adjustable-rate and fixed-rate, first lien and second lien residential mortgage loans and will not represent ownership interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Class A and Mezzanine Certificates --

o will represent senior or mezzanine interests in the trust and will receive distributions from the assets of the trust;

o     will receive monthly distributions commencing in December 2005; and

o will have credit enhancement in the form of excess interest, subordination, overcollateralization and an interest rate swap agreement. In addition, the Class A-1B Certificates will have the benefit of a financial guaranty insurance policy issued by XL Capital Assurance Inc.

                           [LOGO] CAPITAL ASSURANCE(R)

                Original                                                          Original
              Certificate                             Proceeds                  Certificate                             Proceeds
               Principal    Price to   Underwriting    to the                    Principal    Price to   Underwriting    to the
    Class      Balance(1)    Public      Discount    Depositor(2)    Class       Balance(1)    Public      Discount    Depositor(2)
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1A1.. $538,940,000  100.0000%     0.1500%     99.8500%   Class M-1....  $147,711,000  100.0000%     0.2500%     99.7500%
Class A-1A2.. $687,112,000  100.0000%     0.1500%     99.8500%   Class M-2....  $ 72,284,000  100.0000%     0.2500%     99.7500%
Class A-1A3.. $151,807,000  100.0000%     0.1500%     99.8500%   Class M-3....  $ 39,285,000  100.0000%     0.2500%     99.7500%
Class A-1B... $344,465,000  100.0000%     0.1500%     99.8500%   Class M-4....  $ 37,713,000  100.0000%     0.2500%     99.7500%
Class A-2A... $356,385,000  100.0000%     0.2500%     99.7500%   Class M-5....  $ 36,142,000  100.0000%     0.2500%     99.7500%
Class A-2B... $176,629,000  100.0000%     0.2500%     99.7500%   Class M-6....  $ 26,713,000  100.0000%     0.2500%     99.7500%
Class A-2C... $206,308,000  100.0000%     0.2500%     99.7500%   Class M-7....  $ 28,285,000  100.0000%     0.2500%     99.7500%
Class A-2D... $181,449,000  100.0000%     0.2500%     99.7500%   Class M-8....  $ 26,713,000   81.9516%     0.2500%     81.7016%

----------
(1)   Approximate.

(2) Before deducting expenses payable by the Depositor estimated to be approximately $800,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      Merrill Lynch & Co.                                           Citigroup

                     (Joint Lead Managers and Book Runners)

   Banc of America Securities LLC                                    JPMorgan

                                  (Co-Managers)

   Important Notice about Information presented in this Prospectus Supplement and the accompanying Prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

We provide information to you about the Class A and Mezzanine Certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Argent Securities Inc. is located at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets, and its phone number is
(714) 541-9960.

                                Table of Contents

                              Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-4
RISK FACTORS................................................................S-12
THE MORTGAGE POOL...........................................................S-26
YIELD ON THE CERTIFICATES...................................................S-34
DESCRIPTION OF THE CERTIFICATES.............................................S-57
THE CERTIFICATE INSURER.....................................................S-84
POOLING AND SERVICING AGREEMENT.............................................S-86
FEDERAL INCOME TAX CONSEQUENCES.............................................S-95
METHOD OF DISTRIBUTION......................................................S-98
SECONDARY MARKET...........................................................S-100
LEGAL OPINIONS.............................................................S-100
RATINGS....................................................................S-100
LEGAL INVESTMENT...........................................................S-101
ERISA CONSIDERATIONS.......................................................S-101
EXPERTS....................................................................S-102
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.......I-1
ANNEX II  ASSUMED MORTGAGE LOAN CHARACTERISTICS.............................II-1
ANNEX III  COLLATERAL STATISTICS...........................................III-1
ANNEX IV  INTEREST RATE SWAP SCHEDULE.......................................IV-1

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is a very broad overview of the certificates offered by this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the Class A and Mezzanine Certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the prospectus. A glossary is included at the end of the prospectus.

Title of Series................     Argent    Securities   Inc.,    Asset-Backed
                                    Pass-Through Certificates, Series 2005-W4.

Cut-off Date...................     The close of business on November 1, 2005.

Closing Date...................     On or about November 22, 2005.

Depositor......................     Argent Securities Inc. (the "Depositor"),  a
                                    direct  wholly-owned  subsidiary  of  Argent
                                    Mortgage Company, L.L.C. The Depositor will deposit the mortgage loans into the trust.
                                    See "The Depositor" in the prospectus.

Originator.....................     Argent  Mortgage  Company,  L.L.C.  See "The
                                    Mortgage Pool--Underwriting Standards of the
                                    Originator" in this prospectus supplement.

Seller and Master Servicer.....     Ameriquest Mortgage Company (the "Seller" or
                                    "Master   Servicer",   as   applicable),   a
                                    Delaware   corporation.   See  "Pooling  and
                                    Servicing  Agreement--The  Seller and Master
                                    Servicer" in this prospectus supplement.

Trustee........................     Deutsche  Bank  National  Trust Company (the
                                    "Trustee"),  a national banking association,
                                    will  be  the  Trustee  of the  trust,  will
                                    perform   administrative    functions   with
                                    respect to the  certificates and will act as
                                    the  custodian,  initial  paying  agent  and
                                    certificate  registrar.   See  "Pooling  and
                                    Servicing Agreement--The Trustee" in this prospectus supplement.

Certificate Insurer............     XL Capital  Assurance Inc. (the "Certificate
                                    Insurer"),  a New  York  monoline  insurance
                                    company,  will  issue a  financial  guaranty
                                    insurance  policy  for  the  benefit  of the
                                    Class  A-1B  Certificates   only.  See  "The
                                    Certificate   Insurer"  in  this  prospectus
                                    supplement.

NIMS Insurer...................     One or more insurance  companies  (together,
                                    the "NIMS Insurer") may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by, among other things, all or a portion of the Class CE, Class P and/or
                                    Residual Certificates.

Distribution Dates.............     Distributions  on the  Certificates  will be
                                    made on the 25th day of each  month,  or, if
                                    such day is not a business  day, on the next
                                    succeeding   business   day,   beginning  in
                                    December 2005 (each, a "Distribution Date").

Certificates...................     The   classes   of    Certificates,    their
                                    pass-through rates and initial certificate principal balances are shown or described in the table below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

=================================================================================================================
                    Initial Certificate      Pass-Through         Margin                      Ratings
      Class         Principal Balance(1)         Rate          (2)(%)  (3)(%)      Fitch        DBRS       S&P
-----------------------------------------------------------------------------------------------------------------
 Offered Certificates
-----------------------------------------------------------------------------------------------------------------
 A-1A1...........      $  538,940,000          Variable(4)      0.120    0.240       AAA         AAA        AAA
 A-1A2...........      $  687,112,000          Variable(4)      0.250    0.500       AAA         AAA        AAA
 A-1A3...........      $  151,807,000          Variable(4)      0.360    0.720       AAA         AAA        AAA
 A-1B............      $  344,465,000          Variable(4)      0.230    0.460       AAA         AAA        AAA
 A-2A............      $  356,385,000          Variable(4)      0.140    0.280       AAA         N/R        AAA
 A-2B............      $  176,629,000          Variable(4)      0.190    0.380       AAA         N/R        AAA
 A-2C............      $  206,308,000          Variable(4)      0.300    0.600       AAA         N/R        AAA
 A-2D............      $  181,449,000          Variable(4)      0.380    0.760       AAA         N/R        AAA
 M-1.............      $  147,711,000          Variable(4)      0.500    0.750       AA+         N/R        AA+
 M-2.............      $   72,284,000          Variable(4)      0.600    0.900        AA         N/R         AA
 M-3.............      $   39,285,000          Variable(4)      0.660    0.990       AA-         N/R         AA
 M-4.............      $   37,713,000          Variable(4)      0.760    1.140        A+         N/R        AA-
 M-5.............      $   36,142,000          Variable(4)      1.000    1.500        A          N/R         A+
 M-6.............      $   26,713,000          Variable(4)      1.650    2.475        A-         N/R         A
 M-7.............      $   28,285,000          Variable(4)      2.000    3.000       BBB+        N/R         A-
 M-8.............      $   26,713,000          Variable(4)      2.500    3.750       BBB         N/R        BBB
-----------------------------------------------------------------------------------------------------------------
 Non-Offered Certificates
-----------------------------------------------------------------------------------------------------------------
 CE..............      $   84,859,766(5)           N/A           N/A      N/A        N/R         N/R        N/R
 P...............      $          100              N/A           N/A      N/A        N/R         N/R        N/R
 R...............           N/A                    N/A           N/A      N/A        N/R         N/R        N/R
 R-X.............           N/A                    N/A           N/A      N/A        N/R         N/R        N/R
=================================================================================================================

----------
(1)   Approximate.

(2) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.

(3) For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.

(4) The pass-through rate on this class of certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in this prospectus supplement.

(5) Represents approximately 2.70% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the original pre-funded amounts and is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the Pooling and Servicing Agreement.

The Trust

The Depositor will establish a trust relating to the Series 2005-W4 certificates (the "Trust") pursuant to a pooling and servicing agreement, dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer and the Trustee. The Trust will issue twenty classes of certificates. The certificates will represent in the aggregate the entire beneficial ownership interest in the Trust. Distributions of interest and/or principal on the Class A and Mezzanine Certificates will be made only from payments received in connection with the mortgage loans held in the Trust, the Swap Account, the Net WAC Rate Carryover Reserve Account and amounts on deposit in the pre-funding accounts and the interest coverage accounts, if any.

Designations

In this prospectus supplement, the following designations are used to refer to the specified classes of Certificates.

Class A Certificates

Class A-1A1, Class A-1A2, Class A-1A3, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

Mezzanine Certificates

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

Subordinate Certificates

Mezzanine and Class CE Certificates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Offered Certificates

Class A and Mezzanine Certificates.

Non-Offered Certificates

Class CE, Class P and Residual Certificates

Group I Certificates

Class A-1A1, Class A-1A2, Class A-1A3 and Class A-1B Certificates.

Group II Certificates

Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

Insured Certificates

Class A-1B Certificates.

Residual Certificates

Class R and Class R-X Certificates.

The Mortgage Loans

On the Closing Date, the Trust will acquire an initial pool of mortgage loans consisting of fixed-rate and adjustable-rate mortgage loans secured by first and second liens (the "Initial Mortgage Loans").

On or before December 30, 2005, the Trust will acquire subsequent mortgage loans to be included in the mortgage pool (the "Subsequent Mortgage Loans"; together with the Initial Mortgage Loans, the "Mortgage Loans") subject to the conditions set forth in this prospectus supplement under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts."

The Mortgage Loans will have been originated by the Originator.

For purposes of calculating interest and principal distributions on the certificates, the Mortgage Loans will be divided into two loan groups, designated as the "Group I Mortgage Loans" and the "Group II Mortgage Loans" The Group I Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that conform to Fannie Mae loan limits. The Group II Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits.

References to percentages of the mortgage loans in this prospectus supplement are based on the Initial Mortgage Loans with the aggregate scheduled principal balance of such mortgage loans as specified in the amortization schedule at the Cut-off Date after application of all amounts allocable to unscheduled payments of principal received prior to the Cut-off Date. Prior to the issuance of the certificates, some of the Initial Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any Initial Mortgage Loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the Initial Mortgage Loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the Initial Mortgage Loans may vary.

The Initial Mortgage Loans included in Group I (the "Group I Initial Mortgage Loans") have the following approximate characteristics as of the Cut-off Date:

Number of Group I Initial Mortgage Loans:                     9,902

Aggregate Scheduled Principal Balance:                        $1,629,079,072

Group I Initial Mortgage Loans with prepayment charges:       65.32%

Fixed-rate Group I Initial Mortgage Loans:                    20.00%

Adjustable-rate Group I Initial Mortgage Loans:               80.00%

Interest only Group I Initial Mortgage Loans:                 13.21%

Range of current mortgage rates:                              5.350% - 12.400%

First lien Group I Mortgage Loans:                            99.09%

Second lien Group I Mortgage Loans:                           0.91%

Weighted average current mortgage rate:                       7.689%

Weighted average gross margin of the adjustable-rate
Group I Initial Mortgage Loans:                               5.766%

Weighted average minimum mortgage rate of the
adjustable-rate Group I Initial Mortgage Loans:               7.737%

Weighted average maximum mortgage rate of the
adjustable-rate Group I Initial Mortgage Loans:               13.737%

Weighted average next adjustment date of the
adjustable-rate Group I Initial Mortgage Loans:               January 2008

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Weighted average remaining term to maturity:                  357

Range of principal balances as of the Cut-off Date:           $19,994 - $499,714

Average principal balance as of the Cut-off Date:             $164,520

Range of original loan-to-value ratios:                       11.36% - 100.00%

Weighted average original loan-to-value ratio:                80.02%

Geographic concentrations in excess of 5%:
         Florida                                              16.35%
         California                                           14.90%
         Arizona                                              10.28%
         Illinois                                              8.81%

The Initial Mortgage Loans included in Group II (the "Group II Initial Mortgage Loans") have the following approximate characteristics as of the Cut-off Date:

Number of Group II Initial Mortgage Loans:                    3,038

Aggregate Scheduled Principal Balance:                        $870,921,794

Group II Initial Mortgage Loanswith prepayment charges:       66.03%

Fixed-rate Group II Initial Mortgage Loans:                   20.21%

Adjustable-rate Group II Initial Mortgage Loans:              79.79%

Interest only Group II Mortgage Loans:                        32.77%

First lien Group II Mortgage Loans:                           5.200% - 12.400%

Second lien Group II Mortgage Loans:                          98.12%

Range of current mortgage rates:                              1.88%

Weighted average current mortgage rate:                       7.360%

Weighted average gross margin of the
adjustable-rate Group II Initial Mortgage Loans:              5.908%

Weighted average minimum mortgage rate of the
adjustable-rate Group II Initial Mortgage Loans:              7.413%

Weighted average maximum mortgage rate of the
adjustable-rate Group II Initial Mortgage Loans:              13.413%

Weighted average next adjustment date of the
adjustable-rate Group II Initial Mortgage Loans:              January 2008

Weighted average remaining term to maturity:                  358

Range of principal balances as of the Cut-off Date:           $20,976 - $850,000

Average principal balance as of the Cut-off Date:             $286,676

Range of original loan-to-value ratios:                       12.90% - 100.00%

Weighted average original loan-to-value ratio:                79.64%

Geographic concentrations in excess of 5%:

         California                                           46.92%
         Florida                                               8.61%
         New York                                              7.90%
         Arizona                                               5.80%
         Maryland                                              5.14%

The mortgage rate on each adjustable-rate Mortgage Loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the related gross margin, subject to periodic and lifetime limitations. With respect to the adjustable-rate Mortgage Loans, the first adjustment date will occur only after an initial period of two or three years after origination.

Approximately 13.21% of the Group I Initial Mortgage Loans and approximately 32.77% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination. After such interest only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully by its final payment date.

For additional information regarding the Initial Mortgage Loans, see "The Mortgage Pool" in this prospectus supplement and Annex III.

Pre-Funding Accounts

On the Closing Date, the Depositor will pay to the Trustee approximately $418,868,666, which will be held by the Trustee in a pre-funding account relating to the Group I Mortgage Loans (the "Group I Pre-Funding Account") and approximately $223,931,334, which will be held by the Trustee in another pre-funding account relating to the Group II Mortgage Loans (the "Group II Pre-Funding Account" and together with the Group I Pre-Funding Account, the "Pre-Funding Accounts").

The amount on deposit in the Pre-Funding Accounts will be reduced by the amounts used to purchase Subsequent Mortgage Loans for the related loan group from the period from the Closing Date up to and including December 30, 2005. Any amounts remaining in the Pre-Funding Accounts after the earlier to occur of (i) December 30, 2005 and (ii) the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

date the amount on deposit in the Pre-Funding Accounts is reduced to $100,000 or less, will be distributed on the next Distribution Date to the holders of the related Class A Certificates in the manner set forth in "Description of the Certificates--Principal Distributions on the Class A and Mezzanine Certificates" herein. See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" in this prospectus supplement.

Interest Coverage Accounts

On the Closing Date, the Depositor may pay to the Trustee, for deposit in one or more interest coverage accounts, amounts as specified in the Pooling and Servicing Agreement. Funds on deposit in the interest coverage accounts, if any, will be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature during the funding period. See "Description of the Certificates--Interest Coverage Account" in this prospectus supplement.

The Certificates

The Offered Certificates will be sold by the Depositor to the Underwriters on the Closing Date.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof. See "Description of the Securities--Book-Entry Certificates" in the prospectus.

The Class CE, Class P and Residual Certificates are not offered by this prospectus supplement. Such certificates may be delivered to the Seller as partial consideration for the Mortgage Loans or alternatively, the Depositor may sell all or a portion of such certificates to one or more third-party investors.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A and Mezzanine Certificates consists of excess interest, overcollateralization, subordination and an interest rate swap agreement, each as described below and under "Description of the Certificates--Credit Enhancement" and "--Overcollateralization Provisions" in this prospectus supplement. In addition, the Insured Certificates will have the benefit of a financial guaranty insurance policy issued by the Certificate Insurer.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any termination payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Interest Rate Swap Agreement. The Trustee, on behalf of the Trust, will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. as swap provider (the "Interest Rate Swap Provider"). Under the Interest Rate Swap Agreement, on each Distribution Date, the Trust will be obligated to make fixed payments equal to the product of (x) 4.637%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, 33) and the denominator of which is 360 and the Interest Rate Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap
Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to Certificateholders will be applied to make a net payment to the Interest Rate Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Interest Rate Swap Provider will make a net payment to the Trust (each, a "Net Swap Payment") for deposit into a segregated trust account established on the Closing Date (the "Swap Account") pursuant to a swap administration agreement, dated as of the Closing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date (the "Swap Administration Agreement"), as more fully described in this prospectus supplement.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Interest Rate Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to Certificateholders. See "Description of the Certificates--The Interest Rate Swap Agreement" in this prospectus supplement.

Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Trust will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Interest Rate Swap Provider.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions in respect of the Mortgage Loans will be subordinated to the rights of holders of Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions in respect of the Mortgage Loans will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

Overcollateralization. The sum of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the amounts on deposit in the Pre-Funding Accounts as of the Closing Date is expected to exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by an amount equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the Pooling and Servicing Agreement. The amount of overcollateralization will be available to absorb realized losses on the Mortgage Loans. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

The Policy. An irrevocable and unconditional financial guaranty insurance policy (the "Policy") will be issued by the Certificate Insurer with respect to the Insured Certificates. The Policy will guarantee the timely distribution of
interest  on  and  the  ultimate   distribution  of  principal  on  the  Insured
Certificates to the extent described in this prospectus supplement and the Policy. If the Certificate Insurer were unable to pay under the Policy, the Insured Certificates could be subject to losses.

No class of certificates other than the Insured Certificates will be covered by the Policy.

See "Description of the Certificates--The Policy" and "The Certificate Insurer" in this prospectus supplement for additional information.

Allocation of Losses. On any Distribution Date, realized losses on the Mortgage Loans will first, reduce the excess interest and second, reduce the overcollateralization for such Distribution Date. If on any Distribution Date, the amount of overcollateralization is reduced to zero, any additional realized losses will be allocated to reduce the certificate principal balance of each class of Mezzanine Certificates in reverse numerical order until the certificate principal balance of each such class has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A or Class P Certificates. However, investors in the Class A Certificates should realize that under certain loss scenarios and, with respect to the Insured Certificates, if a Certificate Insurer Default occurs, there may not be enough principal and interest on the Mortgage Loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled. See

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

--------------------------------------------------------------------------------

"Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated (except in the case of subsequent recoveries) nor will such certificates accrue interest on any allocated realized loss amounts. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement, the Interest Rate Swap Provider and the Swap Account" in this prospectus supplement.

Advances

The Master Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described in this prospectus supplement. The Master Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Certificates --Advances" in this prospectus supplement and "Distributions on the Securities--Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets" in the prospectus.

Optional Termination

The holders of the Class CE Certificates or the Master Servicer, in that order, may purchase all of the Mortgage Loans, together with any properties in respect thereof acquired on behalf of the Trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust has been reduced to an amount less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the original pre-funded amounts; provided that the consent of the Certificate Insurer will be required if such optional termination will cause a claim under the Policy or if any amount owed to the Certificate Insurer will not be fully reimbursed after the termination. If the holders of the Class CE Certificates and the Master Servicer fails to exercise their option, the NIMS Insurer, if any, may exercise that option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Distributions on the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets" in the prospectus.

Federal Income Tax Consequences

One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, if any, the Interest Rate Swap Agreement, the Swap Account and the Net WAC Rate Carryover Reserve Account, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax Consequences--REMICs" in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Class A and Mezzanine Certificates receive the ratings from Fitch Ratings ("Fitch"), Dominion Bond Ratings Service ("DBRS") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") set forth on the table on page S-5.

A security rating does not address the frequency of prepayments on the Mortgage Loans, the receipt of any amounts from the Swap Account (with respect to Net WAC Rate Carryover Amounts), the Net WAC Rate Carryover Reserve Account or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

Legal Investment

The Class A and Mezzanine Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

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

ERISA Considerations

The Class A and Mezzanine Certificates will not be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Each certificate owner of a Class A or Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an opinion of counsel on which the Depositor, the Trustee and the Master Servicer may rely, that the purchase of Class A or Mezzanine Certificate (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and
(c) will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of the Depositor, the Trustee or the Master Servicer. A fiduciary of such a plan or arrangement also must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and "Considerations for Benefit Plan Investors" in the prospectus.

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

                                  RISK FACTORS

      In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Class A and Mezzanine Certificates.

The Originator's Underwriting Standards Are Not as Stringent as Those of More Traditional Lenders, Which May Result in Losses Allocated to Certain Offered Certificates

      The Originator's underwriting standards are primarily intended to assess the applicant's credit standing and ability to repay as well as the value and the adequacy of the mortgaged property as collateral for the mortgage loan. The Originator provides loans primarily to mortgagors who do not qualify for loans conforming to the underwriting standards of more traditional lenders but who generally have equity in their property and the apparent ability to repay. While the Originator's primary considerations in underwriting a mortgage loan are the applicant's credit standing and repayment ability, as well as the value and adequacy of the mortgaged property as collateral, the Originator also considers, among other things, the applicant's credit history and debt service-to-income ratio, and the type and occupancy status of the mortgaged property. The Originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the Originator's first lien mortgage loan (or at any time thereafter), which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Originator's loan-to-value ratio determination.

      As a result of such underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. To the extent the credit enhancement features described in this prospectus supplement are insufficient to cover such losses, holders of the related Certificates may suffer a loss on their investment.

      Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See "The Mortgage Pool--Underwriting Standards of the Originator" in this prospectus supplement.

Certain Mortgage Loans Have High Loan-to-Value Ratios (in the Case of First Liens) or Combined Loan-to-Value Ratios (in the Case of Second Liens) Which May Present a Greater Risk of Loss Relating to Such Mortgage Loans

      Mortgage loans with a loan-to-value ratio or combined loan-to-value ratio of greater than 80.00% may present a greater risk of loss than mortgage loans with loan-to-value ratios or combined loan-to-value ratios of 80.00% or below. Approximately 34.51% of the Group I Initial Mortgage Loans and approximately 29.73% of the Group II Initial Mortgage Loans, in each case, by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, had a loan-to-value ratio or combined loan-to-value ratio at origination in excess of 80% and are not covered by any primary mortgage insurance. No Initial Mortgage Loan had a loan-to-value ratio or combined loan-to-value ratio exceeding 100.00% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio or combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan. There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio or combined loan-to-value ratio. Additionally, the Originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. See "The Mortgage Pool--General" in this prospectus supplement.

Most of the Initial Mortgage Loans Are Newly Originated and Have Little, if any, Payment History

      None of the Initial Mortgage Loans are delinquent in their monthly payments as of the Cut-off Date. Investors should note, however, that certain of the Initial Mortgage Loans will have a first payment date occurring after the Cut-off Date and, therefore, such Mortgage Loans could not have been delinquent in any monthly payment as of the Cut-off Date.

Second Lien Loans Have a Greater Risk of Loss

      Approximately 0.91% of the Group I Initial Mortgage Loans and approximately 1.88% of the Group II Initial Mortgage Loans, in each case, by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Initial Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Master Servicer may write off the entire balance of such Initial Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Initial Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Initial Mortgage Loans. In addition, the rate of default of second lien Initial Mortgage Loans may be greater than that of Initial Mortgage Loans secured by first liens on comparable properties.

Simultaneous Second Lien Risk

      With respect to approximately 24.43% of the Group I Initial Mortgage Loans and approximately 29.17% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, at the time of origination of the first lien Mortgage Loan, the Originator also originated a second lien mortgage loan which will not be included in the Trust. The weighted average loan-to-value ratio at origination of the first-liens on such Initial Mortgage Loans is approximately 80.00% and the weighted average combined loan-to-value ratio at origination of such Initial Mortgage Loans (including the second lien) is approximately 99.97%.

      With respect to any Mortgage Loans originated with a simultaneous second lien, foreclosure frequency may be increased relative to Mortgage Loans that were originated without a simultaneous second lien because the mortgagors on Mortgage Loans with a simultaneous second lien have less equity in the mortgaged property than is shown in the loan-to-value ratios set forth in this prospectus supplement. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

Interest Only Mortgage Loans

      Approximately 13.21% of the Group I Initial Mortgage Loans and approximately 32.77% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination. After such interest-only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. Interest-only loan have been originated in significant volume only recently. As a result, the long-term performance characteristics of these loans are largely unknown. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. In addition, due to the lack of amortization the borrower may not be able to refinance because of insufficient equity in the property. Because no principal payments may be made on such mortgage loans for an extended period following origination, if the mortgagor defaults, the unpaid principal balance of the related Mortgage Loan will be greater than otherwise would be the case, increasing the risk of loss in that situation. In addition, the Class A and Mezzanine

Certificates will receive smaller principal payments during the interest-only period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans.

      Investors should consider the fact that interest only mortgage loans reduce the monthly payment required by mortgagors during the interest-only period and consequently, the monthly housing expense used to qualify mortgagors. As a result, interest only mortgage loans may allow some mortgagors to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

Geographic Concentration Risk

      The charts entitled "Geographic Distribution" for the Initial Mortgage Loans presented in Annex III list geographic concentrations of the Group I Initial Mortgage Loans and the Group II Initial Mortgage Loans, respectively, by state. Mortgaged properties in certain states (e.g. California) may be particularly susceptible to certain types of hazards, such as earthquakes, hurricanes, floods, mudslides, wildfires and other natural disasters for which there may or may not be insurance.

      In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

o Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

o Declines in the residential real estate markets in states with high concentrations of Mortgage Loans may reduce the value of properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of properties located in states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Hurricanes May Pose Special Risks

      At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The Seller will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair (including Mortgage Loans that are secured by properties in the states of Texas, Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina or Hurricane Rita). In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Seller will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal payment on the Class A and Mezzanine Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the trust fund occurring after the Closing Date as a result of any other casualty event (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

      The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Class A or Mezzanine Certificates or impact the weighted average lives of the Class A or Mezzanine Certificates.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

      The Mortgage Loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience;

o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

o     the Alternative  Mortgage  Transaction  Parity Act of 1982, which preempts
      certain   state   lending  laws  which   regulate   alternative   mortgage
      transactions.

      Violations of certain provisions of these federal and state laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement and could result in the mortgagors rescinding such Mortgage Loans whether held by the Trust or subsequent holders of the Mortgage Loans.

      The Seller will represent that each Mortgage Loan at the time of origination, was in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Seller is unable or otherwise fails to satisfy such obligations, the yield on the Class A and Mezzanine Certificates may be materially and adversely affected.

High Cost Loans

      The Seller will represent that none of the Mortgage Loans will be "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act") and none of the Mortgage Loans will be high cost loans under any state or local law, ordinance or regulation similar to the Homeownership Act. See "Legal Aspects of Mortgage Assets--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

      In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator's failure to comply with these laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the mortgagors rescinding such Mortgage Loans whether held by the Trust or subsequent holders of the Mortgage Loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Seller will be required to purchase such Mortgage Loan from the Trust and indemnify the Trust and the Certificate Insurer from and against any and all liabilities, claims, costs or expenses directly related to such violation.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Loan Balance

      Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Conflicts of Interest between the Master Servicer and the Trust

      The Master Servicer may initially own all or a portion of the Class CE, Class P and Residual Certificates. The timing of Mortgage Loan foreclosures and sales of the related mortgaged properties, which will be under the control of the Master Servicer, may affect the weighted average lives and yields of the certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

The Subsequent Mortgage Loans Will Have Different Characteristics than the Initial Mortgage Loans

      Each Subsequent Mortgage Loan will generally satisfy the eligibility criteria described in this prospectus supplement at the time of its sale to the Trust. The characteristics of the Subsequent Mortgage Loans will, however, vary from the specific characteristics reflected in the statistical information relating to the Initial Mortgage Loans presented in this prospectus supplement, although the extent of such variance is not expected to be material. See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" in this prospectus supplement.

The Difference Between the Pass-Through Rates on the Class A and Mezzanine Certificates and the Mortgage Rates on the Mortgage Loans May Affect the Yields on such Certificates

      Each class of Class A and Mezzanine Certificates accrues interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but such pass-through rate is subject to a limit. The limit on the pass-through rate for each class of Class A Certificates is based on the weighted average of the mortgage rates of the Mortgage Loans in the related loan group, net of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event and with respect to the Class A-1B Certificates, the premium payable to the Certificate Insurer). The limit on the pass-through rate for each class of Mezzanine Certificates is based on the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the weighted average of the mortgage rates of the Group I Mortgage Loans, net of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event) and (ii) the weighted average of the mortgage rates of the Group II Mortgage Loans, net of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index, have periodic and lifetime limitations on adjustments to their mortgage rates, and have the first adjustment to their mortgage rates two or three years after the origination thereof. The fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result of the limits on the pass-through rates on the Class A and Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

      A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Class A and Mezzanine Certificates. Some of these factors are described below.

o The pass-through rates for the Class A and Mezzanine Certificates may adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust at all. Furthermore, all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates two or three years after their origination. Consequently, the limits on the pass-through rates on the Class A and Mezzanine Certificates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the applicable Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rate on one or more classes of Class A and Mezzanine Certificates is more likely to be limited.

o The mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Class A and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Class A and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A and Mezzanine Certificates may decline more slowly or increase more rapidly.

      If the pass-through rate on any class of Class A or Mezzanine Certificates is limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of the certificates on the same Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The ratings on the Class A and Mezzanine Certificates will not address the likelihood of, and the Policy on the Insured
Certificates does not guarantee, any recovery of basis risk shortfalls by holders of the Class A and Mezzanine Certificates.

      Amounts  used  to  pay  such  shortfalls  on  the  Class  A and  Mezzanine
Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment by the Interest Rate Swap Provider exceeds the fixed payment by the Trust on any Distribution Date and such amount is available in the priority described in this prospectus supplement. However, the amount received from the Interest Rate Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risk Relating to Distribution Priority of the Class A Certificates

      As set forth in this prospectus supplement under "Description of the Certificates--Principal Distributions," principal distributions to the classes of Group I Certificates and the classes of Group II Certificates will be made either on a pro rata basis or in a sequential manner among each group of Certificates, in the case of the Group I Certificates, based on a trigger. To the extent that principal distributions are allocated sequentially among certain classes of the Class A Certificates, the weighted average lives of the classes of Certificates receiving principal distributions later will be longer than would otherwise be the case if distributions of principal were to be allocated on a pro rata basis to such classes of Certificates. In addition, as a result of a sequential allocation of principal, the holders of the classes of Class A Certificates receiving principal distributions later will have a greater risk of losses on the related mortgage loans, adversely affecting the yields to maturity on such certificates. See "Description of the Certificates-- Principal Distributions" for more information.

The Rate and Timing of Principal Distributions on the Class A and Mezzanine Certificates Will Be Affected by Prepayment Speeds

      The rate and timing of distributions allocable to principal on the Class A and Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to distribute principal on such certificates as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As is the case with asset-backed pass-through certificates generally, the Class A and Mezzanine Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time.

      With respect to approximately 65.32% of the Group I Initial Mortgage Loans and approximately 66.03% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, a mortgagor principal prepayment may subject the related mortgagor to a prepayment charge, subject to certain limitations in the related mortgage note and limitations upon collection in the Pooling and Servicing Agreement. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain prepayments made within a defined period set forth in the related mortgage note (generally within the first three years but possibly as short as one year from the date of origination of such mortgage loan). A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan.

      The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of principal distributions to investors in the Class A and Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the Mortgage Loans will result in a greater rate of principal distributions to investors in the Class A and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, because the mortgage rates for the adjustable-rate Mortgage Loans are based on six-month LIBOR plus a fixed percentage amount, such rates could be higher than prevailing market interest rates at the time of adjustment, and this may result in an increase in the rate of prepayments on such Mortgage Loans after such adjustment.

      The Seller may be required to repurchase Mortgage Loans from the Trust in the event certain breaches of representations and warranties have not been cured. In addition, the NIMS Insurer, if any, or the Master Servicer may purchase or repurchase Mortgage Loans 90 days or more delinquent, subject to the conditions set forth in the Pooling and Servicing Agreement. These purchases will have the same effect on the holders of the Class A and Mezzanine Certificates as a prepayment of those Mortgage Loans.

      The holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase all of the Mortgage Loans when the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) is less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the original pre-funded amounts; provided that the consent of the Certificate Insurer will be required if such optional termination will cause a claim under the Policy or if any amount owed to the Certificate Insurer will not be fully reimbursed after the termination.

The Yields to Maturity on the Class A and Mezzanine Certificates Will Depend on a Variety of Factors

      The yield to maturity on each class of Class A and Mezzanine Certificates will depend, in general, on (i) the applicable pass-through rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including any amounts distributed to the Class A Certificates after the end of the funding period, prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the Mortgage Loans; (v) adjustments to the mortgage rates on the adjustable-rate Mortgage Loans; (vi) the amount of excess interest generated by the Mortgage Loans; (vii) the allocation to the Class A and Mezzanine Certificates of some types of interest shortfalls and (viii) payments due from the Trust in relationship to payments received from the Interest Rate Swap Provider, under the Interest Rate Swap Agreement.

      In general, if the Class A and Mezzanine Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A and Mezzanine Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization, each as described in this prospectus supplement, liquidations of defaulted Mortgage Loans, whether or not realized losses are allocated to the Mezzanine Certificates upon such liquidations, will result in an earlier return of principal to the Class A and Mezzanine Certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yields on the Class A and Mezzanine Certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A and Mezzanine Certificates at any time that the overcollateralization provided by the mortgage pool falls below the required level.

Potential Inadequacy of Credit Enhancement for the Class A and Mezzanine Certificates

      The credit enhancement features described in this prospectus supplement are intended to increase the likelihood that holders of the Class A and Mezzanine Certificates will receive regular distributions of interest and principal. If delinquencies or defaults occur on the Mortgage Loans, neither the Master Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are deemed non-recoverable. If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans and, in the case of the Insured Certificates, if the Certificate Insurer fails to perform under the Policy, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain or Restore Overcollateralization

      The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider). Any remaining interest generated by the Mortgage Loans will first be used to absorb losses that occur on the Mortgage Loans and will then be used to maintain or restore overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate.

o Each time a Mortgage Loan is prepaid in full, liquidated, written off or repurchased, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A and Mezzanine Certificates.

o The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the Class A and Mezzanine Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result, the pass-through rates on the related Class A and Mezzanine Certificates may increase relative to mortgage rates on the applicable Mortgage Loans, requiring that a greater portion of the interest generated by those Mortgage Loans be applied to cover interest on the related Class A and Mezzanine Certificates.

The Class A Certificates May Receive a Principal Distribution as a Result of Excess Funds in the Pre-Funding Accounts

      To the extent that amounts on deposit in the Pre-Funding Accounts have not been fully applied to the purchase of related Subsequent Mortgage Loans by the end of the funding period, the holders of the related Class A Certificates will receive, on the Distribution Date immediately following the end of the funding period, any amounts in the related Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans, which will be applied as principal in reduction of the Certificate Principal Balance of those certificates. Although no assurance can be given, the Depositor intends that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Accounts and that there will be no material principal distribution to the holders of the Class A Certificates on such Distribution Date.

There are Various Risks Associated With the Mezzanine Certificates

      The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificate may be lower than the yield anticipated by such holder. The timing of losses on the Mortgage Loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Mezzanine Certificate, such written down amount will not be reinstated (except in the case of subsequent recoveries) and will not accrue interest. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement, the Interest Rate Swap Provider and the Swap Account" in this prospectus supplement.

      Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least the Distribution Date in December 2008 or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage
Loans exceed certain levels described under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels described under "Description of the Certificates--Principal Distributions" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage pool.

      In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment on the Mortgage Loans. Because distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on the Mezzanine Certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest otherwise distributable to the Class CE Certificates or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

      When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. The Master Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Master Servicer's servicing fee for the related period. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws (the "Relief Act") will not be covered by the Master Servicer. The Certificate Insurer's Policy with respect to the Insured Certificates will not cover any such prepayment interest shortfalls or Relief Act interest shortfalls.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Master Servicer, in each case regardless of which loan group experienced the shortfall, will first, reduce interest accrued on the Class CE Certificates, and thereafter, will reduce the monthly interest distributable amounts with respect to the Class A and Mezzanine Certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Reimbursement of Advances by the Master Servicer Could Delay Distributions on the Certificates

      Under the Pooling and Servicing Agreement, the Master Servicer will make cash advances to cover delinquent payments of principal and interest on the Mortgage Loans to the extent it reasonably believes that the cash advances are recoverable from future payments on the Mortgage Loans. The Master Servicer may make such advances from amounts held for future distribution. In addition, the Master Servicer may withdraw from the collection account funds that were not included in available funds for the preceding Distribution Date to reimburse itself for advances previously made. Any such amounts withdrawn by the Master Servicer in reimbursement of advances previously made are generally required to be replaced by the Master Servicer on or before the next Distribution Date, subject to subsequent withdrawal. To the extent that the Master Servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and Mezzanine Certificates. Furthermore, the Master Servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Master Servicer that are higher, and potentially substantially higher, than one month's advance obligation.

The Offered Certificates are Obligations of the Trust Only

      The Offered Certificates will not represent an ownership interest in or obligation of the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any of their respective affiliates. Proceeds of the assets included in the Trust will be the sole source of distributions on the Offered Certificates (other than the Class A-1B Certificates, which will have the benefit of the Policy), and there will be no recourse to the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Offered Certificates.

The Interest Rate Swap Agreement and the Interest Rate Swap Provider

      Any amounts received from the Interest Rate Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Interest Rate Swap Provider unless the floating amount owed by the Interest Rate Swap Provider on a Distribution Date exceeds the fixed amount owed to the Interest Rate Swap Provider on such Distribution Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds 4.637%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the Interest Rate Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders, and may reduce the Pass-Through Rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Interest Rate Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A and Mezzanine Certificates. In addition, any termination payment payable to the Interest Rate Swap Provider in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders.

      Upon early termination of the Interest Rate Swap Agreement, the Trust or the Interest Rate Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders. This feature may result in losses on the Certificates. Due to the priority of the applications of the Available Funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of the date hereof is approximately 4.159% which means the Trust will make a Net Swap Payment to the Interest Rate Swap Provider unless and until one-month LIBOR equals approximately 4.637%.

      To the extent that distributions on the Class A and Mezzanine Certificates depend in part on payments to be received by the Trust under the Interest Rate Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Interest Rate Swap Provider. See "Description of the Certificates--The Interest Rate Swap Provider, the Interest Rate Swap Agreement and the Swap Account" in this prospectus supplement.

The Liquidity of Your Certificates May Be Limited

      None of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. (collectively, the "Underwriters") has any obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Ratings on the Certificates Could Be Reduced or Withdrawn

      Each rating agency rating the Class A and Mezzanine Certificates may change or withdraw its initial ratings at any time in the future if, in its sole judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Class A or Mezzanine Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Rights of the Certificate Insurer May Negatively Impact the Class A (other than the Class A-1B) and Mezzanine Certificates

      Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a Certificate Insurer Default (as defined in this prospectus supplement), the Certificate Insurer's consent will be required prior to, among other things,
(i) the appointment of a successor master servicer or successor trustee or (ii) certain amendments to the Pooling and Servicing Agreement.

      Investors in the Class A (other than the Class A-1B) and Mezzanine Certificates should note that:

o the Policy issued by the Certificate Insurer will only cover the Insured Certificates and no other classes of Certificates;

o     the rights to be granted to the Certificate Insurer are extensive;

o the interests of the Certificate Insurer may be inconsistent with, and adverse to, the interests of the holders of the Class A and Mezzanine Certificates and the Certificate Insurer has no obligation or duty to consider the interests of the Class A and Mezzanine Certificates in connection with the exercise or non-exercise of the Certificate Insurer's rights; and

o the Certificate Insurer's exercise of the consents set forth above may negatively affect the Class A and Mezzanine Certificates and the existence of the Certificate Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Class A and Mezzanine Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable distribution priorities and ratings.

Rights of the NIMS Insurer May Negatively Impact the Class A and Mezzanine Certificates

      Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMS Insurer Default"), the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights of the holders of the Class A and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A and Mezzanine Certificates may exercise such rights only with the prior written consent of the NIMS Insurer, if any: (i) the right to provide notices of Master Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement in the event of a default by the Master Servicer; (ii) the right to remove the Trustee or any co-trustee or custodian pursuant to the Pooling and Servicing Agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the Pooling and Servicing Agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal and replacement of the Master Servicer, any successor master servicer or the Trustee, (ii) the appointment or termination of any subservicer or co-trustee or
(iii) any amendment to the Pooling and Servicing Agreement.

Investors in the Class A and Mezzanine Certificates should note that:

o any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit, in any manner whatsoever, the Class A or Mezzanine Certificates;

o     the rights to be granted to the NIMS Insurer, if any, are extensive;

o the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the Class A and Mezzanine Certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the Class A and Mezzanine Certificates in connection with the exercise or non-exercise of such NIMS Insurer's rights;

o such NIMS Insurer's, if any, exercise of the rights and consents set forth above may negatively affect the Class A and Mezzanine Certificates and the existence of such NIMS Insurer's, if any, rights, whether or not exercised, may adversely affect the liquidity of the Class A and Mezzanine Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings;

o     the NIMS Insurer and the Certificate Insurer may be the same entity; and

o there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Environmental Risks

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the Trust as owner of the related property.

      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the Trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on your Certificates

      The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the Pooling and Servicing Agreement, the Master Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to mortgagors affected in some way by such past and possible future events.

      In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Relief Act and similar state laws. See "Legal Aspects of Mortgage Assets--Servicemembers Civil Relief Act" in the prospectus. Certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Master Servicer, any subservicer or any bond guaranty insurance policy.

Legal Actions are Pending Against Ameriquest Mortgage Company

      Because the nature of the sub-prime mortgage lending and servicing business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, sub-prime lenders and servicers, including Ameriquest, are subject to numerous claims and legal actions (collectively, "Legal Actions") in the ordinary course of their businesses. These Legal Actions include lawsuits styled as class actions and alleging violations of various federal and state consumer protection laws. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such Legal Actions, and an adverse judgment in one or more Legal Actions may have a significant adverse financial effect on the Ameriquest, Ameriquest believes that the aggregate amount of liabilities arising from such Legal Actions will not result in monetary damages which will have a material adverse effect on the financial condition or results of Ameriquest.

      In the year 2000, three plaintiffs filed separate actions in California Superior Court against the Ameriquest, including claims under California Code Sections 17200 and 17500, alleging that Ameriquest engaged in unfair business practices in connection with the origination of its mortgage loans. These cases were consolidated in 2001. The complaints sought damages for fraud, restitution and injunctive relief. The claims for fraud and damages were subsequently dismissed on Ameriquest's motion for summary judgment.

      On March 7, 2003, the California Superior Court certified a class including all persons (a) who had obtained a mortgage loan from Ameriquest in California during the period from October 1996 to the present or in any of 32 other states during the period from April 1998 to the present and (b) whose mortgage loan contains or contained terms that differ from those set forth in the Good Faith Estimate ("GFE") of costs and fees provided to the borrower pursuant to the Real Estate Settlement Procedures Act at the time of the loan application with respect to any of the following: (1) the GFE referred to a fixed rate mortgage loan and the borrower received an adjustable-rate mortgage loan; (2) the GFE contained a lower interest rate than the actual mortgage loan interest rate; (3) the GFE contained lower origination or discount fees than actual fees; (4) the GFE did not provide for any prepayment charges and the mortgage loan obtained contained provisions for prepayment charges; or (5) the mortgage loan obtained did not include monthly payments for property taxes and insurance, and the GFE did not disclose this fact. In August 2003, the California Court of Appeals modified the class as certified by the trial court by reducing the number of states involved from 33 to four, which states are Alabama, Alaska, California and Texas. The settlement was approved by the court on June 24, 2005, however, an appeal by one group of objectors was filed on August 23, 2005, which will effectively stay the payout of any claims while the appeal is pending.

Regulatory Matters Concerning Ameriquest Mortgage Company

      Representatives of the financial regulatory agencies and/or attorney general's offices of thirty-three states and the District of Columbia (the "States") have raised concerns relating to the lending policies of Ameriquest Mortgage Company and its retail lending affiliates, Bedford Home Loans, Inc. and Town & Country Credit Corp. (collectively, the "Affiliates"), for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. Based on extensive discussions with the States, ACC Capital Holdings Corporation ("ACCCHC"), the parent of the Affiliates, has recorded a provision of $325 million in its financial statements representing its best estimate of the ultimate financial liability.

Suitability of the Class A and Mezzanine Certificates as Investments

      The Class A and Mezzanine Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Class A and Mezzanine Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                THE MORTGAGE POOL

      The statistical information presented in this prospectus supplement relates to the Initial Mortgage Loans as of the Cut-off Date. References to percentages of the Initial Mortgage Loans in this prospectus supplement are based on the aggregate scheduled principal balance of such Initial Mortgage Loans as specified in the amortization schedule at the Cut-off Date after application of all amounts allocable to unscheduled payments of principal received prior to the Cut-off Date. Prior to the issuance of the Certificates, some Initial Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any Initial Mortgage Loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates. However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the Initial Mortgage Loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the Initial Mortgage Loans may vary.

General

      The mortgage loans delivered to the Trust on the Closing Date (the "Initial Mortgage Loans") will consist of conventional, one-to four- family, adjustable-rate and fixed-rate mortgage loans. The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement, to be dated as of the date of this prospectus supplement (the "Mortgage Loan Purchase Agreement"), between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer and the Trustee, the Depositor will cause the Initial Mortgage Loans to be assigned to the Trustee for the benefit of the certificateholders.

      The Initial Mortgage Loans included in loan group I and loan group II are expected to have an aggregate principal balance as of the Cut-off Date of approximately $1,629,079,072 and $870,921,794, respectively.

      Subsequent Group I Mortgage Loans (the "Subsequent Group I Mortgage Loans") and subsequent Group II Mortgage Loans (the "Subsequent Group II Mortgage Loans"; together with the Subsequent Group I Mortgage Loans, the "Subsequent Mortgage Loans") are intended to be purchased by the Trust from the Depositor from time to time on or before December 30, 2005 from funds on deposit in the Pre-Funding Accounts. The Subsequent Mortgage Loans, if available, will be purchased by the Depositor and sold by the Depositor to the Trust for deposit in the mortgage pool. The Pooling and Servicing Agreement will provide that each Mortgage Loan in the mortgage pool must conform to certain specified characteristics and following the conveyance of the Subsequent Mortgage Loans, the mortgage pool must conform to certain specified characteristics, as described below under "--Conveyance of Subsequent Mortgage Loans and Pre-Funding Accounts."

      The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on residential properties (the "Mortgaged Properties") consisting of attached, detached or semi-detached one-to four-family dwelling units, individual condominium units or individual units in planned unit developments and manufactured housing. The Mortgage Loans will have original terms to maturity of not greater than 30 years from the date on which the first payment was due on each Mortgage Loan. Approximately 0.91% of the Group I Initial Mortgage Loans and approximately 1.88% of the Group II Initial Mortgage Loans are secured by second liens, in each case, by aggregate scheduled principal balance of the related loan group as of the Cut-off Date.

      Each adjustable-rate Mortgage Loan will accrue interest at the adjustable-rate calculated as specified under the terms of the related mortgage note and each fixed-rate Mortgage Loan will have a Mortgage Rate that is fixed for the life of such Mortgage (each such rate, a "Mortgage Rate").

      The adjustable-rate Mortgage Loans will provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, that the first adjustment for approximately 68.55% of the adjustable-rate Group I Initial Mortgage Loans and approximately 74.70% of the adjustable-rate Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the adjustable-rate Mortgage Loans in the related loan group as of the Cut-off Date, will occur after an initial period of two years after origination, and the first adjustment for approximately 31.45% of the adjustable-rate Group I Initial Mortgage Loans and approximately 25.30% of the adjustable-rate Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balance of the adjustable-rate Mortgage Loans in the related loan group as of the Cut-off Date, will occur after an initial period of three years after origination. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted (subject to rounding) to equal the sum of the applicable Index (as defined below) and a fixed percentage amount (the "Gross Margin"). The Mortgage Rate on each adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than 2.000% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and will not increase or decrease by more than 1.000% per annum on any Adjustment Date thereafter (the "Periodic Rate Cap"). Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. None of the adjustable-rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

      The Mortgage Loans will have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause which provides that (subject to state and federal restrictions) the Mortgage Loan must be repaid at the time of sale of the related mortgaged property or with the consent of the holder of the mortgage note assumed by a creditworthy purchaser of the related mortgaged property.

      None of the Mortgage Loans will be buydown mortgage loans.

      For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans will be divided into two loan groups, designated as the "Group I Mortgage Loans" and the "Group II Mortgage Loans." The Group I Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that conform to Fannie Mae loan limits and the Group II Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits.

      Approximately 65.32% of the Group I Initial Mortgage Loans and approximately 66.03% of the Group II Initial Mortgage Loans, in each case by aggregate scheduled principal balances of the related loan group as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge on certain principal prepayments, subject to certain limitations in the related mortgage note and limitations upon collection in the Pooling and Servicing Agreement. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain prepayments made within a defined period set forth in the related Mortgage Note (generally within the first three years but possibly as short as one year from the date of origination of such Mortgage
Loan). The amount of the prepayment charge is as provided in the related Mortgage Note. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans in each loan group, and such amounts will not be available for distribution on the other classes of Certificates. Under certain instances, as described under the terms of the Pooling and Servicing Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the  Master  Servicer  with  respect  to the  waiver  thereof,  may  have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of the Originator to impose prepayment charges, was amended, and as a result, the Originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. However, the ruling of the Office of Thrift

Supervision (the "OTS") does not retroactively affect loans originated before July 1, 2003. See "Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions--Prepayment Charges" in the prospectus.

Mortgage Loan Statistics

      The Group I Initial Mortgage Loans consist of 9,902 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $1,629,079,072, after application of scheduled payments due on or before the Cut-off Date whether or not received and application of all unscheduled payments of principal received prior to the Cut-off Date, and subject to a permitted variance of plus or minus 5%. None of the Group I Initial Mortgage Loans had a first Due Date prior to March 1, 2005 or after January 1, 2006, or will have a remaining term to stated maturity of less than 174 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group I Initial Mortgage Loan is December 1, 2035. The Group I Initial Mortgage Loans are expected to have the characteristics set forth in Annex III of this prospectus supplement as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

      The Group II Initial Mortgage Loans consist of 3,038 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $870,921,764, after application of scheduled payments due on or before the Cut-off Date whether or not received and application of all unscheduled payments of principal received prior to the Cut-off Date, and subject to a permitted variance of plus or minus 5%. None of the Group II Initial Mortgage Loans had a first Due Date prior to April 1, 2005 or after January 1, 2006, or will have a remaining term to stated maturity of less than 177 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group II Initial Mortgage Loan is December 1, 2035. The Group II Initial Mortgage Loans are expected to have the characteristics set forth in Annex III of this prospectus supplement as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

      The Depositor believes that the information set forth in this prospectus supplement and in Annex III with respect to the Initial Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans will vary. The characteristics of the final mortgage pool will not differ materially from the information provided herein.

      Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balance of the Initial Mortgage Loans in the related loan group as of the Cut-off Date.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts

      Under and to the extent provided in the Pooling and Servicing Agreement, following the initial issuance of the Certificates, the Trust will be obligated to purchase from the Depositor during the Funding Period (as defined herein), subject to the availability thereof, the Subsequent Mortgage Loans. Each Subsequent Mortgage Loan is required to have been underwritten in accordance with the criteria set forth under "--Underwriting Standards of the Originator" herein. The Subsequent Mortgage Loans will be transferred to the Trust pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") between the Depositor and the Trust. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Depositor from amounts on deposit in the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, a cash purchase price of 100% of the principal balance thereof. The Depositor will designate the later of the first day of the month in which the related Subsequent Transfer Date occurs and the origination date of such mortgage loan as the Cut-off Date with respect to the related Subsequent
Mortgage Loans (each a "Subsequent Cut-off Date"). The amount paid from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Group I Mortgage Loans or the Group II Mortgage Loans, as applicable, will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased, and the amount in the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, will decrease accordingly. The "Funding

Period" is the period from the Closing Date until the earlier of (i) the date on which the amounts on deposit in the Pre-Funding Accounts are reduced to $100,000 or less and (ii) December 30, 2005.

      A segregated trust account (the "Group I Pre-Funding Account") will be established by the Trustee and funded on the Closing Date by the Depositor with approximately $418,868,666 (the "Original Group I Pre-Funded Amount"), subject to a permitted variance equal to the aggregate principal balance of any of the Initial Group I Mortgage Loans which are added or removed from the Trust within the permitted variance as described herein under "The Mortgage Pool," to provide the Trust with sufficient funds to purchase Subsequent Group I Mortgage Loans. The Original Group I Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Group I Mortgage Loans for the mortgage pool in accordance with the Pooling and Servicing Agreement.

      A segregated trust account (the "Group II Pre-Funding Account") will be established by the Trustee and funded on the Closing Date by the Depositor with approximately $223,931,334 (the "Original Group II Pre-Funded Amount" and together with the Original Group I Pre-Funded Amount, the "Original Pre-Funded Amounts"), subject to a permitted variance equal to the aggregate principal balance of any of the Initial Group II Mortgage Loans which are added or removed from the Trust within the permitted variance as described herein under "The Mortgage Pool," to provide the Trust with sufficient funds to purchase Subsequent Group II Mortgage Loans. The Original Group II Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Group II Mortgage Loans for the mortgage pool in accordance with the Pooling and Servicing Agreement.

      The Original Pre-Funded Amounts will not exceed 25% of the aggregate initial Certificate Principal Balance of the Class A and Mezzanine Certificates.

      Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:

      (a)  each  such  Mortgage  Loan  must  satisfy  the   representations  and
warranties specified in the related Subsequent Transfer Instrument and the Pooling and Servicing Agreement;

      (b) the Depositor will not select such Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

      (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Mortgage Loans;

      (d) the Certificate Insurer and the NIMS Insurer, if any, must consent to such conveyance; and

      (e) as of the related Subsequent Cut-off Date, each Mortgage Loan will satisfy the following criteria:

            (i) the Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; provided, however that the Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and, therefore, such Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date;

            (ii) the remaining term to stated maturity of the Mortgage Loan will not be less than 170 months and will not exceed 360 months from its first payment date;

            (iii) the Mortgage Loan will not provide for negative amortization;

            (iv) the Mortgage Loan will not have a loan-to-value ratio greater than 100.00%;

            (v) the Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of 5 months;

            (vi) no Mortgage Loan will have a mortgage rate less than 5.20% or greater than 12.400%;

            (vii) the Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices;

            (viii) the Mortgage Loan will have a first payment date occurring on or before April 1, 2006;

            (ix) the Mortgage Loan will have a principal balance no greater than $850,000 and

            (x) the Mortgage Loan will have been underwritten in accordance with the criteria set forth under "--Underwriting Standards of the Originator" herein.

      Following the purchase of any Subsequent Group I Mortgage Loan by the Trust, the Group I Mortgage Loans (including the Subsequent Group I Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.689% and not more than 7.750%; (iii) have a weighted average loan-to-value ratio of not more than 80.02%, (iv) have no Mortgage Loan with a principal balance in excess of Fannie Mae loan limits, (v) consist of Mortgage Loans with prepayment charges representing no less than approximately 65.32% of the Group I Mortgage Loans, (vi) with respect to the adjustable-rate Group I Mortgage Loans, have a weighted average Gross Margin of not less than 5.766%,
(vii) have a weighted average FICO score of not less than 620 and (viii) have no more than 12.61% of the Group I Mortgage Loans with a FICO score of less than
540. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the principal balance of the Initial Mortgage Loans in loan group I as of the Cut-off Date and the principal balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

      Following the purchase of any Subsequent Group II Mortgage Loan by the Trust, the Group II Mortgage Loans (including the Subsequent Group II Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 359 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.360% and not more than 7.410%; (iii) have a weighted average loan-to-value ratio of not more than 79.64%, (iv) have no Mortgage Loan with a principal balance in excess of $850,000, (v) consist of Mortgage Loans with prepayment charges representing no less than approximately 66.03% of the Group II Mortgage Loans (vi) with respect to the adjustable-rate Group II Mortgage Loans, have a weighted average Gross Margin of not less than 5.908%, (vii) have a weighted average FICO score of not less than 637 and (viii) have no more than 7.87% of the Group II Mortgage Loans with a FICO score of less than 540. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the principal balance of the Initial Mortgage Loans in loan group II as of the Cut-off Date and the principal balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.

      Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the Certificate Insurer or the NIMS Insurer, if any, or by Fitch, DBRS or S&P, if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

FICO Scores

      "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a mortgagor's creditworthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the mortgagor's probability of default. The FICO Score is based on a mortgagor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor. The FICO Scores set forth in the tables in Annex III to this prospectus supplement were obtained at the time of origination of the Initial Mortgage Loans. None of the Seller, the Originator, the Master Servicer, the Trustee, the Underwriters or the Depositor makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

The Index

      The Index for each adjustable-rate Mortgage Loan will be set forth in the related Mortgage Note. The "Index" is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published in the Western Edition of The Wall Street Journal ("Six-Month LIBOR"). If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index which is based upon comparable information.

Underwriting Standards of the Originator

      The Originator provided the information in the following paragraphs. None of the Depositor, the Trustee, the Underwriters, the Certificate Insurer, the Master Servicer or any of their respective affiliates has made or will make any representations as to the accuracy or completeness of such information. The following is a description of the underwriting standards used by Argent Mortgage Company, L.L.C. (the "Originator") in connection with its origination or acquisition of the Mortgage Loans.

      The Mortgage Loans were originated generally in accordance with guidelines (the "Underwriting Guidelines") established by the Originator with one of the following income documentation types: "Full Documentation," "Limited Documentation" or "Stated Income." The Underwriting Guidelines are primarily intended to evaluate: (1) the applicant's credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the mortgage pool will represent such underwriting exceptions.

      The  Underwriting   Guidelines  are  less  stringent  than  the  standards
generally acceptable to more traditional lenders with regard to: (1) the applicant's credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy the underwriting guidelines of more traditional lenders and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

      All of the Mortgage Loans originated by the Originator are based on loan application packages submitted directly or indirectly by a loan applicant to the Originator. Each loan application package has an application completed by the applicant that includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The Originator also obtains (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

      During the underwriting process, the Originator reviews and verifies the loan applicant's sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and
(ii) a review of such appraisal, which review may be conducted by a representative of the Originator or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

      A.    Income Documentation Types

      Full Documentation. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year's income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) or bank statements for the previous twelve months. The documentation required is specific to the applicant's sources of income. The applicant's employment and/or business licenses are generally verified.

      Limited Documentation. The Limited Documentation residential loan program is generally based on bank statements from the past six months supported by additional documentation provided by the applicant or current year to date documentation. The applicant's employment and/or business licenses are generally verified.

      Stated Income. The Stated Income residential loan program requires the applicant's employment and income sources to be stated on the application. The applicant's income as stated must be reasonable for the related occupation in the loan underwriter's discretion. However, the applicant's income as stated on the application is not independently verified.

      B.    Property Requirements

      Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is an independent appraiser who is in good standing with the Originator's in-house appraisal department. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed through an automated valuation model, by a representative of the Originator or a fee appraiser before the mortgage loan is funded. The Originator requires that all mortgage loans have title insurance. The Originator also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

      Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a "manufactured home" for purposes of the Originator's guidelines. Any of the following factors would make a manufactured home ineligible under the Originator's guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes not built in accordance with HUD guidelines; manufactured homes with additions; manufactured homes not classified as real property; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Iowa, Maryland, New Jersey, New York, North Dakota, Oklahoma, Pennsylvania, Rhode Island and Texas. Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a "manufactured home" under the Originator's guidelines.

      C.    Risk Categories

      Under the Underwriting Guidelines, various Risk Categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These Risk Categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in Risk Categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such Risk Categories.

      The Underwriting Guidelines have the following Risk Categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

             Risk Categories - Argent Mortgage Company, L.L.C.(1)(2)

=====================================================================================================
                            I             II             III             IV                V
-----------------------------------------------------------------------------------------------------
  Mortgage History        None          3 x 30         1 x 60          1 x 90           1 x 120
  (Last 12 Months)                                                                     or greater
-----------------------------------------------------------------------------------------------------
                           AND            AND            AND             OR
   Bankruptcy or       none in last   none in last   none in last     in last 12    Not currently in
    Foreclosure         36 months      24 months      12 months        months
-----------------------------------------------------------------------------------------------------
     FICO Score                                       Maximum LTV(3)
-----------------------------------------------------------------------------------------------------
        680              100%(4)          95%            90%             80%              75%
        650              100%(4)          95%            90%             80%              75%
        620              100%(4)          95%            90%             80%              70%
        600              100%(4)          95%            90%             80%              70%
        580                95%            95%            90%             75%              70%
        550                90%            90%            90%             75%              70%
        525                85%            85%            80%             75%              70%
        500                80%            80%            80%             75%              70%
-----------------------------------------------------------------------------------------------------
    Maximum Debt
      Ratio(5)             50%            50%            50%             50%              55%
-----------------------------------------------------------------------------------------------------
  Other Credit(6)      max $5,000     max $5,000     max $5,000      max $5,000     max $5,000 open
                       open major     open major     open major      open major          major
                       derogatory     derogatory     derogatory      derogatory       derogatory
                         credit         credit        credit           credit           credit
-----------------------------------------------------------------------------------------------------

(1) Loans between $500,000 and $850,000 are available for all income documentation types. In addition, the underwriting guidelines provide for lower maximum LTV's depending on loan size; no bankruptcies in the last 36 months and mortgaged properties that are owner occupied. Rural properties and manufactured homes are excluded.

(2) Interest only loans are available for all income documentation types, with a maximum LTV ratio of 95%. Interest only loans are available with interest-only periods of 2, 3 or 5 years. In addition to the program specific guidelines, the interest only guidelines require: a minimum FICO score of 620; a mortgage history of 3x30; no bankruptcies in the last 24 months; and mortgaged properties that are owner occupied. Mortgaged properties that are secured by manufactured homes are excluded.

(3) The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to 10% for each of the following characteristics: 3-4 unit properties, manufactured homes, rural locations, and no mortgage or rental history.

(4) LTV if originated under the 100% Advantage Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the 80/20 Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV).

(5) Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 100% may have a 50% debt ratio.

(6) Open major derogatory credit may be increased (up to a maximum of $5,000) if the LTV ratio is decreased.

                            YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

      When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to (but not including) the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the portion of the related Prepayment Period occurring in the month preceding the month of such Determination Date, the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the day after the last date on which interest was collected from the related mortgagor through the last day of such preceding calendar month. In addition, the application of the Relief Act to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See "Legal Aspects of Mortgage Assets--Servicemembers Civil Relief Act" in the prospectus.

      The Master Servicer is obligated to pay from its own funds Prepayment Interest Shortfalls, but only to the extent of its aggregate Servicing Fee for the related Due Period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of
(i) any Prepayment Interest Shortfall that exceeds any payments made by the Master Servicer from its own funds in respect thereof or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest that is distributed to certificateholders. Any such shortfalls will be allocated among the Certificates as provided under "Description of the Certificates--Interest Distributions" and "--Overcollateralization Provisions" herein. If these shortfalls are allocated to the Class A and Mezzanine Certificates the amount of interest distributed to those Certificates will be reduced, adversely affecting the yield on your investment. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. Any such shortfalls on the Insured Certificates will not be covered by the Policy.

General Prepayment and Default Considerations

      The yield to maturity on the Class A and Mezzanine Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of a Class A or Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those of more traditional lenders with regard to a mortgagor's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with the underwriting standards of more traditional lenders.

      The rate of principal distributions on the Class A and Mezzanine Certificates, the aggregate amount of distributions on the Class A and Mezzanine Certificates and the yield to maturity on the Class A and Mezzanine Certificates will be related to the rate and timing of payments of principal on the applicable Mortgage Loans and the amount, if any, distributed from the Pre-Funding Accounts at the end of the Pre-Funding Period. The rate of principal payments on the adjustable-rate Mortgage Loans will in turn be affected by the amortization schedules for such Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Seller or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, a mortgagor principal prepayment may subject that mortgagor to a prepayment charge as described under "The Mortgage Pool--General" herein. Furthermore, the interest-only feature of the interest only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the related Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the mortgagor may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the related Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Class A and Mezzanine Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Yield and Maturity Considerations" in the prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus under "Yield and Maturity Considerations"), no assurance can be given as to the rate of principal prepayments on the Mortgage Loans. The extent to which the yield to maturity on any class of Class A or Mezzanine Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of distributions thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Class A or Mezzanine Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A or Mezzanine Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The adjustable-rate Mortgage Loans may be subject to greater rates of prepayment as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than their Mortgage Rates as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate on the adjustable-rate Mortgage Loans may affect the likelihood of prepayments resulting from refinancings. Moreover, the Group I Mortgage Loans (which have principal balances that conform to Fannie Mae loan limits) may experience prepayment behavior that differs from that experienced by the Group II Mortgage Loans (which have principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits). There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield and Maturity Considerations" in the prospectus.

      The prepayment experience of any Mortgage Loans secured by second liens will likely differ from that on Mortgage Loans secured by first liens. The smaller principal balances of second lien mortgage loans relative to the principal balances of first lien mortgage loans may reduce the perceived benefits of refinancing. In addition, the reduced equity in the related mortgaged property due to the existence of a second lien mortgage loan may reduce the opportunities for refinancing. The reduced opportunity for refinancing may result in a greater rate of default and will likely result in a greater severity of loss following default. On the other hand, many borrowers do not view second lien mortgage loans as permanent financing and may be more inclined to prepay those mortgage loans as a result. We cannot assure you as to the prepayment experience of any of the Mortgage Loans, including those secured by second liens.

      Because principal distributions are made to certain classes of Class A and Mezzanine Certificates before other such classes, holders of classes of Class A and Mezzanine Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. As described under "Description of the Certificates--Principal Distributions" herein, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described herein, during certain periods, subject to certain delinquency and loss triggers described herein, all principal payments on the Mortgage Loans will be allocated to the Class A and Mezzanine Certificates in the priorities described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

      In general, defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards of the Originator" herein.

      Furthermore, to the extent that the Original Pre-Funded Amounts have not been fully applied to the purchase of Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, by the end of the Funding Period, the holders of the related Class A Certificates will receive on the Distribution Date immediately following the end of the Funding Period a distribution of principal in an amount equal to any amounts remaining in the related Pre-Funding Account. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Accounts, and that there will be no material amount of principal distributions to holders of the Class A Certificates. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Original Pre-Funded Amounts.

Special Yield Considerations

      The Mortgage Rates on the adjustable-rate Mortgage Loans adjust semi-annually based upon the Index after an initial period of two or three years after origination and the fixed-rate Mortgage Loans do not adjust at all. The Pass-Through Rates on the Class A and Mezzanine Certificates may adjust monthly based upon One-Month LIBOR as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein, subject to the related Net WAC Pass-Through Rate. As a result, increases in the Pass-Through Rates on the Class A and Mezzanine Certificates may be limited for extended periods in a rising interest rate environment. The interest due on the related Mortgage Loans during any Due Period, net of the expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on the Class A and Mezzanine Certificates during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in the application of the related Net WAC Pass-Through Rate on one or more classes of the Class A and Mezzanine Certificates which would adversely affect the yield to maturity on such Certificates. In addition, the Net WAC Pass-Through Rate for a class of Certificates will be reduced by the prepayment of the related Mortgage Loans with relatively higher Mortgage Rates.

      If the pass-through rate on any class of Class A or Mezzanine Certificates is limited by the Net WAC Pass-Through Rate for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of such Certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The ratings on the Class A and Mezzanine Certificates do not address the likelihood of, and the Policy on the Insured Certificates does not guarantee, any recovery of basis risk shortfalls by holders of the Class A or Mezzanine Certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" herein, amounts otherwise distributable to holders of the Mezzanine Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yield to investors on the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on each class of Mezzanine Certificates. See "Description of the Certificates--Principal Distributions" herein.

Weighted Average Lives

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A and Mezzanine Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases by the Seller, or purchases by the Master Servicer and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

      Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The models used with respect to the Mortgage Loans (the "Prepayment Assumption") assume:

      (i) In the case of the fixed-rate Mortgage Loans, 100% of the Fixed-Rate Vector. The "Fixed-Rate Vector" means a constant prepayment rate ("CPR") of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter until the 10th month, and then beginning in the 10th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum.

      (ii) In the case of the adjustable-rate Mortgage Loans, 100% of the Adjustable-Rate Vector. The "Adjustable-Rate Vector" means (a) a constant prepayment rate ("CPR") of 5% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 23rd month, a CPR of 27% per annum, (b) beginning in the 24th month and in each month thereafter until the 27th month, a CPR of 60% per annum and (c) beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 30% per annum. However, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of the Adjustable-Rate Vector.

      CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust. Each of the Prepayment Scenarios in the table below assumes the respective percentages of the applicable prepayment vector indicated for such scenario.

      The tables entitled "Percent of Original Certificate Principal Balance Outstanding" were prepared on the basis of the following assumptions (the "Modeling Assumptions"):

      (i) the Mortgage Loans have the characteristics set forth in the table entitled "Assumed Mortgage Loan Characteristics" in Annex II of this prospectus supplement;

      (ii) distributions on the Class A and Mezzanine Certificates are made on the 25th day of each month, commencing in the month after the month of the Cut-off Date and the pass-through rates for the Class A and Mezzanine Certificates are determined as set forth herein;

      (iii)  the  prepayment   rates  are  the  percentages  of  the  respective
Prepayment Assumption set forth in the table entitled "Prepayment Scenarios";

      (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls in collection of interest are incurred;

      (v) none of the Seller, the Originator, the Master Servicer, the NIMS Insurer, if any, or any other person purchases from the Trust any Mortgage Loan pursuant to any obligation or option under the Pooling and Servicing Agreement, except as indicated in the footnotes in the tables below;

      (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in the month after the month of the Cut-off Date, and are computed prior to giving effect to any prepayments received in the prior month (except for the interest only Mortgage Loans during the initial interest-only period);

      (vii) voluntary principal prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in the month of the Cut-off Date, and include 30 days' interest thereon;

      (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity;

      (ix) the Certificates are purchased on November 22, 2005;

      (x) with respect to the adjustable-rate Mortgage Loans, the Index remains constant at 4.590% per annum and the Mortgage Rate on each such Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Initial Periodic Rate Cap, Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate;

      (xi) One-Month LIBOR remains constant at 4.154% per annum;

      (xii) the monthly payment on each adjustable-rate Mortgage Loan (and for each interest only Mortgage Loan following its initial interest-only period) is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above;

      (xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan adjusts every six months following its first Adjustment Date;

      (xiv) all amounts in the Pre-Funding Accounts are used to purchase Subsequent Mortgage Loans and all Subsequent Mortgage Loans are purchased within one month of the Closing Date;

      (xv) the initial Certificate Principal Balance of the Class P Certificates is $0.00;

      (xvi) the Servicing Fee Rate is equal to 0.5000% per annum and the Trustee Fee Rate is equal to 0.001% per annum; and the Certificate Insurer Premium is equal to 0.055% per annum; and

      (xvii) the Fixed Swap Payment is calculated based on a schedule, a copy of which is attached hereto as Annex IV and no Swap Termination Payment to the Interest Rate Swap Provider is made.

                             Prepayment Scenarios(1)

                                           I           II          III          IV          V           VI
                                         -----       ------      ------       ------      -----       ------
       Fixed-rate Mortgage Loans:          0%          50%         75%         100%        125%        150%
       Adjustable-rate Mortgage Loans:     0%          50%         75%         100%        125%        150%

----------
(1) Percentages of the Fixed-Rate Vector for the fixed-rate Mortgage Loans and percentages of the Adjustable-Rate Vector for the adjustable-rate Mortgage Loans.

      There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics included in the Modeling Assumptions. Any such discrepancy may have an effect upon the percentages of the original Certificate Principal Balances outstanding (and the corresponding weighted average lives) of the Class A and Mezzanine Certificates set forth in the tables. In addition, since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the Class A and Mezzanine Certificates may mature earlier or later than indicated by the table. As described under "Description of the Certificates--Principal Distributions" herein, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Class A and Mezzanine Certificates and affecting the weighted average lives of such Certificates. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the mortgage pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of original Certificate Principal Balances (and the corresponding weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the Prepayment Scenarios shown in the immediately following tables.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class A-1A1
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......        100%           100%          100%           100%          100%          100%
November 25, 2006........         98             73            60             48            35            22
November 25, 2007........         95             30             0              0             0             0
November 25, 2008........         93              0             0              0             0             0
November 25, 2009........         90              0             0              0             0             0
November 25, 2010........         88              0             0              0             0             0
November 25, 2011........         85              0             0              0             0             0
November 25, 2012........         81              0             0              0             0             0
November 25, 2013........         78              0             0              0             0             0
November 25, 2014........         74              0             0              0             0             0
November 25, 2015........         69              0             0              0             0             0
November 25, 2016........         64              0             0              0             0             0
November 25, 2017........         59              0             0              0             0             0
November 25, 2018........         53              0             0              0             0             0
November 25, 2019........         46              0             0              0             0             0
November 25, 2020........         39              0             0              0             0             0
November 25, 2021........         32              0             0              0             0             0
November 25, 2022........         23              0             0              0             0             0
November 25, 2023........         14              0             0              0             0             0
November 25, 2024........          4              0             0              0             0             0
November 25, 2025........          0              0             0              0             0             0
November 25, 2026........          0              0             0              0             0             0
November 25, 2027........          0              0             0              0             0             0
November 25, 2028........          0              0             0              0             0             0
November 25, 2029........          0              0             0              0             0             0
November 25, 2030........          0              0             0              0             0             0
November 25, 2031........          0              0             0              0             0             0
November 25, 2032........          0              0             0              0             0             0
November 25, 2033........          0              0             0              0             0             0
November 25, 2034........          0              0             0              0             0             0
November 25, 2035........          0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       12.38           1.56          1.22           1.00          0.86          0.76
Weighted Average Life
(years) to Optional
Termination(2)(3)........       12.38           1.56          1.22           1.00          0.86          0.76

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                 Class A-1A2
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100             77            55            35
November 25, 2008........         100             92            59             31             6             0
November 25, 2009........         100             70            42             22             6             0
November 25, 2010........         100             54            28             10             0             0
November 25, 2011........         100             42            18              1             0             0
November 25, 2012........         100             33             9              0             0             0
November 25, 2013........         100             25             3              0             0             0
November 25, 2014........         100             18             0              0             0             0
November 25, 2015........         100             12             0              0             0             0
November 25, 2016........         100              7             0              0             0             0
November 25, 2017........         100              2             0              0             0             0
November 25, 2018........         100              0             0              0             0             0
November 25, 2019........         100              0             0              0             0             0
November 25, 2020........         100              0             0              0             0             0
November 25, 2021........         100              0             0              0             0             0
November 25, 2022........         100              0             0              0             0             0
November 25, 2023........         100              0             0              0             0             0
November 25, 2024........         100              0             0              0             0             0
November 25, 2025........          94              0             0              0             0             0
November 25, 2026........          84              0             0              0             0             0
November 25, 2027........          74              0             0              0             0             0
November 25, 2028........          62              0             0              0             0             0
November 25, 2029........          52              0             0              0             0             0
November 25, 2030........          43              0             0              0             0             0
November 25, 2031........          32              0             0              0             0             0
November 25, 2032........          20              0             0              0             0             0
November 25, 2033........           7              0             0              0             0             0
November 25, 2034........           0              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        24.24          6.09          4.08           3.00          2.25          1.88
Weighted Average Life
(years) to Optional
Termination(2)(3)........        24.24          6.09          4.08           3.00          2.25          1.88

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                 Class A-1A3
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100           100            40
November 25, 2009........         100            100           100            100           100            40
November 25, 2010........         100            100           100            100            89            40
November 25, 2011........         100            100           100            100            59            33
November 25, 2012........         100            100           100             77            40            20
November 25, 2013........         100            100           100             56            27            13
November 25, 2014........         100            100            88             41            18             7
November 25, 2015........         100            100            69             30            13             2
November 25, 2016........         100            100            54             22             7             0
November 25, 2017........         100            100            43             16             3             0
November 25, 2018........         100             93            34             12             1             0
November 25, 2019........         100             78            26              7             0             0
November 25, 2020........         100             66            21              4             0             0
November 25, 2021........         100             55            16              1             0             0
November 25, 2022........         100             46            13              0             0             0
November 25, 2023........         100             38             9              0             0             0
November 25, 2024........         100             32             6              0             0             0
November 25, 2025........         100             26             3              0             0             0
November 25, 2026........         100             21             1              0             0             0
November 25, 2027........         100             17             0              0             0             0
November 25, 2028........         100             13             0              0             0             0
November 25, 2029........         100             10             0              0             0             0
November 25, 2030........         100              6             0              0             0             0
November 25, 2031........         100              3             0              0             0             0
November 25, 2032........         100              *             0              0             0             0
November 25, 2033........         100              0             0              0             0             0
November 25, 2034........          68              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       29.30          17.61         12.38           9.21          7.13          4.67
Weighted Average Life
(years) to Optional
Termination(2)(3)........       28.94          14.17          9.65           7.05          5.40          3.46

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class A-1B
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......        100%           100%          100%           100%          100%          100%
November 25, 2006........         99             89            84             80            75            69
November 25, 2007........         98             73            61             49            38            29
November 25, 2008........         97             57            41             26            14             4
November 25, 2009........         96             46            32             22            14             4
November 25, 2010........         95             38            25             16            10             4
November 25, 2011........         94             32            20             12             7             4
November 25, 2012........         93             27            16              8             4             2
November 25, 2013........         91             23            12              6             3             1
November 25, 2014........         90             20            10              5             2             1
November 25, 2015........         88             17             8              3             1             *
November 25, 2016........         86             14             6              2             1             0
November 25, 2017........         84             12             5              2             *             0
November 25, 2018........         82             10             4              1             *             0
November 25, 2019........         79              9             3              1             0             0
November 25, 2020........         76              7             2              *             0             0
November 25, 2021........         73              6             2              *             0             0
November 25, 2022........         70              5             1              0             0             0
November 25, 2023........         66              4             1              0             0             0
November 25, 2024........         62              3             1              0             0             0
November 25, 2025........         58              3             *              0             0             0
November 25, 2026........         53              2             *              0             0             0
November 25, 2027........         48              2             0              0             0             0
November 25, 2028........         42              1             0              0             0             0
November 25, 2029........         37              1             0              0             0             0
November 25, 2030........         32              1             0              0             0             0
November 25, 2031........         27              *             0              0             0             0
November 25, 2032........         21              *             0              0             0             0
November 25, 2033........         15              0             0              0             0             0
November 25, 2034........          7              0             0              0             0             0
November 25, 2035........          0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       20.16          5.59          3.87           2.90          2.24          1.75
Weighted Average Life
(years) to Optional
Termination(2)(3)........       20.12          5.21          3.57           2.67          2.05          1.62

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class A-2A
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......        100%           100%          100%           100%          100%          100%
November 25, 2006........         98             73            60             48            35            22
November 25, 2007........         96             30             0              0             0             0
November 25, 2008........         94              0             0              0             0             0
November 25, 2009........         92              0             0              0             0             0
November 25, 2010........         90              0             0              0             0             0
November 25, 2011........         87              0             0              0             0             0
November 25, 2012........         83              0             0              0             0             0
November 25, 2013........         79              0             0              0             0             0
November 25, 2014........         75              0             0              0             0             0
November 25, 2015........         71              0             0              0             0             0
November 25, 2016........         66              0             0              0             0             0
November 25, 2017........         61              0             0              0             0             0
November 25, 2018........         55              0             0              0             0             0
November 25, 2019........         48              0             0              0             0             0
November 25, 2020........         41              0             0              0             0             0
November 25, 2021........         33              0             0              0             0             0
November 25, 2022........         25              0             0              0             0             0
November 25, 2023........         15              0             0              0             0             0
November 25, 2024........          5              0             0              0             0             0
November 25, 2025........          0              0             0              0             0             0
November 25, 2026........          0              0             0              0             0             0
November 25, 2027........          0              0             0              0             0             0
November 25, 2028........          0              0             0              0             0             0
November 25, 2029........          0              0             0              0             0             0
November 25, 2030........          0              0             0              0             0             0
November 25, 2031........          0              0             0              0             0             0
November 25, 2032........          0              0             0              0             0             0
November 25, 2033........          0              0             0              0             0             0
November 25, 2034........          0              0             0              0             0             0
November 25, 2035........          0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       12.67          1.56          1.22           1.00          0.86          0.76
Weighted Average Life
(years) to Optional
Termination(2)(3)........       12.67          1.56          1.22           1.00          0.86          0.76

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class A-2B
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100            99             40             0             0
November 25, 2008........         100             79             0              0             0             0
November 25, 2009........         100             22             0              0             0             0
November 25, 2010........         100              0             0              0             0             0
November 25, 2011........         100              0             0              0             0             0
November 25, 2012........         100              0             0              0             0             0
November 25, 2013........         100              0             0              0             0             0
November 25, 2014........         100              0             0              0             0             0
November 25, 2015........         100              0             0              0             0             0
November 25, 2016........         100              0             0              0             0             0
November 25, 2017........         100              0             0              0             0             0
November 25, 2018........         100              0             0              0             0             0
November 25, 2019........         100              0             0              0             0             0
November 25, 2020........         100              0             0              0             0             0
November 25, 2021........         100              0             0              0             0             0
November 25, 2022........         100              0             0              0             0             0
November 25, 2023........         100              0             0              0             0             0
November 25, 2024........         100              0             0              0             0             0
November 25, 2025........          87              0             0              0             0             0
November 25, 2026........          61              0             0              0             0             0
November 25, 2027........          34              0             0              0             0             0
November 25, 2028........           3              0             0              0             0             0
November 25, 2029........           0              0             0              0             0             0
November 25, 2030........           0              0             0              0             0             0
November 25, 2031........           0              0             0              0             0             0
November 25, 2032........           0              0             0              0             0             0
November 25, 2033........           0              0             0              0             0             0
November 25, 2034........           0              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       21.42          3.56           2.41          2.00          1.75           1.52
Weighted Average Life
(years) to Optional
Termination(2)(3)........       21.42          3.56           2.41          2.00          1.75           1.52

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class A-2C
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......        100%           100%          100%           100%          100%          100%
November 25, 2006........        100            100           100            100           100           100
November 25, 2007........        100            100           100            100            85            40
November 25, 2008........        100            100            94             30             0             0
November 25, 2009........        100            100            55             12             0             0
November 25, 2010........        100             82            25              0             0             0
November 25, 2011........        100             57             1              0             0             0
November 25, 2012........        100             36             0              0             0             0
November 25, 2013........        100             17             0              0             0             0
November 25, 2014........        100              2             0              0             0             0
November 25, 2015........        100              0             0              0             0             0
November 25, 2016........        100              0             0              0             0             0
November 25, 2017........        100              0             0              0             0             0
November 25, 2018........        100              0             0              0             0             0
November 25, 2019........        100              0             0              0             0             0
November 25, 2020........        100              0             0              0             0             0
November 25, 2021........        100              0             0              0             0             0
November 25, 2022........        100              0             0              0             0             0
November 25, 2023........        100              0             0              0             0             0
November 25, 2024........        100              0             0              0             0             0
November 25, 2025........        100              0             0              0             0             0
November 25, 2026........        100              0             0              0             0             0
November 25, 2027........        100              0             0              0             0             0
November 25, 2028........        100              0             0              0             0             0
November 25, 2029........         80              0             0              0             0             0
November 25, 2030........         58              0             0              0             0             0
November 25, 2031........         34              0             0              0             0             0
November 25, 2032........          8              0             0              0             0             0
November 25, 2033........          0              0             0              0             0             0
November 25, 2034........          0              0             0              0             0             0
November 25, 2035........          0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       25.33          6.50           4.31          3.00          2.23          2.02
Weighted Average Life
(years) to Optional
Termination(2)(3)........       25.33          6.50           4.31          3.00          2.23          2.02

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class A-2D
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100            71            23
November 25, 2009........         100            100           100            100            71            23
November 25, 2010........         100            100           100             82            50            23
November 25, 2011........         100            100           100             60            34            19
November 25, 2012........         100            100            80             43            23            12
November 25, 2013........         100            100            63             32            15             7
November 25, 2014........         100            100            50             23            10             4
November 25, 2015........         100             86            39             17             7             1
November 25, 2016........         100             73            31             12             4             0
November 25, 2017........         100             62            24              9             2             0
November 25, 2018........         100             53            19              7             *             0
November 25, 2019........         100             44            15              4             0             0
November 25, 2020........         100             37            12              2             0             0
November 25, 2021........         100             31             9              1             0             0
November 25, 2022........         100             26             7              0             0             0
November 25, 2023........         100             22             5              0             0             0
November 25, 2024........         100             18             3              0             0             0
November 25, 2025........         100             15             2              0             0             0
November 25, 2026........         100             12             1              0             0             0
November 25, 2027........         100             10             0              0             0             0
November 25, 2028........         100              8             0              0             0             0
November 25, 2029........         100              6             0              0             0             0
November 25, 2030........         100              4             0              0             0             0
November 25, 2031........         100              2             0              0             0             0
November 25, 2032........         100              *             0              0             0             0
November 25, 2033........          75              0             0              0             0             0
November 25, 2034........          38              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        28.72         14.62         10.13           7.49          5.51          3.68
Weighted Average Life
(years) to Optional
Termination(2)(3)........        28.52         12.68          8.58           6.27          4.54          2.99

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-1
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100           100           100
November 25, 2009........         100            100            79             55            52           100
November 25, 2010........         100             93            62             40            24            39
November 25, 2011........         100             80            49             29            16             9
November 25, 2012........         100             68            39             21            11             6
November 25, 2013........         100             58            30             15             7             1
November 25, 2014........         100             49            24             11             5             0
November 25, 2015........         100             42            19              8             1             0
November 25, 2016........         100             35            15              6             0             0
November 25, 2017........         100             30            12              4             0             0
November 25, 2018........         100             25             9              *             0             0
November 25, 2019........         100             21             7              0             0             0
November 25, 2020........         100             18             6              0             0             0
November 25, 2021........         100             15             4              0             0             0
November 25, 2022........         100             13             1              0             0             0
November 25, 2023........         100             10             0              0             0             0
November 25, 2024........         100              9             0              0             0             0
November 25, 2025........         100              7             0              0             0             0
November 25, 2026........         100              6             0              0             0             0
November 25, 2027........         100              5             0              0             0             0
November 25, 2028........         100              2             0              0             0             0
November 25, 2029........          92              0             0              0             0             0
November 25, 2030........          80              0             0              0             0             0
November 25, 2031........          67              0             0              0             0             0
November 25, 2032........          52              0             0              0             0             0
November 25, 2033........          36              0             0              0             0             0
November 25, 2034........          19              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        27.02         10.41          7.08           5.41          4.79          5.06
Weighted Average Life
(years) to Optional
Termination(2)(3)........        26.93         9.55           6.42           4.89          4.37          4.41

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-2
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100           100           100
November 25, 2009........         100            100            79             55            36            54
November 25, 2010........         100             93            62             40            24            14
November 25, 2011........         100             80            49             29            16             9
November 25, 2012........         100             68            39             21            11             5
November 25, 2013........         100             58            30             15             7             0
November 25, 2014........         100             49            24             11             3             0
November 25, 2015........         100             42            19              8             0             0
November 25, 2016........         100             35            15              6             0             0
November 25, 2017........         100             30            12              0             0             0
November 25, 2018........         100             25             9              0             0             0
November 25, 2019........         100             21             7              0             0             0
November 25, 2020........         100             18             6              0             0             0
November 25, 2021........         100             15             0              0             0             0
November 25, 2022........         100             13             0              0             0             0
November 25, 2023........         100             10             0              0             0             0
November 25, 2024........         100              9             0              0             0             0
November 25, 2025........         100              7             0              0             0             0
November 25, 2026........         100              6             0              0             0             0
November 25, 2027........         100              1             0              0             0             0
November 25, 2028........         100              0             0              0             0             0
November 25, 2029........          92              0             0              0             0             0
November 25, 2030........          80              0             0              0             0             0
November 25, 2031........          67              0             0              0             0             0
November 25, 2032........          52              0             0              0             0             0
November 25, 2033........          36              0             0              0             0             0
November 25, 2034........          19              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        27.02         10.36          7.03           5.33          4.56          4.41
Weighted Average Life
(years) to Optional
Termination(2)(3)........        26.93          9.55          6.42           4.85          4.18          4.11

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-3
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......        100%           100%          100%           100%          100%          100%
November 25, 2006........        100            100           100            100           100           100
November 25, 2007........        100            100           100            100           100           100
November 25, 2008........        100            100           100            100           100           100
November 25, 2009........        100            100            79             55            36            24
November 25, 2010........        100             93            62             40            24            14
November 25, 2011........        100             80            49             29            16             9
November 25, 2012........        100             68            39             21            11             0
November 25, 2013........        100             58            30             15             7             0
November 25, 2014........        100             49            24             11             0             0
November 25, 2015........        100             42            19              8             0             0
November 25, 2016........        100             35            15              3             0             0
November 25, 2017........        100             30            12              0             0             0
November 25, 2018........        100             25             9              0             0             0
November 25, 2019........        100             21             7              0             0             0
November 25, 2020........        100             18             *              0             0             0
November 25, 2021........        100             15             0              0             0             0
November 25, 2022........        100             13             0              0             0             0
November 25, 2023........        100             10             0              0             0             0
November 25, 2024........        100              9             0              0             0             0
November 25, 2025........        100              7             0              0             0             0
November 25, 2026........        100              1             0              0             0             0
November 25, 2027........        100              0             0              0             0             0
November 25, 2028........        100              0             0              0             0             0
November 25, 2029........         92              0             0              0             0             0
November 25, 2030........         80              0             0              0             0             0
November 25, 2031........         67              0             0              0             0             0
November 25, 2032........         52              0             0              0             0             0
November 25, 2033........         36              0             0              0             0             0
November 25, 2034........         19              0             0              0             0             0
November 25, 2035........          0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       27.02         10.31          6.99           5.29          4.46          4.20
Weighted Average Life
(years) to Optional
Termination(2)(3)........       26.93          9.55          6.42           4.84          4.11          3.92

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-4
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100           100           100
November 25, 2009........         100            100            79             55            36            24
November 25, 2010........         100             93            62             40            24            14
November 25, 2011........         100             80            49             29            16             9
November 25, 2012........         100             68            39             21            11             0
November 25, 2013........         100             58            30             15             5             0
November 25, 2014........         100             49            24             11             0             0
November 25, 2015........         100             42            19              8             0             0
November 25, 2016........         100             35            15              0             0             0
November 25, 2017........         100             30            12              0             0             0
November 25, 2018........         100             25             9              0             0             0
November 25, 2019........         100             21             4              0             0             0
November 25, 2020........         100             18             0              0             0             0
November 25, 2021........         100             15             0              0             0             0
November 25, 2022........         100             13             0              0             0             0
November 25, 2023........         100             10             0              0             0             0
November 25, 2024........         100              9             0              0             0             0
November 25, 2025........         100              3             0              0             0             0
November 25, 2026........         100              0             0              0             0             0
November 25, 2027........         100              0             0              0             0             0
November 25, 2028........         100              0             0              0             0             0
November 25, 2029........          92              0             0              0             0             0
November 25, 2030........          80              0             0              0             0             0
November 25, 2031........          67              0             0              0             0             0
November 25, 2032........          52              0             0              0             0             0
November 25, 2033........          36              0             0              0             0             0
November 25, 2034........          19              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        27.01         10.26          6.94           5.24          4.40          4.08
Weighted Average Life
(years) to Optional
Termination(2)(3)........        26.93          9.55          6.42           4.82          4.07          3.82

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-5
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100           100           100
November 25, 2009........         100            100            79             55            36            24
November 25, 2010........         100             93            62             40            24            14
November 25, 2011........         100             80            49             29            16             7
November 25, 2012........         100             68            39             21            11             0
November 25, 2013........         100             58            30             15             0             0
November 25, 2014........         100             49            24             11             0             0
November 25, 2015........         100             42            19              2             0             0
November 25, 2016........         100             35            15              0             0             0
November 25, 2017........         100             30            12              0             0             0
November 25, 2018........         100             25             8              0             0             0
November 25, 2019........         100             21             0              0             0             0
November 25, 2020........         100             18             0              0             0             0
November 25, 2021........         100             15             0              0             0             0
November 25, 2022........         100             13             0              0             0             0
November 25, 2023........         100             10             0              0             0             0
November 25, 2024........         100              5             0              0             0             0
November 25, 2025........         100              0             0              0             0             0
November 25, 2026........         100              0             0              0             0             0
November 25, 2027........         100              0             0              0             0             0
November 25, 2028........         100              0             0              0             0             0
November 25, 2029........          92              0             0              0             0             0
November 25, 2030........          80              0             0              0             0             0
November 25, 2031........          67              0             0              0             0             0
November 25, 2032........          52              0             0              0             0             0
November 25, 2033........          36              0             0              0             0             0
November 25, 2034........          19              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        27.01         10.18          6.89           5.18          4.33          3.96
Weighted Average Life
(years) to Optional
Termination(2)(3)........        26.93         9.55           6.42           4.81          4.04          3.73

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-6
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100           100           100
November 25, 2009........         100            100            79             55            36            24
November 25, 2010........         100             93            62             40            24            14
November 25, 2011........         100             80            49             29            16             0
November 25, 2012........         100             68            39             21             9             0
November 25, 2013........         100             58            30             15             0             0
November 25, 2014........         100             49            24             11             0             0
November 25, 2015........         100             42            19              0             0             0
November 25, 2016........         100             35            15              0             0             0
November 25, 2017........         100             30            12              0             0             0
November 25, 2018........         100             25             0              0             0             0
November 25, 2019........         100             21             0              0             0             0
November 25, 2020........         100             18             0              0             0             0
November 25, 2021........         100             15             0              0             0             0
November 25, 2022........         100             13             0              0             0             0
November 25, 2023........         100              6             0              0             0             0
November 25, 2024........         100              0             0              0             0             0
November 25, 2025........         100              0             0              0             0             0
November 25, 2026........         100              0             0              0             0             0
November 25, 2027........         100              0             0              0             0             0
November 25, 2028........         100              0             0              0             0             0
November 25, 2029........          92              0             0              0             0             0
November 25, 2030........          80              0             0              0             0             0
November 25, 2031........          67              0             0              0             0             0
November 25, 2032........          52              0             0              0             0             0
November 25, 2033........          36              0             0              0             0             0
November 25, 2034........          19              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        27.00         10.09          6.81           5.13          4.25          3.86
Weighted Average Life
(years) to Optional
Termination(2)(3)........        26.93          9.55          6.42           4.81          4.00          3.67

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-7
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......        100%           100%          100%           100%          100%          100%
November 25, 2006........        100            100           100            100           100           100
November 25, 2007........        100            100           100            100           100           100
November 25, 2008........        100            100           100            100           100           100
November 25, 2009........        100            100            79             55            36            24
November 25, 2010........        100             93            62             40            24            14
November 25, 2011........        100             80            49             29            16             0
November 25, 2012........        100             68            39             21             0             0
November 25, 2013........        100             58            30             15             0             0
November 25, 2014........        100             49            24              0             0             0
November 25, 2015........        100             42            19              0             0             0
November 25, 2016........        100             35            15              0             0             0
November 25, 2017........        100             30             2              0             0             0
November 25, 2018........        100             25             0              0             0             0
November 25, 2019........        100             21             0              0             0             0
November 25, 2020........        100             18             0              0             0             0
November 25, 2021........        100             15             0              0             0             0
November 25, 2022........        100              7             0              0             0             0
November 25, 2023........        100              0             0              0             0             0
November 25, 2024........        100              0             0              0             0             0
November 25, 2025........        100              0             0              0             0             0
November 25, 2026........        100              0             0              0             0             0
November 25, 2027........        100              0             0              0             0             0
November 25, 2028........        100              0             0              0             0             0
November 25, 2029........         92              0             0              0             0             0
November 25, 2030........         80              0             0              0             0             0
November 25, 2031........         67              0             0              0             0             0
November 25, 2032........         52              0             0              0             0             0
November 25, 2033........         36              0             0              0             0             0
November 25, 2034........         19              0             0              0             0             0
November 25, 2035........          0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...       26.99          9.97          6.72           5.05          4.18          3.76
Weighted Average Life
(years) to Optional
Termination(2)(3)........       26.93          9.55          6.42           4.80          3.99          3.62

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                  Class M-8
                                                             Prepayment Scenario
                                ------------------------------------------------------------------------------
     Distribution Date            I             II            III             IV            V             VI
-------------------------       ------         ------        ------         ------        ------        ------
Initial Percentage.......         100%           100%          100%           100%          100%          100%
November 25, 2006........         100            100           100            100           100           100
November 25, 2007........         100            100           100            100           100           100
November 25, 2008........         100            100           100            100           100           100
November 25, 2009........         100            100            79             55            36            24
November 25, 2010........         100             93            62             40            24             2
November 25, 2011........         100             80            49             29             9             0
November 25, 2012........         100             68            39             21             0             0
November 25, 2013........         100             58            30              5             0             0
November 25, 2014........         100             49            24              0             0             0
November 25, 2015........         100             42            19              0             0             0
November 25, 2016........         100             35             3              0             0             0
November 25, 2017........         100             30             0              0             0             0
November 25, 2018........         100             25             0              0             0             0
November 25, 2019........         100             21             0              0             0             0
November 25, 2020........         100             16             0              0             0             0
November 25, 2021........         100              4             0              0             0             0
November 25, 2022........         100              0             0              0             0             0
November 25, 2023........         100              0             0              0             0             0
November 25, 2024........         100              0             0              0             0             0
November 25, 2025........         100              0             0              0             0             0
November 25, 2026........         100              0             0              0             0             0
November 25, 2027........         100              0             0              0             0             0
November 25, 2028........         100              0             0              0             0             0
November 25, 2029........          92              0             0              0             0             0
November 25, 2030........          80              0             0              0             0             0
November 25, 2031........          67              0             0              0             0             0
November 25, 2032........          52              0             0              0             0             0
November 25, 2033........          36              0             0              0             0             0
November 25, 2034........          19              0             0              0             0             0
November 25, 2035........           0              0             0              0             0             0
Weighted Average Life
(years) to Maturity(2)...        26.96          9.77          6.57           4.92          4.06          3.64
Weighted Average Life
(years) to Optional
Termination(2)(3)........        26.93          9.55          6.42           4.79          3.96          3.57

----------
(1) Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2) The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.
(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

      There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of CPR reflected in the Prepayment Scenarios indicated in the tables above, or to any other level, or that the actual weighted average lives of the Class A and Mezzanine Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the table with respect to the weighted average lives of the Class A and Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment, Index or One-Month LIBOR level assumptions.

      The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index or One-Month LIBOR will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index or One-Month LIBOR is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

      If the Overcollateralized Amount and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to that class of Certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. Once a Realized Loss is allocated to a Mezzanine Certificate, such written down amount will not bear interest and will not be reinstated (except in the case of Subsequent Recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of such Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement, the Interest Rate Swap Provider and the Swap Account" in this prospectus supplement.

      The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or on any Distribution Date on which a Trigger Event is in effect (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero).

      As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield and Maturity Considerations" in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4 (the "Certificates") will consist of twenty classes of certificates, designated as: (i) the Class A-1A1, Class A-1A2, Class A-1A3 (collectively the "Class A-1A Certificates") and Class A-1B Certificates (together with the Class A-1A Certificates, the "Group I Certificates"), (ii) the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the "Group II Certificates" and together with the Group I Certificates, the "Class A Certificates"); (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the "Mezzanine
Certificates"); (iv) the Class CE Certificates (together with the Mezzanine Certificates, the "Subordinate Certificates"); (v) the Class P Certificates; and
(vii) the Class R and Class R-X Certificates (together the "Residual Certificates"). Only the Class A Certificates and Mezzanine Certificates are offered hereby (the "Offered Certificates"). The Class CE, Class P and Residual Certificates are not offered by this prospectus supplement. Such certificates may be delivered to the Seller as partial consideration for the Mortgage Loans or alternatively, the Depositor may sell all or a portion of such certificates to one or more third-party investors.

      Distributions on the Class A and Mezzanine Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in December 2005 (each, a "Distribution Date").

      The Class A-1B Certificates (the "Insured Certificates") will have the benefit of an irrevocable financial guaranty insurance policy issued by the Certificate Insurer for the benefit of the holders of the Insured Certificates, pursuant to which the Certificate Insurer will guarantee certain distributions to such certificateholders as described herein.

      The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of the mortgage pool and funds deposited by the Depositor in the Pre-Funding Accounts and the Interest Coverage Accounts, if any, as of the Closing Date. Each class of Class A and Mezzanine Certificates will have the approximate original Certificate Principal Balances as set forth in the table under "Summary of Prospectus Supplement --The Certificates" in this prospectus supplement. The Pass-Through Rates on the Class A and Mezzanine Certificates will be calculated for each Distribution Date as described under "--Pass-Through Rates" below.

      The Class A, Mezzanine and Class CE Certificates evidence the following initial undivided interests in the Trust:

                          Class      Percentage Interest (1)
                       ---------------------------------------
                            A               84.10%
                           M-1               4.70%
                           M-2               2.30%
                           M-3               1.25%
                           M-4               1.20%
                           M-5               1.15%
                           M-6               0.85%
                           M-7               0.90%
                           M-8               0.85%
                           CE                2.70%

            ----------
            (1)   Approximate

      The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the Class A and Mezzanine Certificates is terminated, then any definitive certificates issued in respect of the Class A and Mezzanine Certificates will be transferable and exchangeable at the offices of the Trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All distributions to holders of the Certificates will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive certificates are issued. The "Record Date" for each Distribution Date
(i) with respect to any book-entry certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any definitive certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account of each certificateholder specified in writing to the Trustee at least five business days prior to the relevant Record Date by such holder of Certificates or, if such instructions are not received, then by check mailed to the address of each such certificateholder as it appears in the Certificate Register. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the offices of the Trustee designated for such purposes or such other location specified in the notice to certificateholders of such final distribution. As of the Closing Date, the Trustee designates the office of its agent located at c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attn: Transfer Unit for such purposes.

Book-Entry Certificates

      The Class A and Mezzanine Certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the Class A and Mezzanine Certificates, or certificate owners, will hold the Class A and Mezzanine Certificates through DTC in the United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. See "Description of the Securities--Book Entry Certificates" in the prospectus.

Pass-Through Rates

      The "Pass-Through Rate" on any Distribution Date with respect to each class of Class A and Mezzanine Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Pass-Through Rate for such
Distribution Date. With respect to the Class A and Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

      The "Formula Rate" for each class of Class A and Mezzanine Certificates will be the lesser of (a) One-Month LIBOR determined as described under "--Calculation of One-Month LIBOR" in this prospectus supplement plus the related Certificate Margin and (b) the related Maximum Cap Rate.

      The "Certificate Margin" with respect to each class of Class A and Mezzanine Certificates will be the percentages set forth below.

                                           Certificate Margin
                                     -----------------------------
                  Class               (1) (%)             (2) (%)
                 -------             ---------           ---------
                  A-1A1                0.120               0.240
                  A-1A2                0.250               0.500
                  A-1A3                0.360               0.720
                   A-1B                0.230               0.460
                   A-2A                0.140               0.280
                   A-2B                0.190               0.380
                   A-2C                0.300               0.600
                   A-2D                0.380               0.760
                   M-1                 0.500               0.750
                   M-2                 0.600               0.900
                   M-3                 0.660               0.990
                   M-4                 0.760               1.140
                   M-5                 1.000               1.500
                   M-6                 1.650               2.475
                   M-7                 2.000               3.000
                   M-8                 2.500               3.750

      ----------

      (1) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.

      (2)   For each other Interest Accrual Period.

      The "Net WAC Pass-Through Rate" for any Distribution Date with respect to

      (a) each class of Group I Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the Trustee Fee and the Servicing Fee payable with respect to the Group I Mortgage Loans for such Distribution Date, an amount equal to the Group I Net WAC Allocation Percentage of any Net Swap Payments or Swap Termination Payment, if any, payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) and solely with respect to the Class A-1B Certificates, minus the premium payable to the Certificate Insurer and (ii) any amount withdrawn from the Interest Coverage Account, if any, relating to loan group I for such Distribution Date and the denominator of which is the sum of
(i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period and (ii) any amount on deposit in the Group I Pre-Funding Account, and (y) 12;

      (b) each class of Group II Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the Trustee Fee and the Servicing Fee payable with respect to the Group II Mortgage Loans for such Distribution Date and an amount equal to the Group II Net WAC Allocation Percentage of any Net Swap Payments or Swap Termination Payment, if any, payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) and (ii) any amount withdrawn from the Interest Coverage Account, if any, relating to loan group II for such Distribution Date and the denominator of which is the sum of (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period and (ii) any amount on deposit in the Group II Pre-Funding Account, and (y) 12; and

      (c) each class of Mezzanine Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for the Group I

Certificates (calculated for this purpose without regard to the premium payable to the Certificate Insurer) and the Net WAC Pass-Through Rate for the Group II Certificates.

      The "Group I Net WAC Allocation Percentage" for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amount remaining on deposit in the Group I Pre-Funding Account and the denominator of which will be (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Pre-Funding Accounts.

      The "Group II Net WAC Allocation Percentage" for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be
(x) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amount remaining on deposit in the Group II Pre-Funding Account and the denominator of which will be (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Pre-Funding Accounts.

      The "Maximum Cap Rate" for any Distribution Date with respect to

      (a) each class of Group I Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans minus the Group I Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment, if any, payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) and solely with respect to the Class A-1B Certificates, minus the premium payable to the Certificate Insurer, plus an amount, expressed as a per annum rate, equal to any Net Swap Payment made by the Interest Rate Swap Provider divided by the outstanding principal balance of the Mortgage Loans;

      (b) each class of Group II Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans minus the Group II Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment, if any, payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event), plus an amount, expressed as a per annum rate, equal to any Net Swap Payment made by the Interest Rate Swap Provider divided by the outstanding principal balance of the Mortgage Loans; and

      (c) each class of Mezzanine Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of the Maximum Cap Rate for the Group I Certificates (calculated for this purpose without regard to the premium payable to the Certificate Insurer) and the Maximum Cap Rate for the Group II Certificates.

      The "Expense Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate (or the Mortgage Rate for such Mortgage Loan in the case of any fixed-rate Mortgage Loans) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

      The Pass-Through Rates on the Class A and Mezzanine Certificates for the Interest Accrual Period beginning on a Distribution Date, to the extent they have been determined, and for the immediately preceding Interest Accrual Period will be made available via the Trustee's internet website, together with the monthly statements required by the Pooling and Servicing Agreement. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

Net WAC Rate Carryover Amounts

      On the Closing Date, the Trustee will establish a segregated trust account (the "Net WAC Rate Carryover Reserve Account") from which distributions in respect of Net WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of the Available Funds as described under "--Overcollateralization Provisions" in this prospectus supplement, the Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Class A and Mezzanine Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account:

      first, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount on a pro rata basis based on such respective Net WAC Rate Carryover Amounts; and

      second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the related Net WAC Rate Carryover Amount.

The Interest Rate Swap Agreement, the Interest Rate Swap Provider and the Swap Account

The Interest Rate Swap Agreement and the Interest Rate Swap Provider

      On or before the Closing Date, the Trustee on behalf of the Trust will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Interest Rate Swap Provider"). The Interest Rate Swap Provider is rated "AAA" by S&P and "Aaa" by Moody's Investors Service, Inc. On each Distribution Date, the Trustee, as Swap Administrator pursuant to a Swap Administration Agreement (as further described below), will deposit into a segregated trust account (the "Swap Account") certain amounts, if any, received from the Interest Rate Swap Provider from which distributions in respect of Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Swap Account will be an asset of the Trust but not of any REMIC.

      Under the Interest Rate Swap Agreement, on each Distribution Date, the Trust will be obligated to pay to the Interest Rate Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed amount equal to the product of (x) 4.637%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, 33), and the denominator of which is 360 (the "Fixed Swap Payment"), and the Interest Rate Swap Provider will be obligated to pay to the Trustee a floating amount equal to the product of (x)  one-month  LIBOR  (as  determined  pursuant  to the  Interest  Rate Swap
Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Trust, to the Interest Rate Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Interest Rate Swap Provider to the Trust to the extent that the floating amount exceeds the corresponding fixed amount.

      The  "Base  Calculation   Amount"  is  set  forth  with  respect  to  each
Distribution Date on Annex IV (which will be substantially the same schedule attached to the Interest Rate Swap Agreement). The initial Base Calculation

Amount will be approximately $10,000,000. The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in April 2010 unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

      The respective obligations of the Interest Rate Swap Provider and the Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o "Failure to Pay or Deliver," (as amended in the Interest Rate Swap Agreement)

      o     "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

      o "Merger without Assumption" (but only with respect to the Interest Rate Swap Provider),

      as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

      "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the Interest Rate Swap Provider as merging party) (which generally relates to the Interest Rate Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, if the Interest Rate Swap Provider fails to comply with the Downgrade Provisions (as defined below), such failure would constitute an "Additional Termination Event."

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including an Additional Termination Event), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the Trust or the Interest Rate Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Interest Rate Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Distribution

Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders.

      Upon a Swap Early Termination, the Trustee, at the direction of the Depositor and with the consent of the Certificate Insurer and the NIMS Insurer, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trust receives a Swap Termination Payment from the Interest Rate Swap Provider, the Trust will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a Swap Termination Payment to the Interest Rate Swap Provider, the Trust will apply all or a portion of any amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Interest Rate Swap Provider.

      A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is the sole Affected Party, will be a "Swap Provider Trigger Event."

      If the Interest Rate Swap Provider's long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Interest Rate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) obtain a substitute swap provider acceptable to the Rating Agencies, the Certificate Insurer and the NIMS Insurer that will assume the obligations of the Interest Rate Swap Provider under the Interest Rate Swap Agreement, (2) obtain a guaranty or contingent agreement of the Interest Rate Swap Provider's obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies and the Certificate Insurer or (3) establish any other arrangement sufficient to restore the credit rating of the Class A and Mezzanine Certificates and any notes insured by the NIMS Insurer, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions").

      The Trust will not be subject to any gross-up on its payments to the Interest Rate Swap Provider on account of any tax withholding.

The Swap Administration Agreement and Swap Account

      The Interest Rate Swap Agreement will be administered by Deutsche Bank National Trust Company as Swap Administrator pursuant to a swap administration agreement (the "Swap Administration Agreement"). Any Net Swap Payments made by the Interest Rate Swap Provider will be distributed in accordance with the Swap Administration Agreement. The Swap Administrator will be required to deposit into the Swap Account an amount equal to any remaining and unpaid Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the Overcollateralization Target Amount on the Class A and Mezzanine Certificates, up to any Net Swap Payment received by the Swap Administrator from the Interest Rate Swap Provider. Any excess amounts received by the Swap Administrator will be paid to Ameriquest Mortgage Company or its designee.

      Net Swap Payments and Swap Termination Payments payable by the Trust (other than termination payments resulting from a Swap Provider Trigger Event) will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Interest Rate Swap Provider.

      On  each  Distribution  Date,  to  the  extent  required,   following  the
distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account as described in "--Net WAC Rate Carryover Amounts", the Trustee will withdraw from amounts in the Swap Account to distribute to the Class A and Mezzanine Certificates in the following order of priority:

      first, to the Interest Rate Swap Provider, any Net Swap Payment owed to the Interest Rate Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

      second, to the Interest Rate Swap Provider, any Swap Termination Payment owed to the Interest Rate Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

      third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts,

      fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

      fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

      sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account;

      seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under "--Overcollateralization Provisions;" and eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow.

      In the event that the Trust receives a Swap Termination Payment, and a successor swap provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

      In the event that the Trustee fails to pay any Net Swap Payment owed to the Swap Provider and such failure to pay is not related to insufficient funds in the Distribution Account or Swap Account and such failure to pay would, pursuant to the terms of the Interest Rate Swap Agreement, cause a Swap Termination Payment to be owed to the Swap Provider, the Certificate Insurer may, on behalf of the Trustee and after consultation with the Trustee and the Depositor, pay such Net Swap Payment owed to the Swap Provider.

Calculation of One-Month LIBOR

      With respect to each Interest Accrual Period (other than the first Interest Accrual Period) and the Class A and Mezzanine Certificates, on the second business day preceding such Interest Accrual Period (each such date, an "Interest Determination Date"), the Trustee will determine one-month LIBOR for the next Interest Accrual Period. With respect to the first Interest Accrual Period, on the Closing Date, the Trustee will determine one-month LIBOR for such Interest Accrual Period based on the information available on the second business day preceding the

Closing Date. "One-Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and
(y) the Reserve Interest Rate.

      As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on Moneyline Telerate (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee (after consultation with the Depositor and the Certificate Insurer) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Seller; and "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee (after consultation with the Depositor and the Certificate Insurer) are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee (after consultation with the Depositor and the Certificate Insurer) are quoting on such Interest Determination Date to leading European banks.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A and Mezzanine Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Interest Distributions

      Holders of the Class A and Mezzanine Certificates will be entitled to receive on each Distribution Date, the applicable Interest Distribution Amount, in the priorities set forth below.

      I. On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

      (i) to the Certificate Insurer, the amount owing to the Certificate Insurer under the insurance agreement for the premium payable in respect of the Insured Certificates;

      (ii) concurrently, to the holders of each class of Group I Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates;

      (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the insurance agreement for reimbursement for prior claims paid under the Policy in respect of the Insured Certificates and any other amounts owing to the Certificate Insurer under the insurance agreement with respect to the Insured Certificates; and

      (iv) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates, to the extent remaining undistributed after the distribution of the Group II Interest Remittance Amount as set forth in clause II below.

      II. On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

      (i) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates;

      (ii) concurrently, to the holders of each class of Group I Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount as set forth in clause I above; and

      (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the insurance agreement for the premium payable in respect of the Insured Certificates, to the extent remaining unpaid after the distributions of the Group I Interest Remittance Amount as set forth in clause I above; and

      (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the insurance agreement for reimbursement for prior claims paid under the Policy in respect of the Insured Certificates and any other amounts owing to the Certificate Insurer under the insurance agreement with respect to the Insured Certificates, to the extent remaining unpaid after the distributions of the Group I Interest Remittance Amount as set forth in clause I above.

      III. On each Distribution Date, following the distributions of interest to the holders of each class of the Class A Certificates and any payments and reimbursements to the Certificate Insurer, to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such class.

      On any Distribution Date, any shortfalls resulting from application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, in each case regardless of which loan group experienced the shortfall, will be allocated first, to reduce the interest accrued on the Class CE Certificates, and thereafter, to reduce the Interest Distribution Amounts with respect to the Class A and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls and the Policy will not cover any such interest shortfalls allocated to the Insured Certificates.

Principal Distributions

      I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group I Certificates (allocated among the classes of Group I Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero;

      (ii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the insurance agreement for reimbursement for prior claims paid under the Policy in respect of the Insured Certificates and any other amounts owing to the Certificate Insurer under the insurance agreement with respect to the Insured Certificates, to the extent not paid pursuant to clauses (I)(iii) and (II)(iv) under "--Interest Distributions"; and

      (iii) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

      II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

      (ii) to the holders of the Group I Certificates (allocated among the classes of Group I Certificates in the priority described below), after taking into account the distribution of the Group I Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

      III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

      IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group I Certificates (allocated among the classes of Group I Certificates in the priority described below), the Senior Group I Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

      (ii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the insurance agreement for reimbursement for prior claims paid under the Policy in respect of the Insured Certificates and any other amounts owing to the Certificate Insurer under the insurance agreement with respect to the Insured Certificates, to the extent not paid pursuant to clauses (I)(iii) and (II)(iv) under "--Interest Distributions"; and

      (iii) to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount as described herein, up to an amount equal to the Senior Group II Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

      V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

      (i) to the holders of the Group II Certificates, the Senior Group II Principal Distribution Amount (allocated among the classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

      (ii) to the holders of the Group I Certificates (allocated among the classes of Group I Certificates in the priority described below), after taking into account the distribution of the Group I Principal Distribution Amount as described herein, up to an amount equal to the Senior Group I Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

      VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

      (i) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (ii) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (iii) to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (iv) to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (v) to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (vi) to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (vii) to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

      (viii) to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

      With respect to the Group I Certificates, all principal distributions will be distributed concurrently, on a pro rata basis to the Class A-1A Certificates and the Class A-1B Certificates. With respect to the Class A-1A Certificates, all principal distributions will be distributed sequentially, to the Class
A-1A1, Class A-1A2 and Class A-1A3 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

      Notwithstanding the foregoing, if on or after the Stepdown Date a Trigger Event is in effect, all principal distributions on the Group I Certificates will be distributed sequentially, to the Class A-1A1, Class A-1A2, Class A-1A3 and Class A-1B Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

      With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the Class A and Mezzanine Certificates consists of subordination, as described below, the Interest Rate Swap Agreement, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" herein. In addition, the Insured Certificates will have the benefit of the Policy.

      The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and to afford such holders protection against Realized Losses.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distributions of interest on the Subordinate Certificates, distributions in respect of interest and prior to distributions of principal on the Subordinate Certificates, distributions in respect of principal, subject to available funds.

      The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

      In addition, the rights of the holders of Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

      The weighted average Expense Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A and Mezzanine Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Class A and Mezzanine Certificates. The Pooling and Servicing Agreement will require that, on each Distribution Date, the Net Monthly Excess Cashflow, if any be distributed as follows:

      first, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Group I Principal Distribution Amount or the Group II Principal Distribution Amount as described under "--Principal Distributions";

      second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 Certificates, in that order, in each case up to the Interest Carry Forward Amount for each such class of Mezzanine Certificates for such Distribution Date;

      third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 Certificates, in that order, in each case up to the Allocated Realized Loss Amount for each such class of Mezzanine Certificates for such Distribution Date;

      fourth, to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required to distribute to the holders of the Class A and Mezzanine Certificates any Net WAC Rate Carryover Amounts for such classes, without taking into account amounts, if any, received under the Interest Rate Swap Agreement;

      fifth, to the Interest Rate Swap Provider, any Swap Termination Payment owed to the Interest Rate Swap Provider triggered by a Swap Provider Trigger Event;

      sixth, to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement; and

      seventh, to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

      On each Distribution Date, after making the distributions of the remainder of the Net Monthly Excess Cashflow as described above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the amounts on deposit therein and will distribute these amounts to the holders of the Class A and Mezzanine Certificates in the order and priority set forth under "--Net WAC Rate Carryover Amounts" herein.

      On each Distribution Date, the Trustee will withdraw from the distribution account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

      In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses could result in an overcollateralization deficiency since such Realized Losses would reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A and Mezzanine Certificates. In such event, the Pooling and Servicing Agreement will require the distribution from Net Monthly Excess Cashflow, if any on such Distribution Date, of an amount equal to the Overcollateralization Increase Amount, which will constitute a principal distribution on the Class A and Mezzanine Certificates in reduction of the Certificate Principal Balances thereof in order to eliminate such overcollateralization deficiency. This will have the effect of accelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount.

      In the event that the Overcollateralization Target Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A and Mezzanine Certificates on such Distribution Date will be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This will have the effect of decelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Distribution Date a Trigger Event is in effect, the Overcollateralization Target Amount will not be permitted to step down on such Distribution Date.

Allocation of Losses; Subordination

      Any Realized Losses on the Mortgage Loans incurred during a Due Period will first, reduce the Net Monthly Excess Cashflow for the related Distribution Date and second, reduce the Overcollateralized Amount, if any, for such Distribution Date. If after all distributions are made by the Trustee on a Distribution Date, the aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates exceeds the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during that Prepayment Period) and (ii) any amounts remaining on deposit in the Pre-Funding Accounts, the amount of such excess will be allocated to reduce the Certificate Principal Balances of the Mezzanine Certificates in reverse numerical order, beginning with the class of Mezzanine Certificates then outstanding with the highest numerical class designation, until the Certificate Principal Balance of each such class has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of any Realized Losses to the Class A or Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios, and with respect to the Insured Certificates if a Certificate Insurer Default occurs, there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

      Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" above or from the Swap Account, according to the priorities set forth under "--The Interest Rate Swap Agreement, the Interest Rate Swap Provider and the Swap Account" above.

      Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and
(ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

      "Subsequent Recoveries" are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

The Policy

      The Certificate Insurer will issue a certificate guaranty insurance policy (referred to as the "Policy" in this prospectus supplement) for the benefit of the Insured Certificates. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

      The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts and Avoided Payments (to the extent described below) to the Trustee on behalf of the holders of the Insured Certificates. The Certificate Insurer will pay Insured Amounts which are due for payment to the Trustee on the later of (1) the Distribution Date the Insured Amount is distributable to the holders of the Insured Certificates under the Pooling and Servicing Agreement, and (2) the business day following the business day the Certificate Insurer shall have received notice by facsimile, simultaneously confirmed by telephone and subsequently confirmed in writing, or written notice delivered to the Certificate Insurer at its office specified in the Policy, from the Trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy a "Notice"); provided that, if such Notice is received after 10:00 AM, New York City time, on such business day, it shall be deemed to be received on the following business day.

      Pursuant to the Policy, the Certificate Insurer will pay any Avoided Payment on the business day next following receipt on a business day by the Certificate Insurer of (i) a certified copy of a final order of a court or other body exercising jurisdiction in an Insolvency Proceeding to the effect that the Trustee or holder of an Insured Certificate, as applicable, is required to return such Avoided Payment paid during the Term of the Policy because such Avoided Payment was avoided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (ii) an assignment (in the form provided in the Policy) properly completed and executed by the holder of an Insured Certificate, irrevocably assigning to the Certificate Insurer all rights and claims of such holder relating to or arising under such Avoided Payment and (iii) a notice (in the form provided in the Policy) appropriately completed and executed by the Trustee; provided that, if such documents are received after 10:00 AM, New York City time on such business day, they will be deemed to be received the following business day. All payments made by the Certificate Insurer in respect of Avoided Payments shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, and not to the Trustee or the holders of the Insured Certificates directly, unless the holder has previously paid such Avoided Payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case the Certificate Insurer will pay the Trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), and (iii) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order

      The Certificate Insurer shall not be obligated to make any payment in respect of any Insured Amount or Avoided Payment representing a payment of principal on the Insured Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal pursuant to the Policy.

      The Certificate Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the Insured Certificates whether or not those funds are properly distributed by the Trustee. Payments of Insured Amounts and policy payments in respect of Avoided Payments will be made only at the times for such payments set forth in the Policy, and no payments which become due on an accelerated basis for any reason, including an optional termination, will be made regardless of any acceleration of the Insured Certificates, unless the Certificate Insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which case the Insured Amounts will include such accelerated payments as, when, and to the extent so elected by the Certificate Insurer).

      For purposes of the Policy, a holder does not and may not include any of the Trustee, the Seller, the Depositor, the Master Servicer or any of their respective affiliates.

      No person other than the Trustee will be entitled to present the Notice.

      The Certificate Insurer will be subrogated to the rights of each holder of the Insured Certificates to the extent of any payment by the Certificate Insurer under the Policy.

      The Certificate Insurer agrees that if it shall be subrogated to the rights of the holders of the Insured Certificates, the rights of subrogation shall be subordinate and junior in right of payment to the prior indefeasible payment in full of any amounts due the holders on account of payments due under the Insured Certificates. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the insurance agreement and the Pooling and Servicing Agreement.

      The Policy will not cover Net WAC Rate Carryover Amounts, Prepayment Interest Shortfalls or any shortfalls resulting from the application of the Relief Act or similar state laws allocated to the Insured Certificates, nor does the Policy guarantee to the holders of the Insured Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust, any certificateholder any REMIC or any other party for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor any risk other than Nonpayment of Scheduled Payments, including the failure of the Trustee to make any distribution required under the Pooling and Servicing Agreement to the holders of the Insured Certificates. In addition, the Policy does not cover the failure of the Interest Rate Swap Provider to make required payments in respect of the Swap Agreement.

      The following terms have the following meanings under the Policy:

      "Avoided Payment" means with respect to the Insured Certificates, any payment of principal or interest previously distributed to a holder of an Insured Certificate by or on behalf of the Trust formed pursuant to the Pooling and Servicing Agreement that is voided as a result of any Insolvency Proceeding and which is returned by a holder of Insured Certificates as required by a final, nonappealable order of a court of competent jurisdiction.

      "Class A-1B Certificate Deficiency Amount" means, with respect to the Insured Certificates, as of any Distribution Date, the sum of the following amounts, in each case after giving effect to distributions made on the Insured Certificates on such Distribution Date from sources other than the Policy:

            (i) the excess of (A) the Senior Interest Distribution Amount on the Insured Certificates and such Distribution Date over (B) the sum of (i) the amount of Available Funds allocated to pay such Senior Interest Distribution Amount pursuant to the Pooling and Servicing Agreement and
      (ii) any amounts allocated to pay such Senior Interest Distribution Amount shortfall from amounts on deposit in the Swap Account; and

            (ii) the Certificate Principal Balance of the Insured Certificates on its Final Scheduled Distribution Date.

      "Final Scheduled Distribution Date" means the Distribution Date occurring in February 2036.

      "Insolvency Proceeding" means the commencement after the Closing Date of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the date hereof, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

      "Insured Amounts" means, with respect to any Distribution Date and the Insured Certificates, that portion of the Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Distribution Date (which shall be equal to the amount of any related Class A-1B Certificate Deficiency Amount).

      "Insured Certificates" means the Class A-1B Certificates.

      "Insured Payments" means, with respect to any Distribution Date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of Insured Amounts for a Distribution Date.

      "Nonpayment" means, with respect to any Distribution Date, the failure of the trustee to receive in full, in accordance with the terms of the Pooling and Servicing Agreement, funds legally available to pay all or a portion of the Scheduled Payment that is due for payment with respect to such Distribution Date.

      "Reimbursement  Amount"  means,  as to any  Distribution  Date, the sum of
(x)(i) all Insured Payments and Avoided Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on such Insured Payments and Avoided Payments not previously repaid calculated at the rate set forth in the insurance agreement, from the date the Trustee received the related Insured Payments or the date such Insured Payments or Avoided Payments, and (y) without duplication (i) any amounts then due and owing to the Certificate Insurer under the insurance agreement, but for which the Certificate Insurer has not been paid or reimbursed prior to such Distribution Date plus (ii) interest on such amounts at the rate set forth in the insurance agreement.

      "Scheduled Payment" means, with respect to any Distribution Date with respect to the Insured Certificates during the Term of the Policy, (i) the Senior Interest Distribution Amount due and payable in respect of the Insured Certificates on such Distribution Date and (ii) for the Final Scheduled Distribution Date, the Certificate Principal Balance of the Insured Certificates outstanding on such Distribution Date, in each case, in accordance with the original terms of the Insured Certificates and the Pooling and Servicing Agreement when the Insured Certificates were issued and without regard to any subsequent amendment or modification of the Insured Certificates or the Pooling and Servicing Agreement that has not been consented to in writing by the Certificate Insurer. Notwithstanding the foregoing, "Scheduled Payments" shall in no event include payments which become due on an accelerated basis as a result of any optional termination, in whole or in part, or any other cause, unless the Certificate Insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which event Scheduled Payments shall include such accelerated payments as, when, and to the extent so elected by the Certificate Insurer). In the event that the Certificate Insurer does not make such election, "Scheduled Payments" shall include payments due in accordance with the original scheduled terms of the Insured Certificates without regard to any acceleration. In addition, "Scheduled Payments" shall not include, nor shall coverage be provided under the Policy in respect of, (i) any amounts due in respect of the Insured Certificates attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Insured Certificates, or by reason of any deterioration of the creditworthiness of the Trust, (ii) any Relief Act Interest Shortfalls, (iii) any Net WAC Rate Carryover Amounts, (iv) any Prepayment Interest Shortfalls or (v) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to any holder or owner of an Insured Certificate.

      "Term of the Policy" means the period from and including the closing date to and including the first date on which (i) all Scheduled Payments have been paid that are required to be paid under the Pooling and Servicing Agreement;
(ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above, a final and nonappealable order in resolution of each such proceeding has been entered; provided, further, that if the holders of Insured Certificates are required to return any Avoided Payment as a result of such Insolvency Proceeding, then the Term of the Policy shall terminate on the date on which the Certificate Insurer has made all payments required to be made under the terms of the Policy in respect of all such Avoided Payments.

      The Policy is issued under and will be construed under, the laws of the State of New York.

      THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW DOES NOT COVER THE POLICY. THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631 OF THE FLORIDA INSURANCE CODE DOES NOT COVER THE POLICY. IN THE EVENT THAT THE CERTIFICATE INSURER WERE TO BECOME INSOLVENT, THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO ARTICLE 14.2 OF CHAPTER 1 OF PART 2 OF DIVISION I OF THE CALIFORNIA INSURANCE CODE EXCLUDES FROM COVERAGE ANY CLAIMS ARISING UNDER THIS POLICY.

      The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Insured Certificates.

      The Policy and the obligations of the Certificate Insurer thereunder will terminate without any action on the part of the Certificate Insurer or any other person on the last date of the Term of the Policy. Upon termination of the Policy, the Trustee is required to deliver the original of the Policy to the Certificate Insurer.

Definitions

      An "Allocated Realized Loss Amount" with respect to any class of the Mezzanine Certificates and any Distribution Date will be an amount equal to (x) the sum of any Realized Loss allocated to that class of Certificates on the Distribution Date as described above in "--Allocation of Losses; Subordination" and any Allocated Realized Loss Amount for that class remaining undistributed from the previous Distribution Date minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

      The "Available Funds" for any Distribution Date will be equal to the sum, net of amounts reimbursable or payable therefrom to the Master Servicer, the Trustee or the Interest Rate Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event), of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fee and the Trustee Fee for such Distribution Date, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases or purchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period, (iii) proceeds from the purchase of the Mortgage Loans due to the optional termination of the Trust,
(iv) all Advances with respect to the Mortgage Loans received for such Distribution Date, (v) any Compensating Interest paid by the Master Servicer,
(vi) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans and (vii) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts required to be withdrawn by the Trustee from the Interest Coverage Accounts, if any, for distribution on the Certificates. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the Class A and Mezzanine Certificates.

      A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction.

      A "Certificate Insurer Default" will occur in the event the Certificate Insurer fails to make a payment due under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

      The "Certificate Principal Balance" of the Class A, Mezzanine and Class P Certificates as of any date of determination will be equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries). The "Certificate Principal Balance" of the Class CE Certificates as of any date of determination will be equal to the excess, if any, of (a) the then aggregate principal balance of the Mortgage Loans and any amounts on deposit in the Pre-Funding Accounts over (b) the then aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates.

      The "Class A Principal Distribution Amount" will be an amount equal to the sum of (i) the Senior Group I Principal Distribution Amount and (ii) the Senior Group II Principal Distribution Amount.

      The "Class M-1 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 77.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004.

      The "Class M-2 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004.

      The "Class M-3 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004.

      The "Class M-4 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date),  (iv) the  Certificate  Principal  Balance of the Class M-3  Certificates
(after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004.

      The "Class M-5 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date),  (iv) the  Certificate  Principal  Balance of the Class M-3  Certificates
(after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004.

      The "Class M-6 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date),  (iv) the  Certificate  Principal  Balance of the Class M-3  Certificates
(after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the

Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004

      The "Class M-7 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date),  (iv) the  Certificate  Principal  Balance of the Class M-3  Certificates
(after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date),  (vi) the  Certificate  Principal  Balance of the Class M-5  Certificates
(after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004.

      The "Class M-8 Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date),  (iv) the  Certificate  Principal  Balance of the Class M-3  Certificates
(after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date),  (vi) the  Certificate  Principal  Balance of the Class M-5  Certificates
(after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $15,714,004.

      The "Credit Enhancement Percentage" for any Distribution Date and for any class of Certificates will be the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the classes of Certificates with a lower distribution priority than such class, in each case calculated after distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans plus amounts on deposit in the Pre-Funding Accounts, calculated after taking into account distributions of principal on the Mortgage Loans during the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period).

      A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

      A "Deficient Valuation" with respect to any Mortgage Loan is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

      The "Delinquency Percentage" with respect to any Distribution Date is the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Properties have been acquired by the Trust and Mortgage Loans discharged due to bankruptcy) by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

      The "Determination Date" with respect to any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a business day, the business day immediately preceding such 10th day.

      The "Due Period" with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

      The "Expense Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

      The "Group I Allocation Percentage" for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which will be (y) the Principal Remittance Amount for such Distribution Date.

      The "Group I Interest Remittance Amount" for any Distribution Date will be that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans or withdrawn from the Group I Interest Coverage Account, if any, minus an amount equal to the Group I Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment (other than termination payments resulting from a Swap Provider Trigger Event) paid to the Interest Rate Swap Provider.

      The "Group I Principal Distribution Amount" for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing

Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans; (iv) in the case of the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-Funding Account and not used by the Trustee to purchase Subsequent Group I Mortgage Loans and (v) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (vi) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

      The "Group I Principal Remittance Amount" for any Distribution Date will be the sum of the amounts described in clauses (i) through (iv) of the definition of Group I Principal Distribution Amount.

      The "Group II Allocation Percentage" for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which will be (y) the Principal Remittance Amount for such Distribution Date.

      The "Group II Interest Remittance Amount" for any Distribution Date will be that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans or withdrawn from the Group II Interest Coverage Account, if any, minus an amount equal to the Group II Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment (other than termination payments resulting from a Swap Provider Trigger Event) paid to the Interest Rate Swap Provider.

      The "Group II Principal Distribution Amount" for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period;
(iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans;
(iv) in the case of the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-Funding Account and not used by the Trustee to purchase Subsequent Group II Mortgage Loans and (v) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (vi) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

      The "Group II Principal Remittance Amount" for any Distribution Date will be the sum of the amounts described in clauses (i) through (iv) of the definition of Group II Principal Distribution Amount.

      The "Interest Accrual Period" for any Distribution Date and the Class A and Mezzanine Certificates will be the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing
Date) and ending on the day preceding such Distribution Date, and all distributions of interest on the Class A and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

      The "Interest Carry Forward Amount" with respect to any class of Class A and Mezzanine Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for such class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Certificates in respect of interest on such immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Certificates remaining undistributed from the previous Distribution Date plus interest accrued thereon at the related Pass-Through Rate on such Certificates for the most recently ended Interest

Accrual Period. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, to the extent not distributed from Net Monthly Excess Cashflow or the Interest Rate Swap Agreement on such Distribution Date, will be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in "--Overcollateralization Provisions" herein.

      The "Interest Distribution Amount" for the Class A and Mezzanine Certificates of any class on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act, in each case to the extent not allocated to interest accrued on the Class CE Certificates.

      The "Net Monthly Excess Cashflow" for any Distribution Date will be equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (i) the Senior Interest Distribution Amount distributable to the Class A Certificates, (ii) the Interest Distribution Amounts distributable to the holders of the Mezzanine Certificates, (iii) any amount paid to the Certificate Insurer and (iv) the Principal Remittance Amount.

      The "Net WAC Rate Carryover Amount" for any Distribution Date and for any class of Class A and Mezzanine Certificates is an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the related Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the related Formula Rate.

      The "Overcollateralization Increase Amount" with respect to any Distribution Date equals the lesser of (i) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) and (ii) the Net Monthly Excess Cashflow for such Distribution Date.

      The "Overcollateralization Reduction Amount" with respect to any Distribution Date will be the lesser of (A) the Principal Remittance Amount on such Distribution Date or (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

      The "Overcollateralization Target Amount" means, with respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the sum of
(x) approximately 2.70% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amounts,
(ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 5.40% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) approximately $15,714,004 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

      The "Overcollateralized Amount" with respect to any Distribution Date will be the excess, if any, of (a) the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) any amounts remaining on deposit in the Pre-Funding Accounts on that Distribution Date over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

      The "Prepayment Period" with respect to any Distribution Date will be the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing on November 1, 2005) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

      The "Principal Remittance Amount" for any Distribution Date will be the sum of (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

      A "Realized Loss" is (a) the amount of any Bankruptcy Loss or (b) with respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the Mortgage Loan.

      The "Senior Group I Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the excess of (x) the Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.20% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $10,239,739.

      The "Senior Group II Principal Distribution Amount" for any Distribution Date will be an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.20% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,474,265.

      The "Senior Interest Distribution Amount" on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

      The "Stepdown Date" will be the earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in December 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 31.80%.

      A "Trigger Event" is in effect with respect to any Distribution Date on and after the Stepdown Date if:

      (a) the Delinquency Percentage exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Class A and Mezzanine Certificates then outstanding:

                           Class                     Percentage
                  --------------------------       --------------
                    Class A Certificates               49.00%
                    Class M-1 Certificates             69.56%
                    Class M-2 Certificates             87.54%
                    Class M-3 Certificates            101.84%
                    Class M-4 Certificates            120.79%
                    Class M-5 Certificates            147.00%
                    Class M-6 Certificates            175.08%
                    Class M-7 Certificates            219.46%
                    Class M-8 Certificates            288.56%

      or

      (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:

   Distribution Date Occurring In                     Percentage
------------------------------------    ----------------------------------------
 December 2008 through November 2009    2.90%  for  the  first   month  plus  an
                                        additional 1/12th of 1.65% for each month thereafter

 December 2009 through November 2010    4.55%  for  the  first   month  plus  an
                                        additional 1/12th of 1.35% for each month thereafter

 December 2010 through November 2011    5.90%  for  the  first   month  plus  an
                                        additional 1/12th of 0.25% for each month thereafter

    December 2011 and thereafter        6.15%

Mandatory Principal Distributions on Class A Certificates

      One or more classes of Class A Certificates will receive a principal distribution on the Distribution Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in the related Pre-Funding Account on such Distribution Date. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all of the Original Pre-Funded Amounts and that there will be no material amount of principal distribution to the holders of any class of Class A Certificates from the related Pre-Funding Account. It is unlikely, however, that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate Principal Balance identical to the Original Pre-Funded Amounts. Accordingly, a small amount of principal is likely to be distributed on the related Class A Certificates on the Distribution Date immediately following the end of the Funding Period.

Interest Coverage Accounts

      The Trustee may establish for the benefit of the Certificateholders one or more trust accounts (the "Interest Coverage Accounts"), as required in the Pooling and Servicing Agreement and on the Closing Date, the Depositor may deliver to the Trustee for deposit in the Interest Coverage Accounts cash amounts as specified in the Pooling and Servicing Agreement. On each Distribution Date during, and the Distribution Date immediately following, the Funding Period, funds on deposit in the Interest Coverage Accounts, if any, will be applied by the Trustee to cover certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature. Such shortfall may exist during the Funding Period because the interest accruing on the aggregate Principal Balance of the related Mortgage Loans during such period will be less than the amount of interest which would have accrued on the Mortgage Loans if the related Subsequent Mortgage Loans were included in the Trust as of the Closing Date. On the first Distribution Date following the termination of the Funding Period (after the distribution on the

Certificates to be made on such Distribution Date), funds on deposit in the related Interest Coverage Account, if any, to the extent not needed to fund any shortfall of the kind described above, will be released by the Trustee to the Depositor or its designee. The Interest Coverage Accounts, if any, will not be assets of any REMIC.

Advances

      Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date from its own funds (or from funds in the distribution account that are not included in the Available Funds for such Distribution Date or a combination of both) an amount equal to the aggregate of all payments of principal and interest (net of the Servicing Fee) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance" and together, the "Advances"). Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the Master Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

      All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. The Master Servicer may recover at any time from amounts in the collection account the amount of any Advance that the Master Servicer deems nonrecoverable or that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan. In addition, the Master Servicer may, at any time, withdraw from the collection account funds that were not included in the Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made by the Master Servicer. In the event the Master Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

      In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any environmental audit, (iii) any enforcement or judicial proceedings, including foreclosures and (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

      The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer may recover at any time from amounts in the collection account the amount of any Servicing Advance that the Master Servicer deems nonrecoverable or that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan. See "Description of the Certificates--Allocation of Available Funds."

      The Pooling and Servicing Agreement provides that the Master Servicer or the Trustee, on behalf of the Trust, may enter into a facility with any person which provides that such person (an "Advancing Person") may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. Such facility will not require the consent of the certificateholders. Any Advances and/or Servicing Advances made by an Advancing

Person would be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Master Servicer if such advances were funded by the Master Servicer.

                             THE CERTIFICATE INSURER

      The following information has been supplied by the Certificate Insurer for inclusion in this prospectus supplement. None of the Depositor, the Master Servicer, the Originator, the Seller, the Trustee or the Underwritiers makes any representation as to the accuracy or completeness of this information.

      The Certificate Insurer accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurer and its affiliates set forth under this heading. In addition, the Certificate Insurer makes no representation regarding the Insured Certificates or the advisability of investing in the Insured Certificates.

      General

      XL Capital Assurance Inc. (the "Insurer" or "XLCA") is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The Certificate Insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.

      The Certificate Insurer is an indirect wholly owned subsidiary of XL Capital Ltd, a Cayman Islands exempted company ("XL Capital Ltd"). Through its subsidiaries, XL Capital Ltd is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. The ordinary shares of XL Capital Ltd are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: XL). XL Capital Ltd is not obligated to pay the debts of or claims against the Certificate Insurer.

      The Certificate Insurer was formerly known as The London Assurance of America Inc. ("London"), which was incorporated on July 25, 1991 under the laws of the State of New York. On February 22, 2001, XL Reinsurance America Inc. ("XL Re") acquired 100% of the stock of London. XL Re merged its former financial guaranty subsidiary, known as XL Capital Assurance Inc. (formed September 13,
1999) with and into London, with London as the surviving entity. London immediately changed its name to XL Capital Assurance Inc. All previous business of London was 100% reinsured to Royal Indemnity Company, the previous owner at the time of acquisition.

      Reinsurance

      The Certificate Insurer has entered into a facultative quota share reinsurance agreement with XL Financial Assurance Ltd. ("XLFA"), an insurance company organized under the laws of Bermuda, and an affiliate of the Certificate Insurer. Pursuant to this reinsurance agreement, the Certificate Insurer expects to cede up to 90% of its business to XLFA. The Certificate Insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss. Such reinsurance is used by the Certificate Insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy. With respect to any transaction insured by XLCA, the percentage of risk ceded to XLFA may be less than 90% depending on certain factors including, without limitation, whether XLCA has obtained third party reinsurance covering the risk. As a result, there can be no assurance as to the percentage reinsured by XLFA of any given financial guaranty insurance policy issued by XLCA, including the Policy.

      Based on the audited financials of XLFA, as of December 31, 2004, XLFA had total assets, liabilities, redeemable preferred shares and shareholders' equity of $1,173,450,000, $558,655,000, $39,000,000 and $575,795,000, respectively, determined in accordance with generally accepted accounting principles in the United States ("US GAAP"). XLFA's insurance financial strength is rated "Aaa" by Moody's and "AAA" by S&P and Fitch. In addition, XLFA has obtained a financial enhancement rating of "AAA" from S&P.

      The obligations of XLFA to the Certificate Insurer under the reinsurance agreement described above are unconditionally guaranteed by XL Insurance (Bermuda) Ltd ("XLI"), a Bermuda exempted company and one of the world's leading excess commercial insurers. XLI is a wholly owned indirect subsidiary of XL Capital Ltd. In addition to A.M. Best's financial strength rating of "A+" and issuer credit rating of "aa-", XLI's insurance financial strength rating is "Aa2" (as of September 13, 2005, XLI is on review for downgrade) by Moody's, "AA-" by S&P (on September 20, 2005, S&P placed XLI on CreditWatch with negative implications) and "AA-" (Outlook Stable) by Fitch.

      The rating agencies have taken certain actions with respect to XL Capital Ltd and various insurance operating subsidiaries of XL Capital Ltd, as described below. Moody's placed the "A2" senior debt rating of XL Capital Ltd and the other insurance financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) on review for possible downgrade on September 13, 2005. S&P placed the "A" senior debt rating of XL Capital Ltd and the other financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) on CreditWatch with negative implications on September 20, 2005. Fitch downgraded the long term issuer rating of XL Capital Ltd and the insurer financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from "A" to "A-" on October 26, 2005. A.M. Best placed each of XL Capital Group's (which does not include XLCA or XLFA) and XLI's respective financial strength ratings of "A+" and their issuer credit ratings of "aa-" under review with negative implications on September 15, 2005.

      The ratings of XLFA, XLI or any other member of the XL Capital Ltd group of companies are not recommendations to buy, sell or hold securities, including the Insured Certificates and are subject to revision or withdrawal at any time by Moody's, S&P or Fitch.

      Notwithstanding the capital support provided to the Certificate Insurer described in this section, the holders of the Class A-1B Certificates will have direct recourse against the Certificate Insurer only, and neither XLFA nor XLI will be directly liable to the holders of the Class A-1B Certificates.

      Financial Strength and Financial Enhancement Ratings of XLCA

      The Certificate Insurer's insurance financial strength is rated "Aaa" by Moody's and "AAA" by S&P and Fitch. In addition, XLCA has obtained a financial enhancement rating of "AAA" from S&P. These ratings reflect Moody's, S&P's and Fitch's current assessment of the Certificate Insurer's creditworthiness and claims-paying ability as well as the reinsurance arrangement with XLFA described under "Reinsurance" above.

      The above ratings are not recommendations to buy, sell or hold securities, including the Insured Certificates and are subject to revision or withdrawal at any time by Moody's, S&P's or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the Insured Certificates. The Certificate Insurer does not guaranty the market price of the Insured Certificates nor does it guaranty that the ratings on the Insured Certificates will not be revised or withdrawn.

      Capitalization of the Certificate Insurer

      Based on the audited financials of XLCA, as of December 31, 2004, XLCA had total assets, liabilities, and shareholder's equity of $827,815,000, $593,849,000, and $233,966,000, respectively, determined in accordance with U.S. GAAP.

      Based on the audited statutory financial statements for XLCA as of December 31, 2004 filed with the State of New York Insurance Department, XLCA has total admitted assets of $341,937,000, total liabilities of $143,494,000 and total capital and surplus of $198,443,000 determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP").

      Incorporation by Reference of Financials

      For further information concerning XLCA and XLFA, see the financial statements of XLCA and XLFA, and the notes thereto, incorporated by reference in this prospectus supplement. The financial statements of XLCA and XLFA are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the "Commission") by XL Capital Ltd and may be reviewed at the EDGAR website maintained by the Commission. All financial statements of XLCA and XLFA included in, or as exhibits to, documents filed by XL Capital Ltd pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the Insured Certificates, shall be deemed incorporated by reference in this prospectus supplement. Except for the financial statements of XLCA and XLFA, no other information contained in XL Capital Ltd's reports filed with the Commission is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by XLCA are available upon request to the State of New York Insurance Department.

      Regulation of the Certificate Insurer

      The Certificate Insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Certificate Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. The Certificate Insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

      The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

      THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE CERTIFICATE INSURER, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      The principal executive offices of the Certificate Insurer are located at 1221 Avenue of the Americas, New York, New York 10020 and its telephone number at this address is (212) 478-3400.

                         POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission following the initial issuance of the Certificates. In addition, a Current Report on Form 8-K will be filed by the Depositor following the purchase of Subsequent Mortgage Loans. The Trust created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under the Policy and all other insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the Net WAC Rate Carryover Reserve Account, (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Interest Rate Swap Provider and deposited into the Swap Account, (viii) the Pre-Funding Accounts and the Interest Coverage Accounts, if any and (ix) any rights conveyed by the Depositor to the Trustee under any related Subsequent Transfer Instrument.

      The Interest Rate Swap Provider, the Certificate Insurer and the NIMS Insurer, if any, will each be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer May Negatively Impact the Class A and Mezzanine Certificates" in this prospectus supplement.

      Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Pooling and Servicing Agreement and the Class A and Mezzanine Certificates. The Depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Argent Securities Inc., 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention:
Capital Markets.

Assignment of the Mortgage Loans

      The Depositor will deliver to the Trustee (or to a custodian on the Trustee's behalf) with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse in blank to reflect the transfer of the Mortgage Loan,
(ii) the original  mortgage  with  evidence of recording  indicated  thereon and
(iii) an assignment of the mortgage in recordable form endorsed in blank without recourse, reflecting the transfer of the Mortgage Loan. The Depositor will not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction (except with respect to any Mortgage Loan located in the State of Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any class of Certificates (without regard to the Policy); provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded, or submitted for recording by the Seller, at the Seller's expense (or, if the Seller is unable to pay the cost of recording the assignments of mortgage, such expense will be paid by the Trustee, which expense will be reimbursed by the Trust) as set forth in the Pooling and Servicing Agreement.

      The Seller will make certain representations and warranties as of the Closing Date as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Initial Mortgage Loan (e.g., the Principal Balance and the Mortgage Rate). In addition, the Seller will represent and warrant, among other things that at the time of transfer to the Depositor:
(i) the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the related documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and/or federal laws; and (iii) the Mortgage Loans are not subject to the requirements of the Homeownership Act and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to the Homeownership Act. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and related documents, the Seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90 day period, the Seller will be obligated to repurchase or replace the affected Mortgage Loan in the manner described in the prospectus, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or repurchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

      Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

The Seller and Master Servicer

      Ameriquest Mortgage Company provided the information set forth in the following paragraphs. None of the Depositor, the Trustee, the Underwriters, the Certificate Insurer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      Ameriquest Mortgage Company (sometimes referred to herein as "Ameriquest," the "Seller" or the "Master Servicer"), a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing and selling retail and wholesale sub-prime mortgage loans secured by one- to four-family residences. Ameriquest's mortgage business was begun in 1979 as a savings and loan association and later as a federal savings bank. In 1994 Ameriquest ceased depository operations to focus entirely on its mortgage banking business. In May 1997, Ameriquest sold its wholesale operations and reorganized its retail lending and servicing operations under the name of "Ameriquest Mortgage Company" (the "Reorganization"). In January of 2000, Ameriquest recommenced wholesale lending as a separate division (a.k.a. Argent Mortgage Company, L.L.C.) while continuing its retail and servicing operations. As of January 1, 2003, the wholesale lending division of Ameriquest reorganized its business as a wholly owned subsidiary of Ameriquest under the name of Argent Mortgage Company, L.L.C. Argent Mortgage Company, L.L.C. is currently an affiliate of Ameriquest but is no longer a subsidiary of Ameriquest. Effective as of the close of business on December 31, 2004, the loan servicing division of Ameriquest was transferred to an affiliate, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.). Currently, AMC Mortgage Services, Inc. acts as a sub-servicer for Ameriquest and originates retail loans.

      Pursuant to the Pooling and Servicing Agreement, Ameriquest will serve as the Master Servicer for the Mortgage Loans. Ameriquest is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. As of September 30, 2005, Ameriquest had 285 retail offices (consisting of 38 loan origination centers located in California and 247 loan origination centers located throughout the rest of the United States).

      Lending Activities and Loan Sales. Ameriquest Mortgage Company currently originates real estate loans through its network of retail branches. Ameriquest also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases Ameriquest's whole loan sale agreements provide for the transfer of servicing rights.

      Ameriquest's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Ameriquest's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

      Wholesale Originations. The following table summarizes Argent's wholesale originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Argent from other loan originators.

                             Wholesale Originations

                                                                    Nine Months
                                    Year Ended December 31,           Ending
                                                                   September 30,
                          ------------------------------------------------------
                              2002(1)        2003          2004          2005
                                             (Dollars in Thousands)
                          ------------------------------------------------------

Originations ...........   $ 4,832,951   $21,140,156   $47,319,352   $38,785,957
Whole Loan Sales and
Securitizations ........   $ 3,917,432   $16,461,828   $45,864,688   $34,526,274

----------
(1)   Prior to January 1, 2003, Argent was a division of Ameriquest.

      Loan Servicing. Ameriquest services all of the mortgage loans it or any affiliate originates which are portfolio retained and continues to service a majority of its and its affiliates loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Ameriquest's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of Ameriquest relating to its loan servicing activities are reviewed annually as part of the audit of Ameriquest's financial statements conducted by its independent accountants.

      Collection Procedures; Delinquency and Loss Experience. When a mortgagor fails to make a required payment on a residential mortgage loan, Ameriquest attempts to cause the deficiency to be cured by corresponding or making telephone contact with the mortgagor. Pursuant to Ameriquest's customary procedures for residential mortgage loans serviced by it for its own account, Ameriquest generally mails a notice of intent to foreclose to the mortgagor within ten days after the loan has become 31 days past due (two payments due but not received) and upon expiration of the notice of intent to foreclose, generally one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at a public or private sale. Ameriquest, in its capacity as Master Servicer, typically enters a bid based upon an analysis of the property value, estimated marketing and carrying costs and presence of junior liens, which may be equal to or less than the full amount owed. In the event the property is acquired at the foreclosure sale by Ameriquest, as Master Servicer, it is placed on the market for sale through local real estate brokers experienced in the sale of similar properties.

Ameriquest Residential Loan Servicing Portfolio--Retail Originations.

      The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) retail first lien mortgage loans serviced by Ameriquest that were originated or purchased by Ameriquest's retail division (including loans originated or purchased by Ameriquest prior to the Reorganization) either directly, or through Ameriquest's affiliates, Town & Country Credit Corporation and AMC Mortgage Services, Inc. (in its former capacity as Bedford Home Loans, Inc.):

                                                                           At December 31,              At September 30,
                                                             -----------------------------------------  ----------------
                                                                 2002           2003           2004           2005
                                                                               (Dollars in Thousands)
                                                             -----------------------------------------------------------
Total Outstanding Principal Balance ......................   $14,858,277    $26,163,721    $39,725,751     $43,910,370
Number of Loans ..........................................       127,716        198,902        267,604         296,778
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance ...............................   $   242,400    $   368,227    $   598,542     $   745,141
         Number of Loans .................................         2,455          3,348          4,994           5,865
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          1.63%          1.41%          1.51%           1.70%
         Delinquency as a Percentage
           of Number of Loans ............................          1.92%          1.68%          1.87%           1.98%
61-90 Days
         Principal Balance ...............................   $   138,666    $   183,342    $   331,491     $   350,074
         Number of Loans .................................         1,382          1,714          2,757           2,816
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          0.93%          0.70%          0.83%           0.80%
         Delinquency as a Percentage
           of Number of Loans ............................          1.08%          0.86%          1.03%           0.95%
91 Days or More
         Principal Balance ...............................   $   661,405    $ 1,013,144    $ 1,464,824     $ 1,547,867
         Number of Loans .................................         7,059          9,869         12,919          13,078
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          4.45%          3.87%          3.69%           3.53%
         Delinquency as a Percentage
           of Number of Loans ............................          5.53%          4.96%          4.83%           4.41%
Total Delinquencies:
         Principal Balance ...............................   $ 1,042,471    $ 1,564,713    $ 2,392,587     $ 2,643,082
         Number of Loans .................................        10,896         14,931         20,670          21,759
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          7.02%          5.98%          6.02%           6.02%
         Delinquency as a Percentage
           of Number of Loans ............................          8.53%          7.51%          7.72%           7.33%
FORECLOSURES PENDING(1)
         Principal Balance ...............................   $   486,159    $   661,027    $ 1,122,392     $ 1,180,446
         Number of Loans .................................         5,085          6,474          9,804           9,859
         Foreclosures Pending as a Percentage
           of Total Outstanding Principal Balance ........          3.27%          2.53%          2.83%           2.69%
         Foreclosures Pending as a Percentage
           of Number of Loans ............................          3.98%          3.25%          3.66%           3.32%
NET LOAN LOSSES for the
  Period (2) .............................................   $    82,293    $   105,463    $   151,988     $   133,510
NET LOAN LOSSES as a Percentage of Total
  Outstanding Principal Balance ..........................          0.72%          0.52%          0.43%           0.42%

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

Ameriquest Residential Loan Servicing Portfolio--Wholesale Originations

      The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) wholesale first lien mortgage loans serviced by Ameriquest that were originated or purchased by Ameriquest, either directly, or through Argent Mortgage Company, L.L.C. and Olympus Mortgage Company:

                                                                           At December 31,              At September 30,
                                                             -----------------------------------------  ----------------
                                                                 2002           2003           2004           2005
                                                                               (Dollars in Thousands)
                                                             -----------------------------------------------------------
Total Outstanding Principal Balance ......................   $ 5,121,238    $23,468,319    $40,606,293     $32,090,158
Number of Loans ..........................................        29,461        136,667        238,319         185,787
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance ...............................   $    35,854    $   200,587    $   513,072     $   447,834
         Number of Loans .................................           205          1,253          3,412           3,178
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          0.70%          0.85%          1.26%           1.40%
         Delinquency as a Percentage
           of Number of Loans ............................          0.70%          0.92%          1.43%           1.71%
61-90 Days
         Principal Balance ...............................   $    22,697    $    88,940    $   272,164     $   234,109
         Number of Loans .................................           129            556          1,789           1,598
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          0.44%          0.38%          0.67%           0.73%
         Delinquency as a Percentage
           of Number of Loans ............................          0.44%          0.41%          0.75%           0.86%
91 Days or More
         Principal Balance ...............................   $    40,441    $   290,745    $ 1,011,432     $ 1,006,525
         Number of Loans .................................           229          1,775          7,032           7,228
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          0.79%          1.24%          2.49%           3.14%
         Delinquency as a Percentage
           of Number of Loans ............................          0.78%          1.30%          2.95%           3.92%
Total Delinquencies:
         Principal Balance ...............................   $    98,992    $   580,272    $ 1,796,668     $ 1,688,468
         Number of Loans .................................           563          3,584         12,233          12,064
         Delinquency as a Percentage of Total
           Outstanding Principal Balance .................          1.93%          2.47%          4.42%           5.26%
         Delinquency as a Percentage
           of Number of Loans ............................          1.91%          2.62%          5.13%           6.49%
FORECLOSURES PENDING(1)
         Principal Balance ...............................   $    27,577    $   161,615    $   788,469     $   788,089
         Number of Loans .................................           150          1,006          5,453           5,642
         Foreclosures Pending as a Percentage
           of Total Outstanding Principal Balance ........          0.54%          0.69%          1.94%           2.46%
         Foreclosures Pending as a Percentage
           of Number of Loans ............................          0.51%          0.74%          2.29%           3.04%
NET LOAN LOSSES for the
  Period (2) .............................................   $       259    $     7,935    $    47,076     $    84,924
NET LOAN LOSSES as a Percentage of Total
  Outstanding Principal Balance ..........................          0.01%          0.06%          0.14%           0.32%

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired. Foreclosures pending are included in the delinquencies set forth above.

(2) The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

      As of September 30, 2005, 2,854 one- to four-family residential properties relating to loans in Ameriquest's retail servicing portfolio and 1,879 one- to four-family residential property relating to loans in Ameriquest's wholesale servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

      The delinquency and loss experience percentages set forth above in the immediately preceding tables are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of retail residential loans serviced by Ameriquest has increased from $14,858,277,354 at December 31, 2002 to approximately $43,910,370,440 at September 30, 2005 and the total outstanding principal balance of wholesale residential loans serviced by Ameriquest has increased from $5,121,238,268 at December 31, 2002 to approximately $32,090,158,048 at September 30, 2005, the total outstanding principal balance of all loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans will not change.

      There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of Ameriquest's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency and loss experience for Ameriquest's total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. Ameriquest's servicing portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on underwriting guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Ameriquest. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

The Trustee

      Deutsche Bank National Trust Company, a national banking association, will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-AR0504.

      The Trustee will perform certain administrative functions with respect to the certificates and will act as initial paying agent and certificate registrar. The Trustee, in performing its duties under the Pooling and Servicing Agreement, will act on behalf of the Trust in connection with any third-party contracts.

      The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to any interest or other income earned on funds held in the distribution account as provided in the Pooling and Servicing Agreement and the Trustee Fee. The Trustee Fee is payable monthly and accrues at the Trustee Fee Rate of 0.00065% per annum on the sum of (i) the aggregate principal balance of the Mortgage Loans and (ii) any amounts on deposit in the Pre-Funding Accounts.

      The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer's obligations and duties under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Master Servicer), (ii) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be reimbursed from the Trust for all costs associated with the transfer of servicing in the event of a Master Servicer Event of Default (as defined in the Pooling and Servicing Agreement).

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of 0.500% per annum with respect to each Mortgage Loan for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). As additional servicing compensation, the Master Servicer is entitled to retain all ancillary income, including late charges, NSF fees, reconveyance fees and assumption fees (with the exception of prepayment charges, which will be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts.

      The Master Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date (such amount is referred to herein as "Compensating Interest"). The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement. See "Description of the
Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Master Servicer and "Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer.

Events of Default

      In addition to those Events of Default (as defined in the prospectus) described under "Description of the Securities--Events of Default under the Governing Agreement and Rights Upon Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the Mortgage Loans, the Master Servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

      Any successor to the Master Servicer appointed under the Pooling and Servicing Agreement must be a residential mortgage loan servicing institution acceptable to each Rating Agency (as defined in the prospectus) with a net worth at the time of such appointment of at least $15,000,000. See "Description of the Securities--Events of Default under the Governing Agreement and Rights Upon Events of Default" in the prospectus.

Voting Rights

      At all times, 98% of all voting rights will be allocated among the holders of the Class A, Mezzanine and Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates. With respect to any date of determination, if no Certificate Insurer Default exists and is continuing, all of the voting rights of the Insured Certificates will be vested in the Certificate Insurer.

Termination

      The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets" in the prospectus. The holders of the Class CE Certificates, the Master Servicer, or the NIMS Insurer, if any, will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust at the time of purchase is reduced to an amount less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts (the "Optional Termination Date"). In the event the holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercises such option, the purchase price payable in connection therewith generally will be equal to the sum of (x) the fair market value of the Mortgage Loans and such properties, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Master Servicer for servicing compensation at the Servicing Fee Rate and any unreimbursed Advances and servicing advances and (y) any Swap Termination Payment owed to the Interest Rate Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement. However, this option may be exercised only if (i) the fair market value of the Mortgage Loans and REO Properties is at least equal to the aggregate principal balance of the Mortgage Loans and the appraised value of the REO Properties and (ii) the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIMS Insurer and any amounts owed to the NIMS Insurer at the time the option is exercised. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. If such termination will result in a claim under the Policy or if any amount owed to the Certificate Insurer will not be fully reimbursed after the termination, the consent of the Certificate Insurer will be required prior to the holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer exercising such option.

      In the event the holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercises such option, the portion of the purchase price allocable to the Class A and Mezzanine Certificates of each class will be, to the extent of available funds:

      (i) 100% of the then outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates, plus

      (ii) one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate for such class, plus

      (iii) any previously accrued but undistributed interest thereon to which the holders of such Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account); plus

      (iv)  in  the  case  of  the  Mezzanine   Certificates,   any   previously
            undistributed Allocated Realized Loss Amount.

      The holders of the Residual Certificates will pledge any amount received by such holders in a termination in excess of par to the holders of the Class CE Certificates. In no event will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See "Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets" in the prospectus.

Servicing of Delinquent Mortgage Loans

      The Master Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the mortgagor under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. However, following these procedures may not lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan or otherwise to the alternative that is in the best interests of the certificateholders.

Optional Purchase of Delinquent Mortgage Loans

      As to any Mortgage Loan which is delinquent in payment by 90 days or more, the NIMS Insurer, if any, may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Mortgage Loan from the Trust at a purchase price for such Mortgage Loan generally equal to par plus accrued interest. In addition, the Master Servicer will have the option to purchase from the Trust Mortgage Loans that are delinquent in payment 90 days or more at a purchase price for such Mortgage Loan generally equal to par plus accrued interest, under certain circumstances set forth in the Pooling and Servicing Agreement and, with respect to each such delinquent Mortgage Loan, during certain prescribed time periods relating to the length of time such Mortgage Loan has been delinquent, in each case as set forth in the Pooling and Servicing Agreement.

Certain Matters Regarding the Certificate Insurer

      Pursuant to the terms of the Pooling and Servicing Agreement, unless a Certificate Insurer Default exists, the Certificate Insurer will have the right to, among other things, consent to the appointment of any successor trustee or master servicer and any amendment of the Pooling and Servicing Agreement which adversely affects the Certificate Insurer or the Insured Certificates. In addition, unless a Certificate Insurer Default exists, the Certificate Insurer will have the right to exercise substantially all rights of the holders of the Insured Certificates under the Pooling and Servicing Agreement without any further consent of the holders of the Insured Certificates, including, without limitation: (i) the right to direct foreclosures upon Mortgage Loans upon failure of the Master Servicer to do so; (ii) the right to require the Seller to repurchase or substitute for Mortgage Loans; (iii) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer; (iv) the right to direct the actions of the Trustee during the continuance of a Master Servicer Event of Default (as defined in the Pooling and Servicing Agreement); (v) the right to consent to or direct any waivers of Master Servicer Events of Default; and (vi) the right to remove the Trustee.

                         FEDERAL INCOME TAX CONSEQUENCES

      One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, if any, the Net WAC Rate Carryover Reserve Account and the Swap Account, the Interest Rate Swap Agreement) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Class A and Mezzanine Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

      For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Class A and Mezzanine Certificates (exclusive of any right of the holder of the Class A and Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account), the Class CE and Class P

Certificates  will  represent the "regular  interests" in, and generally will be
treated   as  debt   instruments   of,  a  REMIC.   See   "Federal   Income  Tax
Consequences--REMICs" in the prospectus.

      For federal income tax reporting purposes, the Class M-8 Certificates will, and remaining classes of Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      Each holder of a Class A or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement and the Swap Account are not assets of any REMIC. The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

      The treatment of amounts received by a holder of a Class A or Mezzanine Certificate under such holder's right to receive the Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A or Mezzanine Certificate must allocate its purchase price for the Class A or
Mezzanine Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trustee will, as required, treat payments made to the holders of the Class A and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Trustee may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates as having more than a de minimis value. Upon request, the Trustee will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the related Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

      Any payments made to a beneficial owner of a Class A or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

      Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A or Mezzanine Certificate may have income that exceeds cash distributions on the Class A or Mezzanine Certificate, in any period and over the term of the Class A or Mezzanine Certificate. As a result, the Class A or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

      Upon the sale of a Class A or Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Class A or Mezzanine Certificate, as the case may be. A holder of a Class A or Mezzanine Certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

      Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

      The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. Amounts held in the Pre-Funding Accounts and the Interest Coverage Accounts, if any, may not be treated as assets in the foregoing sections of the Code.

      Because the Net WAC Rate Carryover Amount is treated as separate rights of the Class A and Mezzanine Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

      It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates. See "Description of the Securities" and "Federal Income Tax Consequences REMICs" in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see "Federal Income Tax Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, dated the date of this prospectus supplement (the "Underwriting Agreement"), the Depositor has agreed to sell, and each of the Underwriters severally has agreed to purchase a portion of the Offered Certificates set forth opposite their respective names. Each Underwriter is obligated to purchase all of its allocated portion of the Offered Certificates if it purchases any.

                                   Original         Original         Original          Original         Original        Original
                                 Certificate      Certificate      Certificate       Certificate      Certificate     Certificate
                                  Principal        Principal         Principal        Principal        Principal        Principal
                                 Balance of       Balance of        Balance of       Balance of       Balance of       Balance of
                               the Class A-1A1  the Class A-1A2   the Class A-1A3  the Class A-1B   the Class A-2A   the Class A-2B
          Underwriters         Certificates($)  Certificates($)   Certificates($)  Certificates($)  Certificates($)  Certificates($)
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated    242,523,000      309,200,400       68,313,150       155,009,250      160,373,250      79,483,050
Citigroup Global Markets Inc.    242,523,000      309,200,400       68,313,150       155,009,250      160,373,250      79,483,050
Banc of America Securities LLC    26,947,000       34,355,600        7,590,350        17,223,250       17,819,250       8,831,450
J.P. Morgan Securities Inc.       26,947,000       34,355,600        7,590,350        17,223,250       17,819,250       8,831,450

                                   Original         Original         Original          Original         Original        Original
                                 Certificate      Certificate      Certificate       Certificate      Certificate     Certificate
                                  Principal        Principal         Principal        Principal        Principal        Principal
                                 Balance of       Balance of        Balance of       Balance of       Balance of       Balance of
                               the Class A-2C   the Class A-2D    the Class M-1    the Class M-2    the Class M-3    the Class M-4
          Underwriters         Certificates($)  Certificates($)   Certificates($)  Certificates($)  Certificates($)  Certificates($)
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated     92,838,600       81,652,050       66,469,950        32,527,800       17,678,250      16,970,850
Citigroup Global Markets Inc.     92,838,600       81,652,050       66,469,950        32,527,800       17,678,250      16,970,850
Banc of America Securities LLC    10,315,400        9,072,450        7,385,550         3,614,200        1,964,250       1,885,650
J.P. Morgan Securities Inc.       10,315,400        9,072,450        7,385,550         3,614,200        1,964,250       1,885,650

                                   Original         Original         Original          Original
                                 Certificate      Certificate      Certificate       Certificate
                                  Principal        Principal         Principal        Principal
                                 Balance of       Balance of        Balance of       Balance of
                                the Class M-5   the Class M-6     the Class M-7    the Class M-8
          Underwriters         Certificates($)  Certificates($)   Certificates($)  Certificates($)
--------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated     16,263,900       12,020,850       12,728,250       12,020,850
Citigroup Global Markets Inc.     16,263,900       12,020,850       12,728,250       12,020,850
Banc of America Securities LLC     1,807,100        1,335,650        1,414,250        1,335,650
J.P. Morgan Securities Inc.        1,807,100        1,335,650        1,414,250        1,335,650

      The Depositor has been advised by each Underwriter that it proposes initially to offer the Offered Certificates of each class purchased by it to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Offered Certificates. The Underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Offered Certificates, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

            Class of Certificates    Selling Concession    Reallowance Discount
            ---------------------    ------------------    --------------------
            Class A-1A1 .........         0.0900%               0.0450%
            Class A-1A2 .........         0.0900%               0.0450%
            Class A-1A3 .........         0.0900%               0.0450%
            Class A-1B ..........         0.0900%               0.0450%
            Class A-2A ..........         0.1500%               0.0750%
            Class A-2B ..........         0.1500%               0.0750%
            Class A-2C ..........         0.1500%               0.0750%
            Class A-2D ..........         0.1500%               0.0750%
            Class M-1 ...........         0.1500%               0.0750%
            Class M-2 ...........         0.1500%               0.0750%
            Class M-3 ...........         0.1500%               0.0750%
            Class M-4 ...........         0.1500%               0.0750%
            Class M-5 ...........         0.1500%               0.0750%
            Class M-6 ...........         0.1500%               0.0750%
            Class M-7 ...........         0.1500%               0.0750%
            Class M-8 ...........         0.1500%               0.0750%

      Until the distribution of the Offered Certificates is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Offered Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to each Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

      The Underwriting Agreement provides that the Depositor and the Seller will indemnify each Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments an Underwriter may be required to make in respect thereof.

      The Underwriters or their affiliates have ongoing banking relationships with affiliates of the Depositor and a portion of the proceeds received from the sale of the Offered Certificates will be used by the Depositor to satisfy obligations under financing facilities in place with affiliates of the Underwriters with respect to some of the Mortgage Loans.

                                SECONDARY MARKET

      There is currently no secondary market for the Class A and Mezzanine Certificates and there can be no assurance that a secondary market for the Class A and Mezzanine Certificates will develop or, if it does develop, that it will continue. Each Underwriter intends to establish a market in the classes of Offered Certificates purchased by it but no Underwriter has any obligation to do so. The primary source of information available to investors concerning the Class A and Mezzanine Certificates will be the monthly reports made available via the Trustee's internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Class A and Mezzanine Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A and Mezzanine Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A and Mezzanine Certificates may adversely affect the liquidity of the Class A and Mezzanine Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the Class A and Mezzanine Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by McKee Nelson LLP.

                                     RATINGS

      It is a condition to the issuance of the Certificates that the Offered Certificates receive the following ratings from Fitch Ratings ("Fitch"), Dominion Bond Ratings Service ("DBRS") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"; and together with Fitch and DBRS, the "Rating Agencies"):

             Offered
           Certificates         Fitch             DBRS              S&P
           ------------        -------           ------            -----
              A-1A1              AAA               AAA              AAA
              A-1A2              AAA               AAA              AAA
              A-1A3              AAA               AAA              AAA
               A-1B              AAA               N/R              AAA
               A-2A              AAA               N/R              AAA
               A-2B              AAA               N/R              AAA
               A-2C              AAA               N/R              AAA
               A-2D              AAA               N/R              AAA
               M-1               AA+               N/R              AA+
               M-2                AA               N/R               AA
               M-3               AA-               N/R               AA
               M-4                A+               N/R              AA-
               M-5                A                N/R               A+
               M-6                A-               N/R               A
               M-7               BBB+              N/R               A-
               M-8               BBB               N/R              BBB

      The ratings of the Rating Agencies assigned to asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying Mortgage Loans. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the distribution of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

      The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

                                LEGAL INVESTMENT

      The Class A and Mezzanine Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

      The Depositor makes no representations as to the proper characterization of any class of Class A and Mezzanine Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Class A and Mezzanine Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A and Mezzanine Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Class A and Mezzanine Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as "benefit plans," or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Each certificate owner of a Class A or Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an Opinion of Counsel on which the Depositor, the Trustee and the Master Servicer may rely, that the purchase of a Class A or Mezzanine Certificate (a) is permissible under applicable law,
(b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel will not be an expense of the Depositor, the Trustee or the Master Servicer.

      If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted certificate owner will be treated as the certificate owner of that Class A or Mezzanine Certificate, retroactive to the date of transfer to the purported certificate owner. Any purported certificate owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "Considerations for Benefit Plan Investors" in the prospectus.

                                     EXPERTS

      The consolidated balance sheets of XLCA and its subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004, have been incorporated by reference in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

      The balance sheets of XLFA as of December 31, 2004 and 2003, and the related statements of operations and comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Offered Certificates will be available only in book-entry form. Investors in the Offered Certificates may hold such Offered Certificates through any of DTC, Clearstream or Euroclear. The Offered Certificates will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Offered Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Offered Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Offered Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Offered Certificates through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Offered Certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Offered Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Participants. When Offered Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Offered Certificates against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Offered Certificates. After settlement has been completed, the Offered Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Offered Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Offered Certificates are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Offered Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Offered Certificates were credited to their accounts. However, interest on the Offered Certificates would accrue from the value date. Therefore, in many cases the investment income on the Offered Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Offered Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Offered Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Offered Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Offered Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Offered Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Offered Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Offered Certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

      The Certificate Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the Trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Offered Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Certificates.

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                    Annex II
                                  ARSI 2005-W4

                                              Assumed Initial Mortgage Loan Characteristics

                                    Original  Remainining
              Cut Off       Gross    Term to    Term to     Months to             Initial    Periodic   Minimum   Maximum   Original
                Date      Mortgage  Maturity   Maturity    Next Rate    Gross    Periodic      Rate     Mortgage  Mortgage  IO Term
Group         Balance($)   Rate(%)  (months)   (months)    Adjustment  Margin(%) Rate Cap(%)   Cap(%)   Rate(%)   Rate (%)  (months)
------------------------------------------------------------------------------------------------------------------------------------
Initial
Mortgage
Loans
  1            89,766.42   9.200       180        179           23       6.000      2.000     1.000       9.200     15.200     N/A
  1           123,566.29   5.800       180        179           23       6.000      2.000     1.000       5.800     11.800     N/A
  1            72,094.61   9.200       240        239           23       6.000      2.000     1.000       9.200     15.200     N/A
  1         1,021,819.49   6.960       240        239           23       6.000      2.000     1.000       6.960     12.960     N/A
  1           164,000.00   7.250       240        239           23       6.000      2.000     1.000       7.250     13.250     24
  1       155,802,652.50   8.240       360        359           23       5.567      2.000     1.000       8.240     14.240     N/A
  1           171,872.35   7.500       360        359           23       6.000      2.000     1.000       7.500     13.500     N/A
  1           499,480.26   8.892       360        359           23       6.000      2.000     1.000       8.892     14.892     N/A
  1         3,495,553.25   8.076       360        359           23       6.000      2.000     1.000       8.076     14.076     N/A
  1           112,375.34   8.950       360        358           22       6.000      2.000     1.000       8.950     14.950     N/A
  1        32,639,673.62   7.975       360        359           23       6.007      2.000     1.000       7.975     13.975     N/A
  1         1,026,249.51   9.048       360        359           23       6.000      2.000     1.000       9.048     15.048     N/A
  1        12,093,696.39   8.363       360        359           23       6.000      2.000     1.000       8.363     14.363     N/A
  1           130,410.64   7.900       360        359           23       6.000      2.000     1.000       7.900     13.900     N/A
  1         1,031,472.80   8.663       360        359           23       4.000      2.000     1.000       8.663     14.663     N/A
  1           539,529.43   8.686       360        359           23       6.000      2.000     1.000       8.686     14.686     N/A
  1        36,422,794.44   8.541       360        359           23       6.000      2.000     1.000       8.541     14.541     N/A
  1         1,309,304.33   8.100       360        358           22       6.000      2.000     1.000       8.100     14.100     N/A
  1        16,984,825.46   8.603       360        359           23       6.005      2.000     1.000       8.603     14.603     N/A
  1         8,208,660.31   8.445       360        358           22       6.000      2.000     1.000       8.445     14.445     N/A
  1       466,983,613.92   7.728       360        359           23       6.000      2.000     1.000       7.728     13.728     N/A
  1           103,129.89   6.600       360        356           20       6.000      2.000     1.000       6.600     12.600     N/A
  1           168,297.97   8.364       360        354           18       6.000      2.000     1.000       8.364     14.364     N/A
  1           152,212.87   6.850       360        354           18       6.000      2.000     1.000       6.850     12.850     N/A
  1        13,730,289.03   7.775       360        359           23       5.640      2.000     1.000       7.775     13.775     24
  1           192,000.00   7.050       360        359           23       6.000      2.000     1.000       7.050     13.050     24
  1         4,601,692.00   7.183       360        359           23       6.000      2.000     1.000       7.183     13.183     24
  1           313,600.00   7.355       360        359           23       6.000      2.000     1.000       7.355     13.355     24
  1           372,400.00   7.154       360        359           23       6.000      2.000     1.000       7.154     13.154     24
  1        52,515,343.12   6.997       360        359           23       6.007      2.000     1.000       6.997     12.997     24
  1        13,605,330.00   7.882       360        359           23       5.545      2.000     1.000       7.882     13.882     60
  1           292,000.00   7.450       360        359           23       6.000      2.000     1.000       7.450     13.450     60
  1         4,645,646.00   7.555       360        359           23       6.000      2.000     1.000       7.555     13.555     60
  1           871,210.00   7.067       360        359           23       6.000      2.000     1.000       7.067     13.067     60
  1           989,936.00   7.228       360        359           23       6.000      2.000     1.000       7.228     13.228     60
  1           520,400.00   6.835       360        358           22       6.000      2.000     1.000       6.835     12.835     60
  1        61,346,070.15   7.061       360        359           23       6.000      2.000     1.000       7.061     13.061     60
  1           365,812.71   6.713       180        179           35       3.750      2.000     1.000       6.713     12.713     N/A
  1            96,771.28  10.250       180        179           35       6.000      2.000     1.000      10.250     16.250     N/A
  1           150,599.62   6.700       240        239           35       6.000      2.000     1.000       6.700     12.700     N/A
  1            96,000.00   7.250       240        239           35       6.000      2.000     1.000       7.250     13.250     36
  1       233,365,158.12   7.744       360        359           35       5.172      2.000     1.000       7.744     13.744     N/A
  1           367,757.63   8.135       360        359           35       6.000      2.000     1.000       8.135     14.135     N/A
  1           103,931.62   8.100       360        359           35       6.000      2.000     1.000       8.100     14.100     N/A
  1           825,105.75   7.832       360        359           35       6.000      2.000     1.000       7.832     13.832     N/A
  1         4,332,976.96   7.888       360        359           35       6.000      2.000     1.000       7.888     13.888     N/A
  1           418,770.14   7.975       360        359           35       6.000      2.000     1.000       7.975     13.975     N/A
  1           152,791.89   7.950       360        358           34       6.000      2.000     1.000       7.950     13.950     N/A
  1         2,648,003.90   8.429       360        359           35       6.000      2.000     1.000       8.429     14.429     N/A
  1            70,878.92   7.650       360        359           35       6.000      2.000     1.000       7.650     13.650     N/A
  1         3,193,649.76   7.808       360        359           35       6.000      2.000     1.000       7.808     13.808     N/A
  1           202,744.52   9.379       360        359           35       6.000      2.000     1.000       9.379     15.379     N/A
  1         5,172,162.03   7.825       360        359           35       6.000      2.000     1.000       7.825     13.825     N/A
  1           207,132.86   7.769       360        359           35       6.000      2.000     1.000       7.769     13.769     N/A
  1        10,570,384.08   8.208       360        359           35       6.000      2.000     1.000       8.208     14.208     N/A
  1           381,866.46   6.941       360        359           35       6.000      2.000     1.000       6.941     12.941     N/A
  1         5,147,037.22   8.045       360        359           35       6.000      2.000     1.000       8.045     14.045     N/A
  1         5,071,024.42   8.247       360        358           34       6.000      2.000     1.000       8.247     14.247     N/A
  1        76,052,480.69   7.435       360        359           35       6.000      2.000     1.000       7.435     13.435     N/A
  1         9,487,882.60   7.031       360        359           35       5.455      2.000     1.000       7.031     13.031     36
  1           221,600.00   7.050       360        359           35       6.000      2.000     1.000       7.050     13.050     36
  1         1,143,600.00   7.150       360        359           35       6.000      2.000     1.000       7.150     13.150     36
  1           921,320.00   6.817       360        359           35       6.000      2.000     1.000       6.817     12.817     36
  1         9,718,393.82   6.590       360        359           35       6.000      2.000     1.000       6.590     12.590     36
  1        23,305,933.94   7.113       360        359           35       4.893      2.000     1.000       7.113     13.113     60
  1           180,800.00   7.500       360        359           35       6.000      2.000     1.000       7.500     13.500     60
  1           138,392.00   8.250       360        359           35       6.000      2.000     1.000       8.250     14.250     60
  1           152,000.00   5.950       360        359           35       6.000      2.000     1.000       5.950     11.950     60
  1         1,180,240.00   7.180       360        359           35       6.000      2.000     1.000       7.180     13.180     60
  1           397,643.83   6.896       360        359           35       6.000      2.000     1.000       6.896     12.896     60
  1           306,800.00   7.246       360        359           35       6.000      2.000     1.000       7.246     13.246     60
  1        13,722,239.84   6.613       360        359           35       6.000      2.000     1.000       6.613     12.613     60
  1         3,595,226.30   7.545       180        179           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           668,399.99   7.047       180        179           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           155,004.05   6.875       180        179           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            62,817.77   7.990       180        179           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           326,502.32   8.059       180        179           N/A       N/A        N/A       N/A         N/A       N/A       N/A

                                    Annex II
                                  ARSI 2005-W4

                                    Original  Remainining
              Cut Off       Gross    Term to    Term to     Months to             Initial    Periodic   Minimum   Maximum   Original
                Date      Mortgage  Maturity   Maturity    Next Rate    Gross    Periodic      Rate     Mortgage  Mortgage  IO Term
Group         Balance($)   Rate(%)  (months)   (months)    Adjustment  Margin(%) Rate Cap(%)   Cap(%)   Rate(%)   Rate (%)  (months)
------------------------------------------------------------------------------------------------------------------------------------
  1           616,827.43   7.702       180        178           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         4,344,596.80   7.130       180        178           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         3,196,308.92   7.433       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           334,350.09   6.913       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           117,363.06   6.600       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            80,880.25   9.100       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           217,853.31   6.692       240        237           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         3,610,205.98   7.012       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1        93,484,167.17   7.410       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           888,219.46   7.218       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1        22,717,552.81   7.148       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           144,722.69   8.264       360        358           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         2,988,690.14   7.863       360        358           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           400,013.84   7.697       360        358           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           276,607.76   8.444       360        357           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         5,660,694.84   7.805       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           679,753.68   7.976       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         2,492,625.03   7.160       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           419,585.04   8.005       360        358           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         5,277,484.40   8.051       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         1,939,012.35   7.996       360        357           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         4,885,077.31   7.973       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         6,280,764.29   7.951       360        357           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1       145,181,605.38   7.167       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            70,400.00   9.600       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1        14,752,904.10  11.220       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           163,725.01   8.100       240        239           23       6.000      2.000     1.000       8.100     14.100     N/A
  2           202,494.93   6.174       240        238           22       6.000      2.000     1.000       6.174     12.174     N/A
  2            76,000.00   8.350       240        240           24       6.000      2.000     1.000       8.350     14.350     60
  2        91,325,226.10   8.123       360        359           23       5.822      2.000     1.000       8.123     14.123     N/A
  2           140,319.22   8.750       360        359           23       4.000      2.000     1.000       8.750     14.750     N/A
  2           309,841.40   9.436       360        359           23       6.000      2.000     1.000       9.436     15.436     N/A
  2        27,659,810.98   8.052       360        359           23       6.000      2.000     1.000       8.052     14.052     N/A
  2            72,214.08   9.450       360        359           23       6.000      2.000     1.000       9.450     15.450     N/A
  2         2,605,836.92   8.305       360        359           23       6.000      2.000     1.000       8.305     14.305     N/A
  2           493,625.97   7.400       360        359           23       6.000      2.000     1.000       7.400     13.400     N/A
  2           592,488.79   9.132       360        359           23       4.000      2.000     1.000       9.132     15.132     N/A
  2         6,416,020.22   8.515       360        359           23       6.000      2.000     1.000       8.515     14.515     N/A
  2         2,116,149.90   8.169       360        359           23       6.000      2.000     1.000       8.169     14.169     N/A
  2         2,674,203.69   7.828       360        358           22       6.000      2.000     1.000       7.828     13.828     N/A
  2       188,632,594.11   7.461       360        359           23       6.000      2.000     1.000       7.461     13.461     N/A
  2           463,927.36   6.533       360        355           19       6.000      2.000     1.000       6.533     12.533     N/A
  2           462,453.22   6.850       360        353           17       6.000      2.000     1.000       6.850     12.850     N/A
  2        17,677,886.00   7.706       360        359           23       5.915      2.000     1.000       7.706     13.706     24
  2         6,472,720.00   7.041       360        359           23       6.000      2.000     1.000       7.041     13.041     24
  2           174,000.00   6.800       360        359           23       6.000      2.000     1.000       6.800     12.800     24
  2           173,867.87   7.875       360        358           22       6.000      2.000     1.000       7.875     13.875     24
  2        55,892,339.00   6.676       360        359           23       6.000      2.000     1.000       6.676     12.676     24
  2           372,000.00   5.990       360        358           22       6.000      2.000     1.000       5.990     11.990     36
  2        25,272,857.00   7.880       360        359           23       5.803      2.000     1.000       7.880     13.880     60
  2           334,000.00   6.866       360        359           23       6.000      2.000     1.000       6.866     12.866     60
  2         9,289,332.00   7.325       360        359           23       6.000      2.000     1.000       7.325     13.325     60
  2           858,398.67   7.692       360        359           23       6.000      2.000     1.000       7.692     13.692     60
  2           770,112.00   7.305       360        359           23       6.000      2.000     1.000       7.305     13.305     60
  2           209,500.00   6.500       360        359           23       6.000      2.000     1.000       6.500     12.500     60
  2        77,216,047.30   6.797       360        359           23       6.000      2.000     1.000       6.797     12.797     60
  2           365,600.00   6.100       180        178           34       6.000      2.000     1.000       6.100     12.100     60
  2        85,819,289.93   7.557       360        359           35       5.655      2.000     1.000       7.557     13.557     N/A
  2           157,925.03   9.672       360        359           35       6.000      2.000     1.000       9.672     15.672     N/A
  2         1,002,418.50   7.315       360        359           35       6.000      2.000     1.000       7.315     13.315     N/A
  2           618,000.00   5.750       360        360           36       6.000      2.000     1.000       5.750     11.750     N/A
  2           749,029.19   6.739       360        359           35       6.000      2.000     1.000       6.739     12.739     N/A
  2           426,164.16   7.457       360        358           34       6.000      2.000     1.000       7.457     13.457     N/A
  2           167,766.71   6.450       360        359           35       6.000      2.000     1.000       6.450     12.450     N/A
  2           991,423.73   8.665       360        359           35       6.000      2.000     1.000       8.665     14.665     N/A
  2           407,019.04   7.914       360        359           35       6.000      2.000     1.000       7.914     13.914     N/A
  2           879,084.25   7.876       360        358           34       6.000      2.000     1.000       7.876     13.876     N/A
  2        32,104,757.47   7.107       360        359           35       6.000      2.000     1.000       7.107     13.107     N/A
  2         7,887,911.88   6.921       360        359           35       5.706      2.000     1.000       6.921     12.921     36
  2           500,000.00   6.600       360        359           35       6.000      2.000     1.000       6.600     12.600     36
  2           130,000.00   7.700       360        358           34       6.000      2.000     1.000       7.700     13.700     36
  2         8,082,607.88   6.206       360        359           35       6.000      2.000     1.000       6.206     12.206     36
  2        21,124,504.00   7.094       360        359           35       5.640      2.000     1.000       7.094     13.094     60
  2           100,000.00   8.850       360        359           35       6.000      2.000     1.000       8.850     14.850     60
  2           173,040.00   7.000       360        359           35       6.000      2.000     1.000       7.000     13.000     60
  2           139,200.00   6.250       360        359           35       6.000      2.000     1.000       6.250     12.250     60
  2           779,040.00   6.839       360        360           36       6.000      2.000     1.000       6.839     12.839     60
  2           340,720.00   7.426       360        359           35       6.000      2.000     1.000       7.426     13.426     60
  2           313,512.00   7.795       360        359           35       6.000      2.000     1.000       7.795     13.795     60

                                    Annex II
                                  ARSI 2005-W4

                                    Original  Remainining
              Cut Off       Gross    Term to    Term to     Months to             Initial    Periodic   Minimum   Maximum   Original
                Date      Mortgage  Maturity   Maturity    Next Rate    Gross    Periodic      Rate     Mortgage  Mortgage  IO Term
Group         Balance($)   Rate(%)  (months)   (months)    Adjustment  Margin(%) Rate Cap(%)   Cap(%)   Rate(%)   Rate (%)  (months)
------------------------------------------------------------------------------------------------------------------------------------
  2        12,558,122.17   6.564       360        359           35       6.000      2.000     1.000       6.564     12.564     60
  2         1,485,385.06   6.551       180        179           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            71,435.08   9.200       180        177           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           224,000.00   8.950       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2         2,039,885.62   6.678       180        179           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           185,250.00   6.350       180        179           N/A       N/A        N/A       N/A         N/A       N/A       60
  2           909,182.37   6.946       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           348,277.84   6.990       240        236           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            62,895.02   8.150       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2         1,970,053.50   6.770       240        239           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           149,000.00   5.950       240        239           N/A       N/A        N/A       N/A         N/A       N/A       60
  2        23,195,321.16   7.188       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           580,498.17   6.736       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2        13,624,717.24   6.832       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           447,145.21   6.994       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           113,242.60   7.850       360        358           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2         2,254,142.78   7.037       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            83,949.11   8.500       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           183,309.53   6.350       360        356           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            73,056.61   8.600       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           894,035.08   8.310       360        358           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           577,482.19   7.121       360        357           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           755,106.57   8.208       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2         1,824,255.45   7.934       360        357           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2        69,803,447.24   6.553       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            84,000.00   7.700       360        358           N/A       N/A        N/A       N/A         N/A       N/A       24
  2           394,400.00   7.565       360        359           N/A       N/A        N/A       N/A         N/A       N/A       36
  2         1,948,209.72   6.192       360        359           N/A       N/A        N/A       N/A         N/A       N/A       36
  2         4,431,327.00   7.074       360        359           N/A       N/A        N/A       N/A         N/A       N/A       60
  2         3,965,250.00   6.892       360        359           N/A       N/A        N/A       N/A         N/A       N/A       60
  2           416,800.00   6.500       360        359           N/A       N/A        N/A       N/A         N/A       N/A       60
  2           107,962.00   6.800       360        359           N/A       N/A        N/A       N/A         N/A       N/A       60
  2           145,314.32   7.675       360        358           N/A       N/A        N/A       N/A         N/A       N/A       60
  2        26,290,102.17   6.613       360        359           N/A       N/A        N/A       N/A         N/A       N/A       60
  2        16,346,227.63  10.997       360        359           N/A       N/A        N/A       N/A         N/A       N/A       N/A
Subsequent
 Mortgage
 Loans
  1            23,080.73   9.200       180        180           24       6.000      2.000     1.000       9.200     15.200     N/A
  1            31,771.35   5.800       180        180           24       6.000      2.000     1.000       5.800     11.800     N/A
  1            18,536.96   9.200       240        240           24       6.000      2.000     1.000       9.200     15.200     N/A
  1           262,730.14   6.960       240        240           24       6.000      2.000     1.000       6.960     12.960     N/A
  1            42,167.67   7.250       240        240           24       6.000      2.000     1.000       7.250     13.250     24
  1        40,059,964.14   8.240       360        360           24       5.567      2.000     1.000       8.240     14.240     N/A
  1            44,191.80   7.500       360        360           24       6.000      2.000     1.000       7.500     13.500     N/A
  1           128,426.32   8.892       360        360           24       6.000      2.000     1.000       8.892     14.892     N/A
  1           898,776.34   8.076       360        360           24       6.000      2.000     1.000       8.076     14.076     N/A
  1            28,893.94   8.950       360        360           24       6.000      2.000     1.000       8.950     14.950     N/A
  1         8,392,309.98   7.975       360        360           24       6.007      2.000     1.000       7.975     13.975     N/A
  1           263,869.18   9.048       360        360           24       6.000      2.000     1.000       9.048     15.048     N/A
  1         3,109,530.14   8.363       360        360           24       6.000      2.000     1.000       8.363     14.363     N/A
  1            33,531.17   7.900       360        360           24       6.000      2.000     1.000       7.900     13.900     N/A
  1           265,212.19   8.663       360        360           24       4.000      2.000     1.000       8.663     14.663     N/A
  1           138,723.76   8.686       360        360           24       6.000      2.000     1.000       8.686     14.686     N/A
  1         9,365,025.66   8.541       360        360           24       6.000      2.000     1.000       8.541     14.541     N/A
  1           336,648.21   8.100       360        360           24       6.000      2.000     1.000       8.100     14.100     N/A
  1         4,367,136.81   8.603       360        360           24       6.005      2.000     1.000       8.603     14.603     N/A
  1         2,110,610.01   8.445       360        360           24       6.000      2.000     1.000       8.445     14.445     N/A
  1       120,070,785.24   7.728       360        360           24       6.000      2.000     1.000       7.728     13.728     N/A
  1            26,516.75   6.600       360        360           24       6.000      2.000     1.000       6.600     12.600     N/A
  1            43,272.76   8.364       360        360           24       6.000      2.000     1.000       8.364     14.364     N/A
  1            39,136.96   6.850       360        360           24       6.000      2.000     1.000       6.850     12.850     N/A
  1         3,530,330.69   7.775       360        360           24       5.640      2.000     1.000       7.775     13.775     24
  1            49,367.02   7.050       360        360           24       6.000      2.000     1.000       7.050     13.050     24
  1         1,183,186.64   7.183       360        360           24       6.000      2.000     1.000       7.183     13.183     24
  1            80,632.80   7.355       360        360           24       6.000      2.000     1.000       7.355     13.355     24
  1            95,751.45   7.154       360        360           24       6.000      2.000     1.000       7.154     13.154     24
  1        13,502,740.35   6.997       360        360           24       6.007      2.000     1.000       6.997     12.997     24
  1         3,498,201.24   7.882       360        360           24       5.545      2.000     1.000       7.882     13.882     60
  1            75,079.01   7.450       360        360           24       6.000      2.000     1.000       7.450     13.450     60
  1         1,194,488.09   7.555       360        360           24       6.000      2.000     1.000       7.555     13.555     60
  1           224,005.44   7.067       360        360           24       6.000      2.000     1.000       7.067     13.067     60
  1           254,532.26   7.228       360        360           24       6.000      2.000     1.000       7.228     13.228     60
  1           133,805.20   6.835       360        360           24       6.000      2.000     1.000       6.835     12.835     60
  1        15,773,296.10   7.061       360        360           24       6.000      2.000     1.000       7.061     13.061     60
  1            94,057.73   6.713       180        180           36       3.750      2.000     1.000       6.713     12.713     N/A
  1            24,881.82  10.250       180        180           36       6.000      2.000     1.000      10.250     16.250     N/A
  1            38,722.16   6.700       240        240           36       6.000      2.000     1.000       6.700     12.700     N/A
  1            24,683.51   7.250       240        240           36       6.000      2.000     1.000       7.250     13.250     36
  1        60,002,828.68   7.744       360        360           36       5.172      2.000     1.000       7.744     13.744     N/A
  1            94,557.81   8.135       360        360           36       6.000      2.000     1.000       8.135     14.135     N/A

                                    Annex II
                                  ARSI 2005-W4

                                    Original  Remainining
              Cut Off       Gross    Term to    Term to     Months to             Initial    Periodic   Minimum   Maximum   Original
                Date      Mortgage  Maturity   Maturity    Next Rate    Gross    Periodic      Rate     Mortgage  Mortgage  IO Term
Group         Balance($)   Rate(%)  (months)   (months)    Adjustment  Margin(%) Rate Cap(%)   Cap(%)   Rate(%)   Rate (%)  (months)
------------------------------------------------------------------------------------------------------------------------------------
  1            26,722.89   8.100       360        360           36       6.000      2.000     1.000       8.100     14.100     N/A
  1           212,151.12   7.832       360        360           36       6.000      2.000     1.000       7.832     13.832     N/A
  1         1,114,094.65   7.888       360        360           36       6.000      2.000     1.000       7.888     13.888     N/A
  1           107,674.14   7.975       360        360           36       6.000      2.000     1.000       7.975     13.975     N/A
  1            39,285.84   7.950       360        360           36       6.000      2.000     1.000       7.950     13.950     N/A
  1           680,854.53   8.429       360        360           36       6.000      2.000     1.000       8.429     14.429     N/A
  1            18,224.38   7.650       360        360           36       6.000      2.000     1.000       7.650     13.650     N/A
  1           821,150.94   7.808       360        360           36       6.000      2.000     1.000       7.808     13.808     N/A
  1            52,129.65   9.379       360        360           36       6.000      2.000     1.000       9.379     15.379     N/A
  1         1,329,865.84   7.825       360        360           36       6.000      2.000     1.000       7.825     13.825     N/A
  1            53,257.98   7.769       360        360           36       6.000      2.000     1.000       7.769     13.769     N/A
  1         2,717,856.21   8.208       360        360           36       6.000      2.000     1.000       8.208     14.208     N/A
  1            98,185.47   6.941       360        360           36       6.000      2.000     1.000       6.941     12.941     N/A
  1         1,323,405.75   8.045       360        360           36       6.000      2.000     1.000       8.045     14.045     N/A
  1         1,303,861.35   8.247       360        360           36       6.000      2.000     1.000       8.247     14.247     N/A
  1        19,554,607.07   7.435       360        360           36       6.000      2.000     1.000       7.435     13.435     N/A
  1         2,439,523.53   7.031       360        360           36       5.455      2.000     1.000       7.031     13.031     36
  1            56,977.77   7.050       360        360           36       6.000      2.000     1.000       7.050     13.050     36
  1           294,042.33   7.150       360        360           36       6.000      2.000     1.000       7.150     13.150     36
  1           236,889.72   6.817       360        360           36       6.000      2.000     1.000       6.817     12.817     36
  1         2,498,792.55   6.590       360        360           36       6.000      2.000     1.000       6.590     12.590     36
  1         5,992,419.66   7.113       360        360           36       4.893      2.000     1.000       7.113     13.113     60
  1            46,487.28   7.500       360        360           36       6.000      2.000     1.000       7.500     13.500     60
  1            35,583.34   8.250       360        360           36       6.000      2.000     1.000       8.250     14.250     60
  1            39,082.23   5.950       360        360           36       6.000      2.000     1.000       5.950     11.950     60
  1           303,463.20   7.180       360        360           36       6.000      2.000     1.000       7.180     13.180     60
  1           102,242.15   6.896       360        360           36       6.000      2.000     1.000       6.896     12.896     60
  1            78,884.39   7.246       360        360           36       6.000      2.000     1.000       7.246     13.246     60
  1         3,528,261.09   6.613       360        360           36       6.000      2.000     1.000       6.613     12.613     60
  1           924,404.27   7.545       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           171,858.95   7.047       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            39,854.63   6.875       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            16,151.70   7.990       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            83,950.25   8.059       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           158,598.61   7.702       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         1,117,082.34   7.130       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           821,834.66   7.433       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            85,968.07   6.913       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            30,176.38   6.600       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            20,795.92   9.100       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            56,014.42   6.692       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           928,255.84   7.012       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1        24,036,640.74   7.410       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           228,378.91   7.218       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         5,841,135.16   7.148       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            37,211.09   8.264       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           768,451.74   7.863       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           102,851.52   7.697       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            71,121.36   8.444       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         1,455,477.35   7.805       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           174,778.21   7.976       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           640,903.53   7.160       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           107,883.67   8.005       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         1,356,946.32   8.051       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1           498,558.68   7.996       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         1,256,050.64   7.973       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         1,614,909.56   7.951       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1        37,329,081.45   7.167       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1            18,101.24   9.600       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  1         3,793,265.39  11.220       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            42,096.96   8.100       240        240           24       6.000      2.000     1.000       8.100     14.100     N/A
  2            52,065.48   6.174       240        240           24       6.000      2.000     1.000       6.174     12.174     N/A
  2            19,541.11   8.350       240        240           24       6.000      2.000     1.000       8.350     14.350     60
  2        23,481,534.01   8.123       360        360           24       5.822      2.000     1.000       8.123     14.123     N/A
  2            36,078.87   8.750       360        360           24       4.000      2.000     1.000       8.750     14.750     N/A
  2            79,666.39   9.436       360        360           24       6.000      2.000     1.000       9.436     15.436     N/A
  2         7,111,888.14   8.052       360        360           24       6.000      2.000     1.000       8.052     14.052     N/A
  2            18,567.68   9.450       360        360           24       6.000      2.000     1.000       9.450     15.450     N/A
  2           670,012.56   8.305       360        360           24       6.000      2.000     1.000       8.305     14.305     N/A
  2           126,921.07   7.400       360        360           24       6.000      2.000     1.000       7.400     13.400     N/A
  2           152,340.66   9.132       360        360           24       4.000      2.000     1.000       9.132     15.132     N/A
  2         1,649,686.55   8.515       360        360           24       6.000      2.000     1.000       8.515     14.515     N/A
  2           544,104.27   8.169       360        360           24       6.000      2.000     1.000       8.169     14.169     N/A
  2           687,591.01   7.828       360        360           24       6.000      2.000     1.000       7.828     13.828     N/A
  2        48,501,195.81   7.461       360        360           24       6.000      2.000     1.000       7.461     13.461     N/A
  2           119,284.96   6.533       360        360           24       6.000      2.000     1.000       6.533     12.533     N/A
  2           118,905.93   6.850       360        360           24       6.000      2.000     1.000       6.850     12.850     N/A
  2         4,545,336.47   7.706       360        360           24       5.915      2.000     1.000       7.706     13.706     24
  2         1,664,265.19   7.041       360        360           24       6.000      2.000     1.000       7.041     13.041     24

                                    Annex II
                                  ARSI 2005-W4

                                    Original  Remainining
              Cut Off       Gross    Term to    Term to     Months to             Initial    Periodic   Minimum   Maximum   Original
                Date      Mortgage  Maturity   Maturity    Next Rate    Gross    Periodic      Rate     Mortgage  Mortgage  IO Term
Group         Balance($)   Rate(%)  (months)   (months)    Adjustment  Margin(%) Rate Cap(%)   Cap(%)   Rate(%)   Rate (%)  (months)
------------------------------------------------------------------------------------------------------------------------------------
  2            44,738.86   6.800       360        360           24       6.000      2.000     1.000       6.800     12.800     24
  2            44,704.89   7.875       360        360           24       6.000      2.000     1.000       7.875     13.875     24
  2        14,371,033.23   6.676       360        360           24       6.000      2.000     1.000       6.676     12.676     24
  2            95,648.61   5.990       360        360           24       6.000      2.000     1.000       5.990     11.990     36
  2         6,498,154.74   7.880       360        360           24       5.803      2.000     1.000       7.880     13.880     60
  2            85,878.05   6.866       360        360           24       6.000      2.000     1.000       6.866     12.866     60
  2         2,388,472.22   7.325       360        360           24       6.000      2.000     1.000       7.325     13.325     60
  2           220,711.39   7.692       360        360           24       6.000      2.000     1.000       7.692     13.692     60
  2           198,011.13   7.305       360        360           24       6.000      2.000     1.000       7.305     13.305     60
  2            53,866.62   6.500       360        360           24       6.000      2.000     1.000       6.500     12.500     60
  2        19,853,783.21   6.797       360        360           24       6.000      2.000     1.000       6.797     12.797     60
  2            94,003.04   6.100       180        180           36       6.000      2.000     1.000       6.100     12.100     60
  2        22,065,848.19   7.557       360        360           36       5.655      2.000     1.000       7.557     13.557     N/A
  2            40,605.67   9.672       360        360           36       6.000      2.000     1.000       9.672     15.672     N/A
  2           257,741.76   7.315       360        360           36       6.000      2.000     1.000       7.315     13.315     N/A
  2           158,900.10   5.750       360        360           36       6.000      2.000     1.000       5.750     11.750     N/A
  2           192,590.32   6.739       360        360           36       6.000      2.000     1.000       6.739     12.739     N/A
  2           109,575.29   7.457       360        360           36       6.000      2.000     1.000       7.457     13.457     N/A
  2            43,136.16   6.450       360        360           36       6.000      2.000     1.000       6.450     12.450     N/A
  2           254,914.78   8.665       360        360           36       6.000      2.000     1.000       8.665     14.665     N/A
  2           104,652.70   7.914       360        360           36       6.000      2.000     1.000       7.914     13.914     N/A
  2           226,030.06   7.876       360        360           36       6.000      2.000     1.000       7.876     13.876     N/A
  2         8,254,772.38   7.107       360        360           36       6.000      2.000     1.000       7.107     13.107     N/A
  2         2,028,139.20   6.921       360        360           36       5.706      2.000     1.000       6.921     12.921     36
  2           128,559.96   6.600       360        360           36       6.000      2.000     1.000       6.600     12.600     36
  2            33,425.59   7.700       360        360           36       6.000      2.000     1.000       7.700     13.700     36
  2         2,078,199.42   6.206       360        360           36       6.000      2.000     1.000       6.206     12.206     36
  2         5,431,530.59   7.094       360        360           36       5.640      2.000     1.000       7.094     13.094     60
  2            25,711.99   8.850       360        360           36       6.000      2.000     1.000       8.850     14.850     60
  2            44,492.03   7.000       360        360           36       6.000      2.000     1.000       7.000     13.000     60
  2            35,791.09   6.250       360        360           36       6.000      2.000     1.000       6.250     12.250     60
  2           200,306.70   6.839       360        360           36       6.000      2.000     1.000       6.839     12.839     60
  2            87,605.90   7.426       360        360           36       6.000      2.000     1.000       7.426     13.426     60
  2            80,610.18   7.795       360        360           36       6.000      2.000     1.000       7.795     13.795     60
  2         3,228,943.25   6.564       360        360           36       6.000      2.000     1.000       6.564     12.564     60
  2           381,922.07   6.551       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            18,367.38   9.200       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            57,594.86   8.950       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           524,495.21   6.678       180        180           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            47,631.46   6.350       180        180           N/A       N/A        N/A       N/A         N/A       N/A       60
  2           233,768.89   6.946       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            89,549.17   6.990       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            16,171.56   8.150       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           506,539.98   6.770       240        240           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            38,310.87   5.950       240        240           N/A       N/A        N/A       N/A         N/A       N/A       60
  2         5,963,978.91   7.188       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           149,257.64   6.736       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2         3,503,186.08   6.832       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           114,969.94   6.994       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            29,116.93   7.850       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           579,584.99   7.037       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            21,584.99   8.500       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            47,132.53   6.350       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            18,784.31   8.600       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           229,874.22   8.310       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           148,482.17   7.121       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           194,152.93   8.208       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2           469,052.40   7.934       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2        17,947,856.14   6.553       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A
  2            21,598.07   7.700       360        360           N/A       N/A        N/A       N/A         N/A       N/A       24
  2           101,408.09   7.565       360        360           N/A       N/A        N/A       N/A         N/A       N/A       36
  2           500,923.51   6.192       360        360           N/A       N/A        N/A       N/A         N/A       N/A       36
  2         1,139,382.40   7.074       360        360           N/A       N/A        N/A       N/A         N/A       N/A       60
  2         1,019,544.73   6.892       360        360           N/A       N/A        N/A       N/A         N/A       N/A       60
  2           107,167.58   6.500       360        360           N/A       N/A        N/A       N/A         N/A       N/A       60
  2            27,759.18   6.800       360        360           N/A       N/A        N/A       N/A         N/A       N/A       60
  2            37,363.21   7.675       360        360           N/A       N/A        N/A       N/A         N/A       N/A       60
  2         6,759,708.73   6.613       360        360           N/A       N/A        N/A       N/A         N/A       N/A       60
  2         4,202,940.59  10.997       360        360           N/A       N/A        N/A       N/A         N/A       N/A       N/A

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                    ANNEX III

                              COLLATERAL STATISTICS

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------
                               Collateral Summary
--------------------------------------------------------------------------------

Statistics given below are for the Initial Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Initial Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                    Summary Statistics     Range (if applicable)
Number of Initial Mortgage Loans                         12,940

Aggregate Current Principal Balance                 $2,500,000,865.51
Average Current Principal Balance                      $193,199.45       $19,993.77 to $850,000.00

Aggregate Original Principal Balance                $2,501,742,048.00
Average Original Principal Balance                     $193,334.01       $20,000.00 to $850,000.00

Fully Amortizing Mortgage Loans                          100.00%

1st Lien                                                 98.75%

Wtd. Avg. Gross Coupon                                   7.574%              5.200% to 12.400%

Wtd. Avg. Original Term (months)                           358                  180 to 360
Wtd. Avg. Remaining Term (months)                          357                  174 to 360

Margin (ARM Loans Only)                                  5.815%              3.750% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)                   13.624%            11.200% to 18.200%

Minimum Mortgage Rate (ARM Loans Only)                   7.624%              5.200% to 12.200%

Wtd. Avg. Original LTV (1)                               79.89%              11.36% to 100.00%

Wtd. Avg. Borrower FICO                                    626                  500 to 816

Geographic Distribution (Top 5)                                  CA 26.06%
                                                                 FL 13.66%
                                                                 AZ 8.72%
                                                                 IL 6.84%
                                                                 NY 5.92%

--------------------------------------------------------------------------------

(1)The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-1

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                       Description of the Total Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                           Collateral Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Collateral Type                  Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2 YR/6MO LIB                      5,549     $1,063,513,983.99          42.54%           359        39.12     7.872    608     80.89
2 YR/6MO LIB - 2YR IO               539        152,280,137.02           6.09            359        40.94     7.041    680     79.13
2 YR/6MO LIB - 3YR IO                 1            372,000.00           0.01            358        32.00     5.990    674     80.00
2 YR/6MO LIB - 5YR IO               700        196,296,839.12           7.85            359        40.83     7.148    677     79.39
3 YR/6MO LIB                      2,421        472,219,918.59          18.89            359        39.77     7.640    618     80.64
3 YR/6MO LIB - 3YR IO               151         38,189,316.18           1.53            358        41.14     6.717    674     78.06
3 YR/6MO LIB - 5YR IO               280         75,277,787.78           3.01            358        40.87     6.923    672     78.21
FIXED RATE                        3,171        463,733,267.62          18.55            351        39.18     7.432    622     77.84
FIXED RATE - 2YR IO                   1             84,000.00           0.00            358        40.00     7.700    624     80.00
FIXED RATE - 3YR IO                   7          2,342,609.72           0.09            359        39.20     6.423    684     68.37
FIXED RATE - 5YR IO                 120         35,691,005.49           1.43            358        39.44     6.701    673     78.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  Principal Balances at Origination
------------------------------------------------------------------------------------------------------------------------------------
                                Number of                                            Remaining
                                 Initial         Principal         % of Principal     Term to    Debt-to-    Gross
Range of Principal Balances      Mortgage        Balance at           Balance         Maturity    Income     Coupon            OLTV
at Origination ($)                Loans         Origination        at Origination    (months)*     (%)*       (%)*   FICO*     (%)*
------------------------------------------------------------------------------------------------------------------------------------
25,000.00 or less                    28     $      644,856.00           0.03%           359        36.68     11.125   679     99.98
25,000.01 - 50,000.00               205          7,677,927.00           0.31            359        39.84     11.209   673     99.98
50,000.01 - 100,000.00            2,565        205,698,897.00           8.22            353        37.23     8.374    611     82.23
100,000.01 - 150,000.00           3,116        390,627,841.00          15.61            355        38.49     7.807    615     79.94
150,000.01 - 200,000.00           2,382        416,110,733.00          16.63            358        39.24     7.665    618     79.66
200,000.01 - 250,000.00           1,580        353,868,871.00          14.14            358        39.41     7.483    623     78.97
250,000.01 - 300,000.00             993        272,058,472.00          10.87            358        40.48     7.547    627     79.77
300,000.01 - 350,000.00             697        225,915,017.00           9.03            358        40.75     7.331    632     79.52
350,000.01 - 400,000.00             503        188,145,986.00           7.52            358        41.35     7.248    641     79.54
400,000.01 - 450,000.00             311        132,140,769.00           5.28            359        40.39     7.269    649     80.12
450,000.01 - 500,000.00             244        116,138,863.00           4.64            359        40.95     7.288    641     80.29
500,000.01 - 550,000.00             103         54,112,603.00           2.16            359        41.07     7.130    644     80.60
550,000.01 - 600,000.00              76         43,914,019.00           1.76            359        39.92     7.297    638     80.60
600,000.01 - 650,000.00              54         34,056,287.00           1.36            359        38.38     7.003    639     79.79
650,000.01 - 700,000.00              41         27,668,999.00           1.11            359        40.92     6.869    660     77.27
700,000.01 - 750,000.00              12          8,670,750.00           0.35            359        43.61     7.373    619     79.31
750,000.01 or greater                30         24,291,158.00           0.97            359        35.18     6.879    614     74.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,501,742,048.00         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

*Based on original balances of the Mortgage Loans.

------------------------------------------------------------------------------------------------------------------------------------
                                              Principal Balances as of the Cut-off Date
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Principal Balances     Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
as of the Cut-off Date ($)       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
25,000.00 or less                    28     $      644,539.27           0.03%           359        36.68     11.125   679     99.98
25,000.01 - 50,000.00               205          7,675,502.09           0.31            359        39.84     11.209   673     99.98
50,000.01 - 100,000.00            2,565        205,488,696.16           8.22            353        37.23     8.374    611     82.23
100,000.01 - 150,000.00           3,122        391,203,035.15          15.65            355        38.50     7.806    615     79.96
150,000.01 - 200,000.00           2,378        415,313,977.13          16.61            358        39.25     7.666    618     79.64
200,000.01 - 250,000.00           1,578        353,233,014.25          14.13            358        39.40     7.483    623     78.98
250,000.01 - 300,000.00             994        272,191,145.15          10.89            358        40.46     7.549    627     79.79
300,000.01 - 350,000.00             699        226,516,475.61           9.06            357        40.76     7.329    632     79.53
350,000.01 - 400,000.00             501        187,380,831.72           7.50            358        41.38     7.246    641     79.52
400,000.01 - 450,000.00             310        131,667,965.76           5.27            359        40.38     7.272    649     80.09
450,000.01 - 500,000.00             244        116,074,370.52           4.64            359        40.95     7.288    641     80.29
500,000.01 - 550,000.00             103         54,094,594.35           2.16            359        41.07     7.130    644     80.60
550,000.01 - 600,000.00              76         43,889,020.33           1.76            359        39.92     7.297    638     80.60
600,000.01 - 650,000.00              54         34,034,327.19           1.36            359        38.38     7.003    639     79.79
650,000.01 - 700,000.00              41         27,651,130.31           1.11            359        40.92     6.869    660     77.27
700,000.01 - 750,000.00              12          8,665,935.56           0.35            359        43.61     7.373    619     79.30
750,000.01 or greater                30         24,276,304.96           0.97            359        35.18     6.879    614     74.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------


                                     III-2

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                       Description of the Total Collateral


------------------------------------------------------------------------------------------------------------------------------------
                                                     Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Range of Months Remaining        Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
121 - 180                           120     $   14,887,247.12           0.60%           179        36.77     7.177    622     71.02
181 - 240                           101         12,943,104.00           0.52            239        38.29     7.087    621     73.37
301 - 360                        12,719      2,472,170,514.39          98.89            359        39.61     7.579    626     79.98
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       Current Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Current                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        32     $    9,005,447.70           0.36%           356        39.05     5.362    654     70.19
5.500 - 5.999                       448        119,186,173.53           4.77            358        39.07     5.789    661     74.13
6.000 - 6.499                     1,247        302,795,662.64          12.11            355        39.64     6.239    649     75.18
6.500 - 6.999                     2,143        472,432,131.88          18.90            357        39.80     6.756    644     77.18
7.000 - 7.499                     1,866        382,713,911.78          15.31            357        39.78     7.238    633     78.55
7.500 - 7.999                     2,239        427,276,586.27          17.09            358        40.00     7.742    618     80.15
8.000 - 8.499                     1,431        257,608,607.68          10.30            358        39.25     8.225    605     82.50
8.500 - 8.999                     1,416        245,911,554.82           9.84            358        39.20     8.719    602     85.07
9.000 - 9.499                       821        125,787,473.05           5.03            358        39.02     9.224    600     86.25
9.500 - 9.999                       541         80,367,651.00           3.21            358        38.40     9.718    590     86.14
10.000 - 10.499                     203         28,813,939.71           1.15            358        37.56     10.197   597     85.74
10.500 - 10.999                     225         23,439,099.65           0.94            358        41.10     10.735   633     88.83
11.000 - 11.499                      62          7,117,084.98           0.28            359        42.19     11.155   590     80.97
11.500 - 11.999                     131         10,406,884.47           0.42            359        42.92     11.766   616     91.75
12.000 - 12.499                     135          7,138,656.35           0.29            359        42.10     12.138   623     96.42
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Original Loan-to-Value Ratios*
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Original               Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan-to-Value Ratios (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
25.00 or less                        19     $    2,001,340.09           0.08%           328        31.99     7.327    607     19.84
25.01 - 30.00                        15          1,667,187.49           0.07            359        37.29     7.493    635     27.40
30.01 - 35.00                        22          3,424,516.37           0.14            352        38.38     7.276    613     32.51
35.01 - 40.00                        46          7,378,880.04           0.30            348        37.72     7.007    596     37.70
40.01 - 45.00                        79         12,319,318.77           0.49            352        38.11     7.198    608     42.81
45.01 - 50.00                       131         25,110,816.92           1.00            354        37.11     7.056    605     48.15
50.01 - 55.00                       195         36,916,497.11           1.48            354        39.71     6.931    607     52.80
55.01 - 60.00                       282         51,805,810.70           2.07            353        39.78     7.136    593     57.88
60.01 - 65.00                       534        108,231,247.94           4.33            355        39.47     7.247    589     63.50
65.01 - 70.00                       633        128,578,573.51           5.14            355        39.34     7.428    585     68.64
70.01 - 75.00                       981        197,985,305.46           7.92            356        40.35     7.435    588     74.01
75.01 - 80.00                     5,066      1,103,420,903.21          44.14            358        40.32     7.172    647     79.82
80.01 - 85.00                     1,012        187,712,160.10           7.51            357        38.72     7.635    601     84.38
85.01 - 90.00                     2,371        410,706,165.11          16.43            358        37.78     8.274    618     89.78
90.01 - 95.00                       867        164,539,683.60           6.58            357        40.17     8.473    640     94.85
95.01 - 100.00                      687         58,202,459.09           2.33            358        39.58     10.134   680     99.97
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

*The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-3

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                       Description of the Total Collateral


------------------------------------------------------------------------------------------------------------------------------------
                                                     FICO Scores at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of FICO Scores            Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination                   Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
500 - 519                           683     $  111,928,839.18           4.48%           357        41.00     8.415    509     74.83
520 - 539                           924        161,952,116.86           6.48            357        40.73     8.312    530     76.06
540 - 559                         1,041        181,513,670.62           7.26            357        40.53     8.101    550     77.27
560 - 579                           938        167,534,394.81           6.70            358        39.43     7.925    569     78.31
580 - 599                         1,071        207,406,525.20           8.30            356        39.31     7.700    589     79.28
600 - 619                         1,515        288,579,080.93          11.54            358        39.20     7.398    609     80.83
620 - 639                         1,851        351,244,464.53          14.05            357        39.88     7.412    629     79.87
640 - 659                         1,362        276,533,660.11          11.06            357        39.95     7.365    650     80.83
660 - 679                         1,122        229,819,723.75           9.19            357        39.36     7.287    669     81.31
680 - 699                           851        190,046,106.86           7.60            358        38.82     7.175    689     81.63
700 - 719                           619        124,581,664.36           4.98            357        38.84     7.339    709     82.74
720 - 739                           433         95,435,099.15           3.82            358        38.65     7.300    729     81.94
740 - 759                           271         55,872,735.52           2.23            358        39.59     7.353    748     83.39
760 - 779                           158         34,997,280.17           1.40            358        37.30     7.113    768     81.61
780 - 799                            82         18,955,522.69           0.76            358        35.95     7.439    788     82.36
800 or greater                       19          3,599,980.77           0.14            359        41.87     7.579    807     83.75
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Debt-to-Income Ratios
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Debt-to-Income         Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Ratios (%)                       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
20.00 or less                       695     $  130,637,433.66           5.23%           356        13.59     7.623    634     80.12
20.01 - 25.00                       630        110,920,744.17           4.44            356        23.22     7.586    623     78.69
25.01 - 30.00                     1,002        162,506,875.47           6.50            357        28.21     7.544    629     78.52
30.01 - 35.00                     1,591        278,884,563.97          11.16            356        33.15     7.584    628     79.55
35.01 - 40.00                     2,158        400,692,928.36          16.03            357        38.13     7.591    629     80.26
40.01 - 45.00                     2,950        601,444,625.72          24.06            357        43.09     7.534    631     80.68
45.01 - 50.00                     3,493        724,661,494.63          28.99            358        48.03     7.591    625     81.39
50.01 - 55.00                       421         90,252,199.53           3.61            356        53.04     7.576    575     65.51
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------


                                     III-4

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                       Description of the Total Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                       Geographic Distribution
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
State                            Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
California                        2,140     $  651,456,528.48          26.06%           358        40.70     7.220    640     77.29
Florida                           1,898        341,434,368.08          13.66            358        39.28     7.671    626     80.10
Arizona                           1,326        217,971,129.54           8.72            356        38.25     7.648    623     80.53
Illinois                            968        171,036,623.99           6.84            357        40.16     7.733    628     81.82
New York                            489        148,122,331.56           5.92            358        41.14     7.265    632     77.44
Maryland                            527        119,377,728.29           4.78            356        39.86     7.365    608     78.06
New Jersey                          360         89,029,969.40           3.56            357        40.74     7.735    616     76.41
Texas                               638         74,770,212.70           2.99            351        37.29     7.843    617     82.06
Nevada                              333         74,541,275.44           2.98            359        39.71     7.630    629     79.58
Michigan                            607         71,349,992.33           2.85            358        38.69     8.296    605     84.67
Washington                          250         53,191,210.81           2.13            358        39.48     7.437    633     81.91
Ohio                                405         40,808,883.14           1.63            352        37.85     7.939    606     86.72
Missouri                            316         35,849,123.24           1.43            357        39.30     8.357    593     85.13
Utah                                222         33,843,188.23           1.35            358        37.89     7.669    642     82.85
Massachusetts                       133         31,877,819.57           1.28            359        40.76     7.594    650     80.22
Colorado                            163         31,450,087.41           1.26            358        37.17     7.495    633     81.59
Pennsylvania                        228         30,614,230.75           1.22            354        37.29     8.074    605     81.58
Minnesota                           161         29,441,815.07           1.18            359        39.34     7.908    614     82.73
Indiana                             248         28,041,644.71           1.12            357        36.73     8.330    625     87.97
Hawaii                               75         25,882,729.76           1.04            357        39.63     6.726    648     77.66
Connecticut                         119         24,769,684.22           0.99            359        38.57     8.086    615     79.96
Wisconsin                           162         20,722,544.91           0.83            358        41.90     8.277    603     83.96
North Carolina                      144         18,312,289.74           0.73            354        37.62     7.985    596     82.87
Tennessee                           129         14,225,356.03           0.57            350        39.16     8.335    588     87.35
Oregon                               77         13,843,340.51           0.55            359        38.25     7.548    619     79.79
New Mexico                           96         13,768,981.85           0.55            358        36.90     7.767    617     82.73
Rhode Island                         51         10,052,581.64           0.40            355        39.53     7.779    610     78.11
Georgia                              69          9,593,609.26           0.38            352        35.59     7.431    616     83.64
Oklahoma                             73          7,833,094.83           0.31            359        38.08     8.070    623     84.39
Kentucky                             62          7,631,070.42           0.31            359        34.85     8.161    603     83.74
Iowa                                 60          6,213,951.74           0.25            357        39.78     7.938    604     82.56
Delaware                             37          6,098,169.06           0.24            355        39.35     7.399    611     77.31
Alabama                              49          5,528,660.21           0.22            358        36.75     8.526    595     86.24
Kansas                               47          4,946,295.77           0.20            359        37.74     8.428    614     85.48
Nebraska                             39          4,700,950.18           0.19            350        37.31     7.780    629     82.86
South Carolina                       35          4,550,939.24           0.18            359        38.97     7.786    578     84.50
Alaska                               23          4,489,925.49           0.18            359        37.81     7.334    641     82.52
Idaho                                37          4,425,346.36           0.18            359        37.26     7.447    618     78.81
Maine                                32          4,142,591.32           0.17            356        38.35     7.714    599     76.79
New Hampshire                        17          3,797,570.46           0.15            359        41.26     7.915    592     81.16
Louisiana                            36          3,504,071.17           0.14            355        36.58     7.897    608     86.58
Wyoming                              16          2,048,896.93           0.08            359        44.54     7.511    625     83.69
Arkansas                             13          1,307,270.84           0.05            359        36.30     8.362    572     82.69
Mississippi                          11          1,227,078.56           0.05            358        37.59     7.944    587     89.47
Montana                               6            702,654.67           0.03            359        33.27     8.789    574     82.51
Vermont                               5            688,008.41           0.03            359        45.51     7.762    619     77.33
North Dakota                          7            666,104.88           0.03            359        42.62     7.934    622     88.05
South Dakota                          1            118,934.31           0.00            359        34.00     8.950    504     85.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------


                                     III-5

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                       Description of the Total Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                          Occupancy Status
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Occupancy Status                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Primary                          11,629     $2,292,582,823.60          91.70%           357        40.21     7.500    623     79.44
Investor                          1,188        182,759,912.94           7.31            358        31.88     8.478    658     85.18
Second Home                         123         24,658,128.97           0.99            358        38.58     7.826    666     82.78
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         Documentation Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Documentation Type               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Full Documentation                6,812     $1,245,535,456.35          49.82%           356        39.05     7.236    610     78.69
Stated Documentation              5,474      1,119,747,677.39          44.79            358        40.54     7.958    646     81.08
Limited Documentation               654        134,717,731.77           5.39            358        36.65     7.513    615     81.07
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Loan Purpose
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan Purpose                     Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Purchase                          6,277     $1,240,898,310.27          49.64%           359        39.53     7.647    656     83.62
Refinance-Debt
  Consolidation No Cash Out**       624         96,874,655.56           3.87            354        39.04     7.399    613     80.08
Refinance-Debt
  Consolidation Cash Out*         6,039      1,162,227,899.68          46.49            356        39.70     7.511    595     75.89
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

------------------------------------------------------------------------------------------------------------------------------------
                                                            Credit Grade
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Risk Category                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
I                                10,022     $1,945,269,313.30          77.81%           357        39.44     7.440    642     81.07
II                                1,863        351,239,647.47          14.05            356        39.51     7.829    581     78.26
III                                 492         90,949,770.36           3.64            358        39.89     8.176    560     75.46
IV                                  453         92,948,257.17           3.72            357        41.53     8.270    555     68.97
V                                   110         19,593,877.21           0.78            358        44.57     10.245   546     63.74
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Property Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Property Type                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached            9,626     $1,801,959,586.93          72.08%           357        39.72     7.562    622     79.73
PUD Detached                      1,662        364,909,355.27          14.60            358        39.25     7.547    628     80.51
Two-to Four-Family                  710        169,068,845.23           6.76            357        39.57     7.611    642     78.89
Condominium                         877        151,656,499.98           6.07            358        38.64     7.753    650     81.42
PUD Attached                         57         11,088,872.67           0.44            359        42.55     7.430    644     79.79
Single Family Attached                8          1,317,705.43           0.05            359        42.80     8.002    636     79.66
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                Prepayment Charge Term at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Prepayment Charge Term          Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination (months)          Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
No Prepayment Penalty             4,536     $  860,871,949.56          34.43%           357        39.80     7.874    630     81.07
12                                  551        142,598,519.68           5.70            357        38.97     7.568    627     78.08
24                                5,220      1,025,460,577.98          41.02            359        39.76     7.534    622     80.40
36                                2,633        471,069,818.29          18.84            354        38.99     7.115    628     77.16
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------


                                     III-6

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                       Description of the Total Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                         Conforming Balance
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Conforming Balance               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Conforming                       11,643     $1,944,560,035.87          77.78%           357        39.32     7.646    621     79.76
Non-conforming                    1,297        555,440,829.64          22.22            359        40.52     7.323    643     80.34
------------------------------------------------------------------------------------------------------------------------------------
Total:                           12,940     $2,500,000,865.51         100.00%           357        39.59     7.574    626     79.89
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          Range of Maximum
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
11.000 - 11.499                      31     $    8,866,467.25           0.44%           359        39.31     5.363    654     70.27
11.500 - 11.999                     339         88,764,377.27           4.44            359        38.97     5.790    659     75.63
12.000 - 12.499                     747        190,235,877.68           9.52            358        40.25     6.257    650     76.18
12.500 - 12.999                   1,543        358,253,993.81          17.93            359        39.83     6.759    650     78.09
13.000 - 13.499                   1,449        317,022,018.51          15.87            359        40.01     7.237    637     78.99
13.500 - 13.999                   1,766        363,488,061.21          18.19            359        40.24     7.741    621     80.15
14.000 - 14.499                   1,156        223,164,252.43          11.17            359        39.25     8.226    606     82.48
14.500 - 14.999                   1,211        221,782,495.72          11.10            359        39.16     8.721    603     85.51
15.000 - 15.499                     665        110,050,345.31           5.51            359        38.89     9.223    598     85.85
15.500 - 15.999                     448         71,863,267.01           3.60            359        38.41     9.715    589     85.97
16.000 - 16.499                     164         24,925,725.99           1.25            358        37.77     10.196   595     85.58
16.500 - 16.999                      82         12,634,710.86           0.63            359        41.26     10.695   571     81.78
17.000 - 17.499                      26          4,385,081.90           0.22            359        43.80     11.154   550     74.31
17.500 - 17.999                      10          2,020,287.78           0.10            359        42.17     11.721   528     65.64
18.000 - 18.499                       4            693,019.95           0.03            359        41.09     12.054   527     63.12
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Minimum                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        31     $    8,866,467.25           0.44%           359        39.31     5.363    654     70.27
5.500 - 5.999                       339         88,764,377.27           4.44            359        38.97     5.790    659     75.63
6.000 - 6.499                       747        190,235,877.68           9.52            358        40.25     6.257    650     76.18
6.500 - 6.999                     1,543        358,253,993.81          17.93            359        39.83     6.759    650     78.09
7.000 - 7.499                     1,449        317,022,018.51          15.87            359        40.01     7.237    637     78.99
7.500 - 7.999                     1,766        363,488,061.21          18.19            359        40.24     7.741    621     80.15
8.000 - 8.499                     1,156        223,164,252.43          11.17            359        39.25     8.226    606     82.48
8.500 - 8.999                     1,211        221,782,495.72          11.10            359        39.16     8.721    603     85.51
9.000 - 9.499                       665        110,050,345.31           5.51            359        38.89     9.223    598     85.85
9.500 - 9.999                       448         71,863,267.01           3.60            359        38.41     9.715    589     85.97
10.000 - 10.499                     164         24,925,725.99           1.25            358        37.77     10.196   595     85.58
10.500 - 10.999                      82         12,634,710.86           0.63            359        41.26     10.695   571     81.78
11.000 - 11.499                      26          4,385,081.90           0.22            359        43.80     11.154   550     74.31
11.500 - 11.999                      10          2,020,287.78           0.10            359        42.17     11.721   528     65.64
12.000 - 12.499                       4            693,019.95           0.03            359        41.09     12.054   527     63.12
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of                        Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Gross Margins (%)                Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
3.750 - 3.999                       513     $   99,927,060.69           5.00%           358        39.86     7.686    631     81.74
4.000 - 4.249                       351         72,156,897.02           3.61            359        40.80     7.609    637     81.37
4.500 - 4.749                         5            986,267.38           0.05            360        40.44     7.980    656     87.96
6.000 - 6.249                     8,764      1,823,398,137.13          91.25            359        39.63     7.621    626     80.28
6.500 - 6.749                         1            307,817.21           0.02            359        44.00     8.600    521     60.39
7.000 - 7.249                         7          1,373,803.25           0.07            359        37.02     8.454    608     78.59
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------


                                     III-7

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                       Description of the Total Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                          Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Next Adjustment Date             Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
3/1/2007                              1     $      111,315.16           0.01%           352        47.00     7.500    520     80.00
4/1/2007                              2            523,359.35           0.03            353        45.51     6.983    613     94.42
5/1/2007                              6          1,174,375.92           0.06            354        41.48     7.539    591     88.88
6/1/2007                              8          1,061,352.93           0.05            355        42.56     7.712    619     87.90
7/1/2007                             24          3,397,094.69           0.17            356        43.55     8.293    609     88.25
8/1/2007                             79         14,250,576.22           0.71            357        41.62     7.919    597     83.34
9/1/2007                            739        151,660,089.42           7.59            358        38.83     7.626    625     80.57
10/1/2007                         5,181      1,073,202,139.44          53.71            359        39.61     7.636    627     80.10
11/1/2007                           608        137,490,418.00           6.88            360        39.56     7.953    622     82.50
12/1/2007                           141         29,592,239.00           1.48            360        39.45     8.175    615     81.95
3/1/2008                              1            635,051.43           0.03            352        46.00     6.250    562     84.99
4/1/2008                              5          1,255,063.36           0.06            353        35.25     8.371    605     94.83
5/1/2008                              1            334,419.00           0.02            354        46.00     7.300    624     89.60
6/1/2008                              3            321,122.97           0.02            355        43.21     6.877    598     88.81
7/1/2008                              6          1,365,292.93           0.07            356        40.15     7.407    604     86.89
8/1/2008                             24          4,873,624.66           0.24            357        40.11     7.503    556     79.20
9/1/2008                            277         53,109,884.96           2.66            357        38.75     7.379    626     79.97
10/1/2008                         2,274        461,968,789.24          23.12            359        40.22     7.465    629     79.84
11/1/2008                           214         51,882,364.00           2.60            360        39.02     7.740    638     82.13
12/1/2008                            47          9,941,410.00           0.50            360        41.58     7.795    630     82.46
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Initial Periodic Cap (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2.000                             9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Periodic Cap (%)                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
1.000                             9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,641     $1,998,149,982.68         100.00%           359        39.68     7.624    626     80.40
------------------------------------------------------------------------------------------------------------------------------------


                                     III-8

Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------
                               Collateral Summary
--------------------------------------------------------------------------------

Statistics given below are for the Initial Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Initial Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                              Summary Statistics         Range (if applicable)
Number of Initial Mortgage Loans                                    9,902

Aggregate Current Principal Balance                           $1,629,079,071.56
Average Current Principal Balance                                $164,520.21           $19,993.77 to $499,714.29

Aggregate Original Principal Balance                          $1,630,299,003.00
Average Original Principal Balance                               $164,643.41           $20,000.00 to $499,999.00

Fully Amortizing Mortgage Loans                                    100.00%

1st Lien                                                           99.09%

Wtd. Avg. Gross Coupon                                             7.689%                  5.350% to 12.400%

Wtd. Avg. Original Term (months)                                     358                       180 to 360
Wtd. Avg. Remaining Term (months)                                    357                       174 to 360

Margin (ARM Loans Only)                                            5.766%                   3.750% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)                             13.737%                 11.350% to 18.200%

Minimum Mortgage Rate (ARM Loans Only)                             7.737%                  5.350% to 12.200%

Wtd. Avg. Original LTV                                             80.02%                  11.36% to 100.00%

Wtd. Avg. Borrower FICO                                              620                       500 to 807

Geographic Distribution (Top 5)                                              FL 16.35%
                                                                             CA 14.90%
                                                                             AZ 10.28%
                                                                             IL 8.81%
                                                                             NY 4.87%

--------------------------------------------------------------------------------

(1)The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-9

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                      Description of the Group I Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                           Collateral Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Collateral Type                  Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2 YR/6MO LIB                      4,450     $  739,183,052.09          45.37%           359        40.39     7.931    607     81.00
2 YR/6MO LIB - 2YR IO               332         71,889,324.15           4.41            359        41.10     7.160    686     79.33
2 YR/6MO LIB - 5YR IO               393         82,270,592.15           5.05            359        40.56     7.227    678     79.18
3 YR/6MO LIB                      2,021        348,897,040.58          21.42            359        40.60     7.711    615     80.63
3 YR/6MO LIB - 3YR IO               105         21,588,796.42           1.33            358        40.75     6.831    675     78.05
3 YR/6MO LIB - 5YR IO               174         39,384,049.61           2.42            359        40.83     6.941    677     78.42
FIXED RATE                        2,427        325,866,216.56          20.00            351        40.59     7.494    616     77.84
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  Principal Balances at Origination
------------------------------------------------------------------------------------------------------------------------------------
                                Number of                                            Remaining
                                 Initial         Principal         % of Principal     Term to    Debt-to-    Gross
Range of Principal Balances      Mortgage        Balance at           Balance         Maturity    Income     Coupon            OLTV
at Origination ($)                Loans         Origination        at Origination    (months)*     (%)*       (%)*   FICO*     (%)*
------------------------------------------------------------------------------------------------------------------------------------
25,000.00 or less                    27     $      623,856.00           0.04%           359        36.97     11.138   677     99.98
25,000.01 - 50,000.00               199     $    7,496,965.00           0.46            359        40.15     11.220   672     99.98
50,000.01 - 100,000.00            2,032        162,890,824.00           9.99            353        38.55     8.347    606     82.28
100,000.01 - 150,000.00           2,648        332,472,559.00          20.39            356        39.58     7.783    613     80.04
150,000.01 - 200,000.00           2,128        371,488,167.00          22.79            358        40.36     7.670    618     79.79
200,000.01 - 250,000.00           1,372        307,023,058.00          18.83            358        40.99     7.501    622     79.11
250,000.01 - 300,000.00             875        239,796,059.00          14.71            358        41.50     7.579    627     80.05
300,000.01 - 350,000.00             479        152,989,931.00           9.38            358        42.26     7.348    632     79.30
350,000.01 - 400,000.00              95         35,084,288.00           2.15            357        41.16     7.276    642     79.47
400,000.01 - 450,000.00              37         15,653,528.00           0.96            359        42.00     7.218    664     79.64
450,000.01 - 500,000.00              10          4,779,768.00           0.29            359        43.90     7.112    639     72.78
------------------------------------------------------------------------------------------------------------------------------------
Total                             9,902     $1,630,299,003.00         100.00%           357        40.53     7.688    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

*Based on original balances of the Mortgage Loans.

------------------------------------------------------------------------------------------------------------------------------------
                                              Principal Balances as of the Cut-off Date
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Principal Balances     Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
as of the Cut-off Date ($)       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
25,000.00 or less                    27     $      623,563.24           0.04%           359        36.97     11.138   677     99.98
25,000.01 - 50,000.00               199          7,494,587.38           0.46            359        40.15     11.221   672     99.98
50,000.01 - 100,000.00            2,032        162,730,963.08           9.99            353        38.55     8.348    606     82.28
100,000.01 - 150,000.00           2,654        333,091,638.90          20.45            356        39.58     7.782    613     80.03
150,000.01 - 200,000.00           2,124        370,721,162.65          22.76            358        40.37     7.671    618     79.76
200,000.01 - 250,000.00           1,370        306,411,560.15          18.81            358        40.99     7.501    622     79.10
250,000.01 - 300,000.00             876        239,939,979.91          14.73            358        41.47     7.581    627     80.07
300,000.01 - 350,000.00             478        152,588,690.49           9.37            358        42.30     7.345    632     79.27
350,000.01 - 400,000.00              95         35,060,147.69           2.15            357        41.16     7.277    642     79.47
400,000.01 - 450,000.00              37         15,639,592.64           0.96            359        42.00     7.218    664     79.64
450,000.01 - 500,000.00              10          4,777,185.43           0.29            359        43.90     7.112    639     72.78
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Range of Months Remaining        Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
121 - 180                            88     $   10,515,691.36           0.65%           179        39.85     7.363    615     71.64
181 - 240                            71          9,061,475.33           0.56            239        40.37     7.176    614     74.99
301 - 360                         9,743      1,609,501,904.87          98.80            359        40.53     7.694    620     80.10
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------


                                     III-10

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                      Description of the Group I Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                       Current Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Current                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        12     $    2,561,620.21           0.16%           359        39.22     5.421    634     71.90
5.500 - 5.999                       285         58,241,847.34           3.58            358        40.42     5.803    652     73.94
6.000 - 6.499                       797        156,868,945.05           9.63            356        40.64     6.246    648     75.04
6.500 - 6.999                     1,589        294,679,494.36          18.09            356        40.65     6.756    642     76.65
7.000 - 7.499                     1,436        250,873,287.34          15.40            357        40.76     7.236    633     78.33
7.500 - 7.999                     1,789        297,412,476.14          18.26            357        40.67     7.736    617     80.14
8.000 - 8.499                     1,157        182,679,303.74          11.21            358        40.17     8.229    599     82.49
8.500 - 8.999                     1,138        174,312,023.94          10.70            358        40.19     8.721    595     84.82
9.000 - 9.499                       686         98,350,687.86           6.04            358        40.40     9.228    592     85.86
9.500 - 9.999                       448         60,000,229.69           3.68            358        39.98     9.715    583     85.89
10.000 - 10.499                     171         22,567,176.68           1.39            358        39.62     10.195   597     86.26
10.500 - 10.999                     150         14,794,557.92           0.91            357        41.52     10.724   601     85.15
11.000 - 11.499                      47          5,359,012.10           0.33            359        44.16     11.188   569     76.82
11.500 - 11.999                      82          5,123,834.53           0.31            359        40.95     11.739   603     87.08
12.000 - 12.499                     115          5,254,574.66           0.32            359        42.09     12.126   622     96.70
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Original Loan-to-Value Ratios*
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Original               Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan-to-Value Ratios (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
25.00 or less                        16     $    1,626,472.26           0.10%           330        34.91     7.442    587     20.80
25.01 - 30.00                        12          1,356,530.66           0.08            359        41.77     7.526    634     27.39
30.01 - 35.00                        18          2,832,003.27           0.17            359        42.25     7.388    610     32.27
35.01 - 40.00                        35          4,983,386.16           0.31            343        39.99     7.237    592     37.46
40.01 - 45.00                        63          9,868,509.27           0.61            353        38.34     7.357    604     42.79
45.01 - 50.00                        94         15,079,663.19           0.93            354        40.37     7.276    598     48.31
50.01 - 55.00                       137         23,582,432.68           1.45            353        40.24     7.129    600     52.97
55.01 - 60.00                       204         32,848,433.60           2.02            354        41.06     7.251    589     57.81
60.01 - 65.00                       396         69,479,561.79           4.26            355        40.47     7.406    586     63.48
65.01 - 70.00                       475         86,868,299.62           5.33            355        41.12     7.600    580     68.63
70.01 - 75.00                       734        128,470,484.80           7.89            356        41.11     7.544    581     73.97
75.01 - 80.00                     3,827        689,841,100.61          42.35            358        40.86     7.250    643     79.82
80.01 - 85.00                       797        123,921,759.49           7.61            357        40.01     7.808    596     84.45
85.01 - 90.00                     1,900        287,187,981.60          17.63            358        39.59     8.397    608     89.78
90.01 - 95.00                       702        115,387,459.11           7.08            357        40.81     8.498    638     94.91
95.01 - 100.00                      492         35,744,993.45           2.19            357        39.66     9.870    672     99.98
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

*The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-11

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                      Description of the Group I Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                     FICO Scores at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of FICO Scores            Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination                   Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
500 - 519                           568     $   84,426,231.38           5.18%           357        41.72     8.532    509     74.65
520 - 539                           757        120,925,804.36           7.42            357        41.25     8.378    530     76.25
540 - 559                           850        134,312,015.61           8.24            357        41.53     8.229    550     78.21
560 - 579                           737        116,188,016.27           7.13            357        40.91     8.047    569     78.83
580 - 599                           851        142,494,753.71           8.75            356        40.36     7.769    589     79.60
600 - 619                         1,217        199,988,967.50          12.28            357        40.59     7.477    609     81.28
620 - 639                         1,332        207,695,500.63          12.75            356        40.41     7.516    630     80.54
640 - 659                         1,038        179,407,326.35          11.01            358        40.67     7.433    650     80.63
660 - 679                           858        145,374,568.29           8.92            356        40.36     7.333    668     81.34
680 - 699                           625        113,979,967.04           7.00            359        39.31     7.294    689     82.00
700 - 719                           426         68,731,266.71           4.22            356        39.75     7.406    709     82.94
720 - 739                           297         53,924,737.52           3.31            359        39.70     7.387    728     82.10
740 - 759                           184         33,171,863.43           2.04            358        39.43     7.350    748     82.82
760 - 779                            97         17,728,541.07           1.09            357        39.02     7.146    768     81.25
780 - 799                            56          9,788,829.75           0.60            358        37.27     7.376    787     83.05
800 or greater                        9            940,681.94           0.06            359        38.18     7.813    804     84.22
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Debt-to-Income Ratios
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Debt-to-Income         Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Ratios (%)                       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
20.00 or less                        70     $   10,759,140.81           0.66%           359        20.00     7.789    635     80.93
20.01 - 25.00                       520         77,276,012.74           4.74            356        23.22     7.788    621     79.70
25.01 - 30.00                       838        121,671,648.89           7.47            357        28.23     7.657    626     78.99
30.01 - 35.00                     1,327        204,284,034.11          12.54            357        33.13     7.701    624     79.50
35.01 - 40.00                     1,786        290,113,729.73          17.81            357        38.17     7.687    625     80.76
40.01 - 45.00                     2,349        403,413,460.12          24.76            357        43.09     7.648    624     80.54
45.01 - 50.00                     2,678        457,736,684.01          28.10            357        48.01     7.725    617     81.63
50.01 - 55.00                       334         63,824,361.15           3.92            355        52.97     7.575    576     65.66
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------


                                     III-12

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                      Description of the Group I Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                       Geographic Distribution
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
State                            Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Florida                           1,550     $  266,421,769.87          16.35%           358        40.40     7.656    624     80.09
California                        1,079        242,801,329.97          14.90            357        41.40     7.343    634     74.71
Arizona                           1,048        167,460,275.74          10.28            357        40.00     7.672    622     80.87
Illinois                            869        143,457,570.69           8.81            357        40.76     7.718    630     81.64
New York                            310         79,329,869.76           4.87            357        41.48     7.362    624     75.52
Maryland                            380         74,655,886.10           4.58            356        40.53     7.450    602     77.06
Texas                               559         64,461,808.18           3.96            352        38.78     7.917    612     82.24
New Jersey                          286         61,335,054.31           3.77            357        41.54     7.794    613     75.78
Michigan                            507         59,991,453.08           3.68            359        40.44     8.298    606     85.02
Nevada                              247         46,885,137.09           2.88            359        41.24     7.573    622     78.99
Washington                          197         36,350,077.85           2.23            359        40.80     7.480    627     82.22
Ohio                                321         32,485,993.62           1.99            352        39.25     7.987    604     87.28
Missouri                            286         32,119,504.76           1.97            357        40.51     8.388    594     85.16
Utah                                185         25,257,488.62           1.55            358        39.05     7.616    636     82.42
Minnesota                           140         24,826,974.03           1.52            359        41.61     7.890    612     82.90
Pennsylvania                        183         23,638,247.96           1.45            354        39.13     8.207    604     83.79
Massachusetts                       100         22,522,588.78           1.38            359        41.27     7.556    649     79.35
Colorado                            129         22,096,216.31           1.36            357        38.48     7.464    638     82.54
Indiana                             219         21,373,521.54           1.31            356        38.71     8.289    605     88.10
Wisconsin                           144         17,884,718.66           1.10            358        42.59     8.387    600     84.37
Hawaii                               55         17,198,205.56           1.06            357        41.44     6.822    640     77.52
Connecticut                          97         17,082,787.51           1.05            359        41.18     8.182    612     79.27
North Carolina                      130         16,257,277.84           1.00            355        39.54     8.080    591     83.33
Tennessee                           110         12,120,095.47           0.74            350        39.90     8.315    583     87.36
Oregon                               66         11,118,920.85           0.68            359        40.44     7.574    621     79.88
New Mexico                           85         11,045,409.18           0.68            358        38.14     7.775    615     83.55
Rhode Island                         42          8,233,944.21           0.51            359        40.95     7.838    612     78.19
Georgia                              63          7,807,160.42           0.48            356        38.52     7.624    617     85.07
Oklahoma                             63          6,836,024.98           0.42            359        39.62     8.063    625     84.86
Kentucky                             50          5,698,989.70           0.35            359        40.42     8.247    599     84.19
Iowa                                 54          5,617,731.08           0.34            359        41.02     7.951    597     82.45
Delaware                             31          5,211,386.22           0.32            357        41.96     7.456    608     77.14
Alabama                              38          4,411,030.75           0.27            358        39.01     8.558    589     86.30
Nebraska                             36          4,410,886.09           0.27            350        38.22     7.814    627     83.51
Kansas                               40          4,162,147.97           0.26            359        38.06     8.594    608     85.83
South Carolina                       30          3,707,967.75           0.23            359        39.64     7.934    567     84.75
Idaho                                31          3,699,327.35           0.23            359        38.28     7.410    624     80.00
New Hampshire                        16          3,596,214.12           0.22            359        43.01     7.927    594     81.22
Maine                                26          3,525,092.40           0.22            356        38.90     7.865    594     77.54
Louisiana                            30          2,976,612.95           0.18            354        38.13     7.985    597     86.41
Alaska                               17          2,798,856.40           0.17            359        40.08     7.349    644     82.74
Wyoming                              15          1,901,296.93           0.12            359        44.58     7.547    623     83.98
Arkansas                             12          1,234,214.23           0.08            359        37.56     8.348    571     82.55
Mississippi                          10          1,156,078.56           0.07            358        37.68     8.055    584     90.61
North Dakota                          7            666,104.88           0.04            359        42.62     7.934    622     88.05
Vermont                               4            626,461.45           0.04            359        44.58     7.861    620     79.80
Montana                               4            504,425.48           0.03            359        40.81     8.559    584     87.31
South Dakota                          1            118,934.31           0.01            359        34.00     8.950    504     85.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------


                                     III-13

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                      Description of the Group I Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                          Occupancy Status*
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Occupancy Status                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Primary                           8,938     $1,488,706,833.25          91.38%           357        40.88     7.618    617     79.58
Investor                            863        122,452,701.72           7.52            358        36.22     8.538    653     85.16
Second Home                         101         17,919,536.59           1.10            357        40.38     7.750    655     81.13
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         Documentation Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Documentation Type               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Full Documentation                5,354     $  846,136,691.60          51.94%           356        40.55     7.405    602     79.13
Stated Documentation              4,096        704,474,594.32          43.24            358        40.64     8.033    644     80.93
Limited Documentation               452         78,467,785.64           4.82            358        39.30     7.662    611     81.38
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Loan Purpose
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan Purpose                     Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Purchase                          4,759     $  779,771,926.66          47.87%           359        40.33     7.743    651     83.77
Refinance-Debt
  Consolidation No Cash Out*        509         71,123,923.29           4.37            355        41.09     7.600    607     80.89
Refinance-Debt
  Consolidation Cash Out**        4,634        778,183,221.61          47.77            356        40.67     7.642    591     76.18
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

------------------------------------------------------------------------------------------------------------------------------------
                                                            Credit Grade
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Risk Category                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
I                                 7,627     $1,248,588,069.91          76.64%           357        40.44     7.540    636     81.24
II                                1,457        240,687,702.26          14.77            356        40.36     7.951    577     78.57
III                                 393         66,249,272.46           4.07            357        41.00     8.268    561     75.55
IV                                  343         59,897,717.64           3.68            357        41.46     8.452    551     68.95
V                                    82         13,656,309.29           0.84            358        44.97     10.463   542     64.42
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Property Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Property Type                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached            7,321     $1,156,560,318.68          70.99%           357        40.60     7.696    616     79.96
PUD Detached                      1,259        230,419,437.31          14.14            358        40.23     7.618    621     80.59
Two-to Four-Family                  546        119,970,608.16           7.36            357        41.01     7.692    640     78.46
Condominium                         727        114,307,168.32           7.02            359        39.80     7.753    647     81.14
PUD Attached                         43          6,719,725.53           0.41            359        41.84     7.525    638     80.29
Single Family Attached                6          1,101,813.56           0.07            359        44.33     8.139    638     78.99
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------


                                     III-14

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                      Description of the Group I Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                Prepayment Charge Term at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Prepayment Charge Term          Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination (months)          Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
No Prepayment Penalty             3,498     $  565,002,431.43          34.68%           357        40.55     7.879    624     80.61
12                                  379         77,848,149.27           4.78            357        40.36     7.638    624     77.79
24                                4,061        679,064,235.51          41.68            359        40.66     7.701    617     80.69
36                                1,964        307,164,255.35          18.86            354        40.24     7.323    620     78.02
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         Conforming Balance
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Conforming Balance               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Conforming                        9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------
Total:                            9,902     $1,629,079,071.56         100.00%           357        40.53     7.689    620     80.02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Range of Maximum Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Maximum                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
11.000 - 11.499                      12     $    2,561,620.21           0.20%           359        39.22     5.421    634     71.90
11.500 - 11.999                     225         46,151,153.11           3.54            358        40.11     5.802    653     74.93
12.000 - 12.499                     502        100,574,907.40           7.72            358        40.62     6.262    653     76.69
12.500 - 12.999                   1,148        219,951,623.51          16.88            359        40.49     6.760    648     77.75
13.000 - 13.499                   1,103        202,104,712.74          15.51            359        40.94     7.233    637     78.70
13.500 - 13.999                   1,396        245,752,631.91          18.86            359        40.74     7.732    620     80.08
14.000 - 14.499                     943        157,461,921.28          12.08            359        40.17     8.228    600     82.47
14.500 - 14.999                     964        153,815,038.64          11.80            359        40.16     8.723    597     85.32
15.000 - 15.499                     564         86,323,196.90           6.62            359        40.27     9.227    591     85.59
15.500 - 15.999                     370         52,812,729.82           4.05            359        40.18     9.708    583     85.83
16.000 - 16.499                     141         19,557,422.17           1.50            358        39.73     10.189   595     86.08
16.500 - 16.999                      71         10,206,271.27           0.78            359        42.02     10.697   565     80.56
17.000 - 17.499                      24          3,851,269.66           0.30            359        44.80     11.166   549     72.91
17.500 - 17.999                       9          1,565,287.78           0.12            359        39.03     11.785   527     64.38
18.000 - 18.499                       3            523,068.60           0.04            359        48.59     12.072   519     66.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                            7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Minimum                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        12     $    2,561,620.21           0.20%           359        39.22     5.421    634     71.90
5.500 - 5.999                       225         46,151,153.11           3.54            358        40.11     5.802    653     74.93
6.000 - 6.499                       502        100,574,907.40           7.72            358        40.62     6.262    653     76.69
6.500 - 6.999                     1,148        219,951,623.51          16.88            359        40.49     6.760    648     77.75
7.000 - 7.499                     1,103        202,104,712.74          15.51            359        40.94     7.233    637     78.70
7.500 - 7.999                     1,396        245,752,631.91          18.86            359        40.74     7.732    620     80.08
8.000 - 8.499                       943        157,461,921.28          12.08            359        40.17     8.228    600     82.47
8.500 - 8.999                       964        153,815,038.64          11.80            359        40.16     8.723    597     85.32
9.000 - 9.499                       564         86,323,196.90           6.62            359        40.27     9.227    591     85.59
9.500 - 9.999                       370         52,812,729.82           4.05            359        40.18     9.708    583     85.83
10.000 - 10.499                     141         19,557,422.17           1.50            358        39.73     10.189   595     86.08
10.500 - 10.999                      71         10,206,271.27           0.78            359        42.02     10.697   565     80.56
11.000 - 11.499                      24          3,851,269.66           0.30            359        44.80     11.166   549     72.91
11.500 - 11.999                       9          1,565,287.78           0.12            359        39.03     11.785   527     64.38
12.000 - 12.499                       3            523,068.60           0.04            359        48.59     12.072   519     66.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                            7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------


                                     III-15

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                      Description of the Group I Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                             Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of                        Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Gross Margins (%)                Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
3.750 - 3.999                       460     $   82,952,573.47           6.37%           358        40.52     7.636    633     81.46
4.000 - 4.249                       311         59,692,439.89           4.58            359        41.11     7.665    636     81.59
4.500 - 4.749                         4            588,467.38           0.05            360        38.03     7.730    684     86.58
6.000 - 6.249                     6,692      1,158,297,753.80          88.88            359        40.49     7.747    620     80.45
6.500 - 6.749                         1            307,817.21           0.02            359        44.00     8.600    521     60.39
7.000 - 7.249                         7          1,373,803.25           0.11            359        37.02     8.454    608     78.59
------------------------------------------------------------------------------------------------------------------------------------
Total:                            7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Next Adjustment Date             Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
3/1/2007                              1     $      111,315.16           0.01%           352        47.00     7.500    520     80.00
5/1/2007                              5            827,318.59           0.06            354        37.91     7.577    566     86.31
6/1/2007                              5            527,615.68           0.04            355        42.79     8.565    604     86.17
7/1/2007                             18          2,312,122.21           0.18            356        44.99     8.229    585     88.26
8/1/2007                             70         12,079,352.70           0.93            357        41.67     7.909    600     83.34
9/1/2007                            560         96,001,782.33           7.37            358        39.92     7.817    619     80.67
10/1/2007                         4,004        690,740,152.72          53.00            359        40.48     7.751    622     80.26
11/1/2007                           419         75,849,350.00           5.82            360        40.71     8.124    619     83.63
12/1/2007                            93         14,893,959.00           1.14            360        40.07     8.401    598     82.38
4/1/2008                              3            829,741.02           0.06            353        40.42     8.718    611     97.31
6/1/2008                              2            246,587.74           0.02            355        41.46     6.597    609     89.96
7/1/2008                              5          1,064,742.33           0.08            356        47.53     7.452    603     86.01
8/1/2008                             22          4,302,872.67           0.33            357        39.88     7.565    554     78.68
9/1/2008                            222         36,397,801.10           2.79            358        39.72     7.530    628     80.99
10/1/2008                         1,869        333,696,655.75          25.61            359        40.77     7.555    625     79.98
11/1/2008                           142         27,335,316.00           2.10            360        39.61     7.945    623     82.40
12/1/2008                            35          5,996,170.00           0.46            360        42.06     8.259    592     80.44
------------------------------------------------------------------------------------------------------------------------------------
Total:                            7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Initial Periodic Cap (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2.000                             7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------
Total:                            7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Periodic Cap (%)                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
1.000                             7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------
Total:                            7,475     $1,303,212,855.00         100.00%           359        40.51     7.737    621     80.57
------------------------------------------------------------------------------------------------------------------------------------


                                     III-16

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------
                               Collateral Summary
--------------------------------------------------------------------------------

Statistics given below are for the Initial Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Initial Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                              Summary Statistics         Range (if applicable)
Number of Initial Mortgage Loans                                    3,038

Aggregate Current Principal Balance                            $870,921,793.95       $20,976.03 to $850,000.00
Average Current Principal Balance                                $286,676.03

Aggregate Original Principal Balance                           $871,443,045.00       $21,000.00 to $850,000.00
Average Original Principal Balance                               $286,847.61

Fully Amortizing Mortgage Loans                                    100.00%

1st Lien                                                           98.12%

Wtd. Avg. Gross Coupon                                             7.360%                  5.200% to 12.400%

Wtd. Avg. Original Term (months)                                     359                       180 to 360
Wtd. Avg. Remaining Term (months)                                    358                       177 to 360

Margin (ARM Loans Only)                                            5.908%                   3.750% to 6.000%

Maximum Mortgage Rate (ARM Loans Only)                             13.413%                 11.200% to 18.000%

Minimum Mortgage Rate (ARM Loans Only)                             7.413%                  5.200% to 12.000%

Wtd. Avg. Original LTV                                             79.64%                  12.90% to 100.00%

Wtd. Avg. Borrower FICO                                              637                       500 to 816

Geographic Distribution (Top 5)                                            CA 46.92%
                                                                           FL 8.61%
                                                                           NY 7.90%
                                                                           AZ 5.80%
                                                                           MD 5.14%

--------------------------------------------------------------------------------

(1)The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-17

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                     Description of the Group II Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                           Collateral Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Collateral Type                  Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2 YR/6MO LIB                      1,099     $  324,330,931.90          37.24%           359        36.23     7.736    608     80.66
2 YR/6MO LIB - 2YR IO               207         80,390,812.87           9.23            359        40.81     6.935    675     78.95
2 YR/6MO LIB - 3YR IO                 1            372,000.00           0.04            358        32.00     5.990    674     80.00
2 YR/6MO LIB - 5YR IO               307        114,026,246.97          13.09            359        41.03     7.091    677     79.54
3 YR/6MO LIB                        400        123,322,878.01          14.16            359        37.44     7.437    627     80.67
3 YR/6MO LIB - 3YR IO                46         16,600,519.76           1.91            359        41.65     6.569    671     78.07
3 YR/6MO LIB - 5YR IO               106         35,893,738.17           4.12            357        40.92     6.904    667     77.98
FIXED RATE                          744        137,867,051.06          15.83            351        35.86     7.283    635     77.84
FIXED RATE - 2YR IO                   1             84,000.00           0.01            358        40.00     7.700    624     80.00
FIXED RATE - 3YR IO                   7          2,342,609.72           0.27            359        39.20     6.423    684     68.37
FIXED RATE - 5YR IO                 120         35,691,005.49           4.10            358        39.44     6.701    673     78.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  Principal Balances at Origination
------------------------------------------------------------------------------------------------------------------------------------
                                Number of                                            Remaining
                                 Initial         Principal         % of Principal     Term to    Debt-to-    Gross
Range of Principal Balances      Mortgage        Balance at           Balance         Maturity    Income     Coupon            OLTV
at Origination ($)                Loans         Origination        at Origination    (months)*     (%)*       (%)*   FICO*     (%)*
------------------------------------------------------------------------------------------------------------------------------------
25,000.00 or less                     1     $       21,000.00           0.00%           357        28.00     10.750   744     100.00
25,000.01 - 50,000.00                 6            180,962.00           0.02            359        27.02     10.744   687     100.00
50,000.01 - 100,000.00              533         42,808,073.00           4.91            350        32.23     8.474    628     82.07
100,000.01 - 150,000.00             468         58,155,282.00           6.67            353        32.27     7.944    622     79.53
150,000.01 - 200,000.00             254         44,622,566.00           5.12            357        29.88     7.626    622     78.60
200,000.01 - 250,000.00             208         46,845,813.00           5.38            356        29.00     7.364    633     78.17
250,000.01 - 300,000.00             118         32,262,413.00           3.70            359        32.95     7.311    632     77.66
300,000.01 - 350,000.00             218         72,925,086.00           8.37            357        37.57     7.294    632     79.96
350,000.01 - 400,000.00             408        153,061,698.00          17.56            358        41.39     7.241    641     79.55
400,000.01 - 450,000.00             274        116,487,241.00          13.37            359        40.18     7.276    647     80.18
450,000.01 - 500,000.00             234        111,359,095.00          12.78            359        40.83     7.295    641     80.62
500,000.01 - 550,000.00             103         54,112,603.00           6.21            359        41.07     7.130    644     80.60
550,000.01 - 600,000.00              76         43,914,019.00           5.04            359        39.92     7.297    638     80.60
600,000.01 - 650,000.00              54         34,056,287.00           3.91            359        38.38     7.003    639     79.79
650,000.01 - 700,000.00              41         27,668,999.00           3.18            359        40.92     6.869    660     77.27
700,000.01 - 750,000.00              12          8,670,750.00           0.99            359        43.61     7.373    619     79.31
750,000.01 or greater                30         24,291,158.00           2.79            359        35.18     6.879    614     74.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  871,443,045.00         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

*Based on original balances of the Mortgage Loans.

------------------------------------------------------------------------------------------------------------------------------------
                                              Principal Balances as of the Cut-off Date
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Principal Balances     Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
as of the Cut-off Date ($)       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
25,000.00 or less                     1     $       20,976.03           0.00%           357        28.00     10.750   744     100.00
25,000.01 - 50,000.00                 6            180,914.71           0.02            359        27.02     10.744   687     100.00
50,000.01 - 100,000.00              533         42,757,733.08           4.91            350        32.23     8.474    628     82.07
100,000.01 - 150,000.00             468         58,111,396.25           6.67            353        32.27     7.945    622     79.53
150,000.01 - 200,000.00             254         44,592,814.48           5.12            357        29.88     7.627    622     78.60
200,000.01 - 250,000.00             208         46,821,454.10           5.38            356        29.00     7.364    633     78.17
250,000.01 - 300,000.00             118         32,251,165.24           3.70            359        32.95     7.311    632     77.66
300,000.01 - 350,000.00             221         73,927,785.12           8.49            357        37.58     7.295    632     80.06
350,000.01 - 400,000.00             406        152,320,684.03          17.49            358        41.43     7.238    641     79.53
400,000.01 - 450,000.00             273        116,028,373.12          13.32            359        40.16     7.279    647     80.15
450,000.01 - 500,000.00             234        111,297,185.09          12.78            359        40.83     7.295    641     80.62
500,000.01 - 550,000.00             103         54,094,594.35           6.21            359        41.07     7.130    644     80.60
550,000.01 - 600,000.00              76         43,889,020.33           5.04            359        39.92     7.297    638     80.60
600,000.01 - 650,000.00              54         34,034,327.19           3.91            359        38.38     7.003    639     79.79
650,000.01 - 700,000.00              41         27,651,130.31           3.17            359        40.92     6.869    660     77.27
700,000.01 - 750,000.00              12          8,665,935.56           1.00            359        43.61     7.373    619     79.30
750,000.01 or greater                30         24,276,304.96           2.79            359        35.18     6.879    614     74.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------


                                     III-18

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                     Description of the Group II Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                     Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Range of Months Remaining        Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
121 - 180                            32     $    4,371,555.76           0.50%           179        29.36     6.730    639     69.54
181 - 240                            30          3,881,628.67           0.45            239        33.45     6.878    637     69.60
301 - 360                         2,976        862,668,609.52          99.05            359        37.89     7.366    637     79.74
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       Current Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Current                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        20     $    6,443,827.49           0.74%           355        38.98     5.339    662     69.51
5.500 - 5.999                       163         60,944,326.19           7.00            358        37.79     5.777    669     74.30
6.000 - 6.499                       450        145,926,717.59          16.76            355        38.56     6.232    651     75.33
6.500 - 6.999                       554        177,752,637.52          20.41            357        38.38     6.756    646     78.08
7.000 - 7.499                       430        131,840,624.44          15.14            358        37.93     7.240    635     78.98
7.500 - 7.999                       450        129,864,110.13          14.91            358        38.48     7.756    621     80.17
8.000 - 8.499                       274         74,929,303.94           8.60            358        37.02     8.217    618     82.53
8.500 - 8.999                       278         71,599,530.88           8.22            358        36.77     8.715    618     85.67
9.000 - 9.499                       135         27,436,785.19           3.15            358        34.05     9.211    630     87.68
9.500 - 9.999                        93         20,367,421.31           2.34            359        33.76     9.727    610     86.88
10.000 - 10.499                      32          6,246,763.03           0.72            359        30.13     10.203   598     83.84
10.500 - 10.999                      75          8,644,541.73           0.99            359        40.37     10.754   687     95.13
11.000 - 11.499                      15          1,758,072.88           0.20            359        36.17     11.054   654     93.60
11.500 - 11.999                      49          5,283,049.94           0.61            359        44.84     11.792   628     96.28
12.000 - 12.499                      20          1,884,081.69           0.22            359        42.13     12.171   626     95.64
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Original Loan-to-Value Ratios*
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Original               Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan-to-Value Ratios (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
25.00 or less                         3     $      374,867.83           0.04%           322        19.35     6.826    694     15.67
25.01 - 30.00                         3            310,656.83           0.04            359        17.71     7.348    641     27.44
30.01 - 35.00                         4            592,513.10           0.07            318        19.85     6.740    627     33.68
35.01 - 40.00                        11          2,395,493.88           0.28            359        33.01     6.530    606     38.20
40.01 - 45.00                        16          2,450,809.50           0.28            349        37.21     6.559    622     42.92
45.01 - 50.00                        37         10,031,153.73           1.15            355        32.21     6.725    617     47.91
50.01 - 55.00                        58         13,334,064.43           1.53            355        38.78     6.581    619     52.50
55.01 - 60.00                        78         18,957,377.10           2.18            351        37.57     6.938    600     57.99
60.01 - 65.00                       138         38,751,686.15           4.45            356        37.69     6.962    594     63.53
65.01 - 70.00                       158         41,710,273.89           4.79            355        35.63     7.070    596     68.66
70.01 - 75.00                       247         69,514,820.66           7.98            357        38.94     7.232    600     74.07
75.01 - 80.00                     1,239        413,579,802.60          47.49            358        39.42     7.042    654     79.82
80.01 - 85.00                       215         63,790,400.61           7.32            358        36.21     7.300    610     84.26
85.01 - 90.00                       471        123,518,183.51          14.18            358        33.57     7.990    640     89.79
90.01 - 95.00                       165         49,152,224.49           5.64            358        38.67     8.416    644     94.73
95.01 - 100.00                      195         22,457,465.64           2.58            359        39.44     10.555   693     99.96
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

*The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-19

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                     Description of the Group II Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                     FICO Scores at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of FICO Scores            Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination                   Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
500 - 519                           115     $   27,502,607.80           3.16%           359        38.78     8.054    509     75.37
520 - 539                           167         41,026,312.50           4.71            356        39.19     8.118    531     75.49
540 - 559                           191         47,201,655.01           5.42            358        37.68     7.738    550     74.61
560 - 579                           201         51,346,378.54           5.90            359        36.07     7.648    569     77.14
580 - 599                           220         64,911,771.49           7.45            358        37.01     7.549    589     78.58
600 - 619                           298         88,590,113.43          10.17            358        36.06     7.221    609     79.80
620 - 639                           519        143,548,963.90          16.48            357        39.11     7.263    628     78.91
640 - 659                           324         97,126,333.76          11.15            356        38.62     7.238    650     81.21
660 - 679                           264         84,445,155.46           9.70            357        37.63     7.208    669     81.26
680 - 699                           226         76,066,139.82           8.73            358        38.10     6.998    689     81.07
700 - 719                           193         55,850,397.65           6.41            358        37.73     7.256    708     82.48
720 - 739                           136         41,510,361.63           4.77            358        37.28     7.186    729     81.73
740 - 759                            87         22,700,872.09           2.61            358        39.83     7.357    748     84.21
760 - 779                            61         17,268,739.10           1.98            359        35.54     7.080    769     81.99
780 - 799                            26          9,166,692.94           1.05            358        34.53     7.507    789     81.61
800 or greater                       10          2,659,298.83           0.31            359        43.17     7.497    808     83.58
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Debt-to-Income Ratios
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Debt-to-Income         Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Ratios (%)                       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
20.00 or less                       625     $  119,878,292.85          13.76%           356        13.02     7.608    634     80.05
20.01 - 25.00                       110         33,644,731.43           3.86            358        23.21     7.121    629     76.37
25.01 - 30.00                       164         40,835,226.58           4.69            357        28.17     7.209    638     77.14
30.01 - 35.00                       264         74,600,529.86           8.57            356        33.21     7.262    638     79.68
35.01 - 40.00                       372        110,579,198.63          12.70            357        38.00     7.338    638     78.95
40.01 - 45.00                       601        198,031,165.60          22.74            358        43.10     7.302    645     80.95
45.01 - 50.00                       815        266,924,810.62          30.65            359        48.08     7.361    639     80.99
50.01 - 55.00                        87         26,427,838.38           3.03            358        53.22     7.577    571     65.15
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------


                                     III-20

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                     Description of the Group II Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                       Geographic Distribution
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
State                            Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
California                        1,061     $  408,655,198.51          46.92%           359        40.27     7.147    644     78.82
Florida                             348         75,012,598.21           8.61            356        35.28     7.727    632     80.13
New York                            179         68,792,461.80           7.90            359        40.75     7.154    642     79.65
Arizona                             278         50,510,853.80           5.80            354        32.46     7.569    626     79.41
Maryland                            147         44,721,842.19           5.14            358        38.75     7.222    617     79.73
New Jersey                           74         27,694,915.09           3.18            357        38.97     7.603    625     77.82
Nevada                               86         27,656,138.35           3.18            359        37.12     7.726    640     80.58
Illinois                             99         27,579,053.30           3.17            358        37.05     7.812    622     82.74
Washington                           53         16,841,132.96           1.93            357        36.62     7.346    644     81.25
Michigan                            100         11,358,539.25           1.30            354        29.45     8.282    601     82.80
Texas                                79         10,308,404.52           1.18            341        28.00     7.378    646     80.94
Massachusetts                        33          9,355,230.79           1.07            359        39.53     7.687    650     82.33
Colorado                             34          9,353,871.10           1.07            359        34.09     7.568    621     79.35
Hawaii                               20          8,684,524.20           1.00            356        36.03     6.536    663     77.95
Utah                                 37          8,585,699.61           0.99            359        34.45     7.826    661     84.11
Ohio                                 84          8,322,889.52           0.96            356        32.36     7.754    615     84.51
Connecticut                          22          7,686,896.71           0.88            359        32.78     7.871    622     81.48
Pennsylvania                         45          6,975,982.79           0.80            352        31.08     7.624    609     74.07
Indiana                              29          6,668,123.17           0.77            359        30.40     8.460    688     87.58
Minnesota                            21          4,614,841.04           0.53            359        27.14     8.008    628     81.81
Missouri                             30          3,729,618.48           0.43            359        28.81     8.091    577     84.88
Wisconsin                            18          2,837,826.25           0.33            359        37.55     7.584    620     81.33
Oregon                               11          2,724,419.66           0.31            359        29.31     7.442    611     79.41
New Mexico                           11          2,723,572.67           0.31            359        31.90     7.731    626     79.40
Tennessee                            19          2,105,260.56           0.24            352        34.87     8.452    616     87.34
North Carolina                       14          2,055,011.90           0.24            346        22.41     7.231    636     79.22
Kentucky                             12          1,932,080.72           0.22            359        18.42     7.908    615     82.43
Rhode Island                          9          1,818,637.43           0.21            335        33.08     7.513    600     77.77
Georgia                               6          1,786,448.84           0.21            336        22.77     6.589    611     77.38
Alaska                                6          1,691,069.09           0.19            359        34.06     7.309    637     82.16
Alabama                              11          1,117,629.46           0.13            359        27.83     8.402    621     86.01
Oklahoma                             10            997,069.85           0.11            359        27.47     8.117    611     81.19
Delaware                              6            886,782.84           0.10            346        24.00     7.066    625     78.33
South Carolina                        5            842,971.49           0.10            358        36.00     7.133    625     83.42
Kansas                                7            784,147.80           0.09            359        36.07     7.547    643     83.61
Idaho                                 6            726,019.01           0.08            359        32.05     7.637    587     72.72
Maine                                 6            617,498.92           0.07            358        35.21     6.849    630     72.49
Iowa                                  6            596,220.66           0.07            342        28.14     7.811    673     83.66
Louisiana                             6            527,458.22           0.06            357        27.84     7.396    673     87.59
Nebraska                              3            290,064.09           0.03            359        23.46     7.264    654     73.02
New Hampshire                         1            201,356.34           0.02            359        10.00     7.700    562     79.96
Montana                               2            198,229.19           0.02            359        14.06     9.375    551     70.29
Wyoming                               1            147,600.00           0.02            360        44.00     7.050    644     80.00
Arkansas                              1             73,056.61           0.01            359        15.00     8.600    573     85.00
Mississippi                           1             71,000.00           0.01            360        36.00     6.150    633     71.00
Vermont                               1             61,546.96           0.01            359        55.00     6.750    617     52.20
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------


                                     III-21

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                     Description of the Group II Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                          Occupancy Status
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Occupancy Status                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Primary                           2,691     $  803,875,990.35          92.30%           357        38.97     7.280    634     79.16
Investor                            325         60,307,211.22           6.92            358        23.06     8.357    668     85.21
Second Home                          22          6,738,592.38           0.77            359        33.77     8.029    695     87.16
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         Documentation Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Documentation Type               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Stated Documentation              1,378     $  415,273,083.07          47.68%           358        40.37     7.830    650     81.33
Full Documentation                1,458        399,398,764.75          45.86            356        35.87     6.880    626     77.75
Limited Documentation               202         56,249,946.13           6.46            359        32.95     7.305    621     80.64
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Loan Purpose
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan Purpose                     Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Purchase                          1,518     $  461,126,383.61          52.95%           359        38.17     7.484    665     83.36
Refinance-Debt
  Consolidation No Cash Out*        115         25,750,732.27           2.96            350        33.37     6.844    630     77.85
Refinance-Debt
  Consolidation Cash Out**        1,405        384,044,678.07           44.1            357        37.72     7.246    604     75.30
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

------------------------------------------------------------------------------------------------------------------------------------
                                                            Credit Grade
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Risk Category                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
I                                 2,395     $  696,681,243.39          79.99%           357        37.66     7.260    652     80.78
II                                  406        110,551,945.21          12.69            358        37.67     7.564    589     77.59
III                                  99         24,700,497.90           2.84            359        36.92     7.929    558     75.22
IV                                  110         33,050,539.53           3.79            357        41.64     7.941    561     68.99
V                                    28          5,937,567.92           0.68            359        43.64     9.745    557     62.19
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Property Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Property Type                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached            2,305     $  645,399,268.25          74.11%           357        38.14     7.321    634     79.32
PUD Detached                        403        134,489,917.96          15.44            358        37.57     7.425    639     80.37
Two-to Four-Family                  164         49,098,237.07           5.64            358        36.05     7.411    649     79.93
Condominium                         150         37,349,331.66           4.29            358        35.07     7.751    660     82.28
PUD Attached                         14          4,369,147.14           0.50            359        43.62     7.284    653     79.00
Single Family Attached                2            215,891.87           0.02            359        34.98     7.300    630     83.09
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                Prepayment Charge Term at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Prepayment Charge Term          Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination (months)          Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
No Prepayment Penalty             1,038     $  295,869,518.13          33.97%           358        38.38     7.865    642     81.96
12                                  172         64,750,370.41           7.43            357        37.29     7.483    631     78.42
24                                1,159        346,396,342.47          39.77            359        38.02     7.207    630     79.83
36                                  669        163,905,562.94          18.82            355        36.66     6.725    644     75.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------


                                     III-22

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                     Description of the Group II Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                         Conforming Balance
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Conforming Balance               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Non-Conforming                    1,297     $  555,440,829.64          63.78%           359        40.52     7.323    643     80.34
Conforming                        1,741        315,480,964.31          36.22            355        33.10     7.427    626     78.42
------------------------------------------------------------------------------------------------------------------------------------
Total:                            3,038     $  870,921,793.95         100.00%           358        37.83     7.360    637     79.64
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Range of Maximum Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Maximum                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
11.000 - 11.499                      19     $    6,304,847.04           0.91%           359        39.35     5.339    663     69.61
11.500 - 11.999                     114         42,613,224.16           6.13            359        37.73     5.777    666     76.39
12.000 - 12.499                     245         89,660,970.28          12.90            358        39.83     6.252    648     75.61
12.500 - 12.999                     395        138,302,370.30          19.90            359        38.79     6.758    652     78.63
13.000 - 13.499                     346        114,917,305.77          16.54            359        38.36     7.244    636     79.50
13.500 - 13.999                     370        117,735,429.30          16.94            359        39.20     7.759    622     80.29
14.000 - 14.499                     213         65,702,331.15           9.45            359        37.03     8.221    619     82.50
14.500 - 14.999                     247         67,967,457.08           9.78            359        36.88     8.716    618     85.96
15.000 - 15.499                     101         23,727,148.41           3.41            359        33.87     9.207    622     86.80
15.500 - 15.999                      78         19,050,537.19           2.74            359        33.50     9.733    606     86.36
16.000 - 16.499                      23          5,368,303.82           0.77            359        30.64     10.223   598     83.77
16.500 - 16.999                      11          2,428,439.59           0.35            359        38.10     10.684   596     86.92
17.000 - 17.499                       2            533,812.24           0.08            359        36.61     11.064   561     84.38
17.500 - 17.999                       1            455,000.00           0.07            360        53.00     11.500   532     70.00
18.000 - 18.499                       1            169,951.35           0.02            359        18.00     12.000   549     51.67
------------------------------------------------------------------------------------------------------------------------------------
Total:                            2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Minimum                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                        19     $    6,304,847.04           0.91%           359        39.35     5.339    663     69.61
5.500 - 5.999                       114         42,613,224.16           6.13            359        37.73     5.777    666     76.39
6.000 - 6.499                       245         89,660,970.28          12.90            358        39.83     6.252    648     75.61
6.500 - 6.999                       395        138,302,370.30          19.90            359        38.79     6.758    652     78.63
7.000 - 7.499                       346        114,917,305.77          16.54            359        38.36     7.244    636     79.50
7.500 - 7.999                       370        117,735,429.30          16.94            359        39.20     7.759    622     80.29
8.000 - 8.499                       213         65,702,331.15           9.45            359        37.03     8.221    619     82.50
8.500 - 8.999                       247         67,967,457.08           9.78            359        36.88     8.716    618     85.96
9.000 - 9.499                       101         23,727,148.41           3.41            359        33.87     9.207    622     86.80
9.500 - 9.999                        78         19,050,537.19           2.74            359        33.50     9.733    606     86.36
10.000 - 10.499                      23          5,368,303.82           0.77            359        30.64     10.223   598     83.77
10.500 - 10.999                      11          2,428,439.59           0.35            359        38.10     10.684   596     86.92
11.000 - 11.499                       2            533,812.24           0.08            359        36.61     11.064   561     84.38
11.500 - 11.999                       1            455,000.00           0.07            360        53.00     11.500   532     70.00
12.000 - 12.499                       1            169,951.35           0.02            359        18.00     12.000   549     51.67
------------------------------------------------------------------------------------------------------------------------------------
Total:                            2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of                        Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Gross Margins (%)                Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
3.750 - 3.999                        53     $   16,974,487.22           2.44%           359        36.67     7.928    622     83.15
4.000 - 4.249                        40         12,464,457.13           1.79            359        39.32     7.337    640     80.35
4.500 - 4.749                         1            397,800.00           0.06            360        44.00     8.350    613     90.00
6.000 - 6.249                     2,072        665,100,383.33          95.71            359        38.14     7.401    635     79.99
------------------------------------------------------------------------------------------------------------------------------------
Total:                            2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------


                                     III-23

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                     Description of the Group II Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                          Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Next Adjustment Date             Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
4/1/2007                              2     $      523,359.35           0.08%           353        45.51     6.983    613     94.42
5/1/2007                              1            347,057.33           0.05            354        50.00     7.450    650     95.00
6/1/2007                              3            533,737.25           0.08            355        42.32     6.869    633     89.61
7/1/2007                              6          1,084,972.48           0.16            356        40.48     8.429    660     88.22
8/1/2007                              9          2,171,223.52           0.31            357        41.37     7.976    576     83.37
9/1/2007                            179         55,658,307.09           8.01            358        36.94     7.297    634     80.39
10/1/2007                         1,177        382,461,986.72          55.04            359        38.03     7.428    636     79.82
11/1/2007                           189         61,641,068.00           8.87            360        38.14     7.742    626     81.11
12/1/2007                            48         14,698,280.00           2.12            360        38.84     7.946    633     81.51
3/1/2008                              1            635,051.43           0.09            352        46.00     6.250    562     84.99
4/1/2008                              2            425,322.34           0.06            353        25.17     7.695    595     90.00
5/1/2008                              1            334,419.00           0.05            354        46.00     7.300    624     89.60
6/1/2008                              1             74,535.23           0.01            355        49.00     7.800    564     85.00
7/1/2008                              1            300,550.60           0.04            356        14.00     7.250    608     90.00
8/1/2008                              2            570,751.99           0.08            357        41.88     7.037    571     83.18
9/1/2008                             55         16,712,083.86           2.40            354        36.65     7.050    621     77.75
10/1/2008                           405        128,272,133.49          18.46            359        38.79     7.230    638     79.48
11/1/2008                            72         24,547,048.00           3.53            360        38.35     7.513    655     81.84
12/1/2008                            12          3,945,240.00           0.57            360        40.85     7.090    689     85.54
------------------------------------------------------------------------------------------------------------------------------------
Total:                            2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Initial Periodic Cap (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2.000                             2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------
Total:                            2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Periodic Cap (%)                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
1.000                             2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------
Total:                            2,166     $  694,937,127.68         100.00%           359        38.13     7.413    635     80.08
------------------------------------------------------------------------------------------------------------------------------------


                                     III-24

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4

--------------------------------------------------------------------------------
                        DESCRIPTION OF THE IO COLLATERAL
--------------------------------------------------------------------------------
                               Collateral Summary
--------------------------------------------------------------------------------

Statistics given below are for the Initial Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Initial Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                              Summary Statistics         Range (if applicable)
Number of Initial Mortgage Loans                                    1,799

Aggregate Current Principal Balance                            $500,533,695.31       $68,000.00 to $850,000.00
Average Current Principal Balance                                $278,228.85

Aggregate Original Principal Balance                           $500,541,296.00       $68,000.00 to $850,000.00
Average Original Principal Balance                               $278,233.07

Fully Amortizing Mortgage Loans                                    100.00%

1st Lien                                                           100.00%

Wtd. Avg. Gross Coupon                                             7.013%                   5.250% to 9.500%

Wtd. Avg. Original Term (months)                                     360                       180 to 360
Wtd. Avg. Remaining Term (months)                                    359                       178 to 360

Margin (ARM Loans Only)                                            5.874%                   3.750% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)                             13.040%                 11.250% to 15.500%

Minimum Mortgage Rate (ARM Loans Only)                             7.040%                   5.250% to 9.500%

Wtd. Avg. Original LTV                                             78.94%                   19.43% to 95.00%

Wtd. Avg. Borrower FICO                                              677                       619 to 816

Geographic Distribution (Top 5)                                               CA 50.38%
                                                                              FL 10.10%
                                                                              AZ 7.80%
                                                                              NV 5.35%
                                                                              IL 4.25%

--------------------------------------------------------------------------------

(1)The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-25

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                        Description of the IO Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                           Collateral Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Collateral Type                  Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2 YR/6MO LIB - 2YR IO               539     $  152,280,137.02          30.42%           359        40.94     7.041    680     79.13
2 YR/6MO LIB - 3YR IO                 1            372,000.00           0.07            358        32.00     5.990    674     80.00
2 YR/6MO LIB - 5YR IO               700        196,296,839.12          39.22            359        40.83     7.148    677     79.39
3 YR/6MO LIB - 3YR IO               151         38,189,316.18           7.63            358        41.14     6.717    674     78.06
3 YR/6MO LIB - 5YR IO               280         75,277,787.78          15.04            358        40.87     6.923    672     78.21
FIXED RATE - 2YR IO                   1             84,000.00           0.02            358        40.00     7.700    624     80.00
FIXED RATE - 3YR IO                   7          2,342,609.72           0.47            359        39.20     6.423    684     68.37
FIXED RATE - 5YR IO                 120         35,691,005.49           7.13            358        39.44     6.701    673     78.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  Principal Balances at Origination
------------------------------------------------------------------------------------------------------------------------------------
                                Number of                                            Remaining
                                 Initial         Principal         % of Principal     Term to     Debt-to-   Gross
Range of Principal Balances      Mortgage        Balance at           Balance         Maturity    Income     Coupon            OLTV
at Origination ($)                Loans         Origination        at Origination    (months)*     (%)*       (%)*   FICO*     (%)*
------------------------------------------------------------------------------------------------------------------------------------
50,000.01 - 100,000.00               45     $    4,063,825.00           0.81%           354        37.36     7.486    657     78.23
100,000.01 - 150,000.00             254         33,114,390.00           6.62            358        37.70     7.312    673     78.75
150,000.01 - 200,000.00             330         58,179,425.00          11.62            358        40.31     7.190    669     78.78
200,000.01 - 250,000.00             286         64,248,202.00          12.84            359        39.85     7.058    675     79.04
250,000.01 - 300,000.00             228         62,642,799.00          12.52            359        40.58     7.196    677     78.73
300,000.01 - 350,000.00             182         59,027,580.00          11.79            359        41.95     6.896    676     79.05
350,000.01 - 400,000.00             158         59,238,360.00          11.83            358        40.86     6.967    681     79.27
400,000.01 - 450,000.00             104         44,589,435.00           8.91            359        42.05     6.883    684     79.30
450,000.01 - 500,000.00              87         41,404,741.00           8.27            359        43.17     6.940    677     79.27
500,000.01 - 550,000.00              52         27,266,706.00           5.45            359        41.02     6.745    678     79.95
550,000.01 - 600,000.00              27         15,535,002.00           3.10            359        41.97     6.886    677     79.54
600,000.01 - 650,000.00              19         11,941,202.00           2.39            359        40.29     6.687    677     78.12
650,000.01 - 700,000.00              18         12,095,879.00           2.42            359        40.01     6.919    700     78.12
700,000.01 - 750,000.00               2          1,470,000.00           0.29            359        40.14     7.612    719     79.46
750,000.01 or greater                 7          5,723,750.00           1.14            359        36.87     6.187    661     70.42
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,541,296.00         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

*Based on original balances of the Mortgage Loans.

------------------------------------------------------------------------------------------------------------------------------------
                                              Principal Balances as of the Cut-off Date
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Principal Balances     Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
as of the Cut-off Date ($)       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
50,000.01 - 100,000.00               45     $    4,063,629.41           0.81%           354        37.36     7.486    657     78.23
100,000.01 - 150,000.00             254         33,113,036.82           6.62            358        37.70     7.312    673     78.75
150,000.01 - 200,000.00             330         58,178,544.75          11.62            358        40.31     7.190    669     78.78
200,000.01 - 250,000.00             286         64,247,459.20          12.84            359        39.85     7.058    675     79.04
250,000.01 - 300,000.00             228         62,640,565.62          12.51            359        40.58     7.196    677     78.73
300,000.01 - 350,000.00             182         59,027,095.31          11.79            359        41.95     6.896    676     79.05
350,000.01 - 400,000.00             158         59,238,316.55          11.84            358        40.86     6.967    681     79.27
400,000.01 - 450,000.00             104         44,589,335.00           8.91            359        42.05     6.883    684     79.30
450,000.01 - 500,000.00              87         41,403,224.59           8.27            359        43.17     6.940    677     79.27
500,000.01 - 550,000.00              52         27,266,705.72           5.45            359        41.02     6.745    678     79.95
550,000.01 - 600,000.00              27         15,534,951.34           3.10            359        41.97     6.886    677     79.54
600,000.01 - 650,000.00              19         11,941,202.00           2.39            359        40.29     6.687    677     78.12
650,000.01 - 700,000.00              18         12,095,879.00           2.42            359        40.01     6.919    700     78.12
700,000.01 - 750,000.00               2          1,470,000.00           0.29            359        40.14     7.612    719     79.46
750,000.01 or greater                 7          5,723,750.00           1.14            359        36.87     6.187    661     70.42
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Range of Months Remaining        Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
121 - 180                             2     $      550,850.00           0.11%           178        46.68     6.184    657     78.32
181 - 240                             4            485,000.00           0.10            239        33.33     7.023    669     77.25
301 - 360                         1,793        499,497,845.31          99.79            359        40.78     7.014    677     78.94
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------


                                     III-26

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                        Description of the IO Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                       Current Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Current                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                         9     $    3,817,932.00           0.76%           359        41.82     5.362    676     71.17
5.500 - 5.999                       103         33,494,658.00           6.69            358        39.15     5.786    687     75.12
6.000 - 6.499                       282         90,977,981.71          18.18            358        40.77     6.255    682     77.46
6.500 - 6.999                       479        136,375,927.27          27.25            359        40.55     6.768    681     79.20
7.000 - 7.499                       397        105,958,527.58          21.17            359        41.68     7.229    674     79.77
7.500 - 7.999                       334         81,542,204.94          16.29            359        41.11     7.715    668     80.05
8.000 - 8.499                       118         29,550,659.81           5.90            359        40.22     8.198    667     79.56
8.500 - 8.999                        54         12,823,751.00           2.56            359        40.22     8.697    672     81.63
9.000 - 9.499                        22          5,759,303.00           1.15            359        38.07     9.152    684     82.67
9.500 - 9.999                         1            232,750.00           0.05            360        45.00     9.500    776     95.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Original Loan-to-Value Ratios*
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Original               Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan-to-Value Ratios (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
25.00 or less                         1     $       68,000.00           0.01%           359        22.00     6.750    651     19.43
25.01 - 30.00                         1            122,891.88           0.02            359        18.00     6.750    620     27.95
35.01 - 40.00                         3            630,000.00           0.13            360        41.50     6.191    700     37.52
40.01 - 45.00                         3          1,230,000.00           0.25            359        39.60     6.716    666     42.90
45.01 - 50.00                        10          3,232,500.00           0.65            359        35.63     6.237    660     48.68
50.01 - 55.00                        14          2,888,000.00           0.58            359        37.47     6.293    692     52.57
55.01 - 60.00                        16          4,210,600.00           0.84            359        43.20     6.307    650     58.24
60.01 - 65.00                        24          8,135,050.00           1.63            357        37.56     6.183    656     63.45
65.01 - 70.00                        37         10,660,899.35           2.13            359        37.70     6.362    658     68.30
70.01 - 75.00                        52         13,929,466.12           2.78            356        40.76     6.505    659     73.42
75.01 - 80.00                     1,564        432,635,347.32          86.43            359        41.13     7.073    678     79.94
80.01 - 85.00                        19          5,851,299.02           1.17            359        39.27     6.768    678     84.16
85.01 - 90.00                        42         14,007,590.35           2.80            359        36.48     7.064    695     89.48
90.01 - 95.00                        13          2,932,051.27           0.59            356        40.75     8.345    702     95.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

*The loan-to-value("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is
(i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.


                                     III-27

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                        Description of the IO Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                     FICO Scores at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of FICO Scores            Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination                   Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
600 - 619                             1     $      117,600.00           0.02%           359        38.00     7.937    619     80.00
620 - 639                           423        112,488,949.15          22.47            359        40.65     7.128    629     77.68
640 - 659                           347         89,594,552.57          17.90            358        41.61     7.123    650     78.87
660 - 679                           313         88,307,706.79          17.64            359        41.06     7.057    669     79.44
680 - 699                           254         74,433,083.03          14.87            359        40.80     6.902    689     78.89
700 - 719                           169         49,363,328.84           9.86            359        41.02     6.899    708     79.65
720 - 739                           136         39,575,420.32           7.91            359        39.68     6.842    729     79.14
740 - 759                            78         23,367,138.79           4.67            359        41.81     6.849    748     80.54
760 - 779                            45         12,914,715.82           2.58            359        38.99     6.669    768     79.75
780 - 799                            29          9,247,280.00           1.85            359        34.41     7.247    788     80.62
800 or greater                        4          1,123,920.00           0.22            359        45.64     6.877    809     79.97
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Debt-to-Income Ratios
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Debt-to-Income         Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Ratios (%)                       Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
20.00 or less                        54     $   14,666,909.88           2.93%           359        13.65     6.766    682     77.85
20.01 - 25.00                        47         12,116,180.46           2.42            359        22.95     7.000    687     79.05
25.01 - 30.00                       106         24,817,285.16           4.96            358        28.31     7.016    685     77.49
30.01 - 35.00                       199         52,064,737.28          10.40            359        33.32     7.037    678     78.51
35.01 - 40.00                       323         81,569,503.86          16.30            359        38.18     7.085    679     78.82
40.01 - 45.00                       541        154,259,780.95          30.82            359        43.16     6.990    675     79.29
45.01 - 50.00                       529        161,039,297.72          32.17            359        47.96     7.012    675     79.12
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------


                                     III-28

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                        Description of the IO Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                       Geographic Distribution
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
State                            Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
California                          690     $  252,148,734.32          50.38%           359        41.39     6.895    680     78.70
Florida                             235         50,552,406.93          10.10            359        40.00     7.197    679     79.48
Arizona                             212         39,032,758.78           7.80            357        38.85     7.232    675     79.59
Nevada                              105         26,771,869.64           5.35            359        41.01     7.349    667     80.04
Illinois                             93         21,270,609.94           4.25            359        41.85     7.167    674     78.93
Maryland                             62         17,688,416.92           3.53            359        39.89     6.868    667     78.47
New York                             45         17,347,456.00           3.47            359        41.73     6.724    683     78.00
Washington                           44         11,343,290.00           2.27            359        40.84     6.884    682     79.19
Colorado                             50          9,850,421.74           1.97            356        41.09     6.747    667     76.53
Massachusetts                        25          6,848,874.88           1.37            359        41.30     7.252    677     79.69
New Jersey                           22          6,819,634.68           1.36            359        40.07     7.349    672     79.80
Utah                                 37          6,624,281.79           1.32            359        37.20     7.405    682     79.47
Hawaii                               12          5,174,900.00           1.03            359        40.16     6.529    679     77.05
Minnesota                            28          4,990,568.67           1.00            359        39.02     7.274    662     78.82
Michigan                             28          4,146,885.83           0.83            359        37.44     7.166    649     79.91
Texas                                15          3,204,996.00           0.64            359        38.98     7.211    686     80.00
Oregon                               16          3,029,460.00           0.61            359        41.95     6.960    658     77.58
Connecticut                           8          1,698,920.00           0.34            359        42.02     7.386    654     80.00
Wisconsin                             8          1,647,383.00           0.33            359        42.34     7.247    667     79.99
New Mexico                            6          1,424,600.00           0.28            359        39.46     7.860    631     77.15
Rhode Island                          7          1,393,440.00           0.28            359        42.04     7.142    668     77.54
Missouri                              8          1,210,567.87           0.24            358        40.88     7.031    644     79.26
Georgia                               7            849,920.00           0.17            359        36.73     7.225    658     80.00
Pennsylvania                          4            696,732.00           0.14            359        37.50     7.664    669     80.46
Delaware                              4            669,200.00           0.13            359        43.14     7.462    651     80.00
Alaska                                3            616,000.00           0.12            360        33.12     6.823    725     80.00
North Carolina                        5            594,526.00           0.12            359        35.45     6.698    677     80.00
Kansas                                2            440,220.00           0.09            359        39.04     7.096    690     88.08
Idaho                                 3            438,720.00           0.09            359        44.93     7.674    677     80.00
Indiana                               1            432,000.00           0.09            359        10.00     9.150    789     90.00
Wyoming                               3            385,200.00           0.08            359        45.01     7.160    638     80.00
Ohio                                  3            336,664.32           0.07            358        33.41     7.953    713     90.58
Maine                                 2            224,000.00           0.04            359        44.07     6.661    635     80.00
Tennessee                             1            113,316.00           0.02            359        46.00     6.500    628     80.00
Alabama                               1            108,000.00           0.02            359        38.00     7.800    650     80.00
Iowa                                  1            108,000.00           0.02            358        48.00     7.200    623     80.00
Kentucky                              1            104,000.00           0.02            359        47.00     5.950    635     80.00
Nebraska                              1            101,520.00           0.02            359        32.00     7.750    629     80.00
Montana                               1             95,200.00           0.02            359        47.00     7.425    664     80.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------


                                     III-29

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                        Description of the IO Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                          Occupancy Status
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Occupancy Status                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Primary                           1,786     $  497,328,559.31          99.36%           359        40.84     7.006    677     78.94
Second Home                          13          3,205,136.00           0.64            359        31.36     8.110    711     79.71
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         Documentation Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Documentation Type               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Stated Documentation              1,092     $  303,051,237.92          60.55%           359        41.79     7.343    678     79.40
Full Documentation                  627        175,087,744.60          34.98            358        39.69     6.457    677     78.20
Limited Documentation                80         22,394,712.79           4.47            359        35.60     6.881    670     78.46
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Loan Purpose
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Loan Purpose                     Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Purchase                          1,464     $  409,306,467.61          81.77%           359        41.22     7.102    680     80.15
Refinance-Debt
  Consolidation No Cash Out*         57         13,621,338.67           2.72            358        36.72     6.669    665     76.30
Refinance-Debt
  Consolidation Cash Out**          278         77,605,889.03           15.5            358        39.19     6.604    663     73.01
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

------------------------------------------------------------------------------------------------------------------------------------
                                                            Credit Grade
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Risk Category                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
I                                 1,755     $  487,589,293.31          97.41%           359        40.83     7.024    678     79.22
II                                   44         12,944,402.00           2.59            359        39.03     6.573    647     68.37
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Property Type
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Property Type                    Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Single Family Detached            1,270     $  360,585,211.68          72.04%           359        40.90     6.981    677     78.98
PUD Detached                        324         88,268,580.96          17.63            359        40.14     7.049    672     79.00
Condominium                         134         29,744,070.67           5.94            359        40.42     7.343    688     79.29
Two-to Four-Family                   53         17,309,790.00           3.46            359        41.49     6.852    692     76.84
PUD Attached                         16          4,408,442.00           0.88            359        43.02     7.221    681     80.39
Single Family Attached                2            217,600.00           0.04            359        46.65     7.463    646     81.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                Prepayment Charge Term at Origination
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Prepayment Charge Term          Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
at Origination (months)          Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
No Prepayment Penalty               477     $  136,918,321.45          27.35%           359        40.10     7.454    676     79.33
12                                  101         30,972,072.00           6.19            357        40.16     7.210    674     79.77
24                                  932        255,156,514.11          50.98            359        41.26     6.881    679     79.14
36                                  289         77,486,787.75          15.48            359        40.64     6.587    674     77.26
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------


                                     III-30

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                        Description of the IO Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                                         Conforming Balance
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Conforming Balance               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
Conforming                        1,371     $  298,776,621.11          59.69%           359        40.41     7.101    674     78.79
Non-conforming                      428        201,757,074.20          40.31            359        41.32     6.882    681     79.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,799     $  500,533,695.31         100.00%           359        40.78     7.013    677     78.94
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Range of Maximum Mortgage Rates
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Maximum                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
11.000 - 11.499                       9     $    3,817,932.00           0.83%           359        41.82     5.362    676     71.17
11.500 - 11.999                      94         30,118,658.00           6.51            359        39.14     5.788    685     75.85
12.000 - 12.499                     237         75,280,899.05          16.28            358        40.97     6.267    682     77.50
12.500 - 12.999                     451        126,938,716.62          27.45            359        40.63     6.770    683     79.16
13.000 - 13.499                     382        102,120,432.00          22.08            359        41.60     7.231    674     79.86
13.500 - 13.999                     322         79,110,028.62          17.11            359        41.35     7.716    668     79.92
14.000 - 14.499                     105         27,371,579.81           5.92            359        40.54     8.201    667     79.30
14.500 - 14.999                      52         12,439,031.00           2.69            359        40.09     8.695    672     81.45
15.000 - 15.499                      18          4,986,053.00           1.08            359        38.31     9.157    687     82.17
15.500 - 15.999                       1            232,750.00           0.05            360        45.00     9.500    776     95.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of Minimum                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Mortgage Rates (%)               Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                         9     $    3,817,932.00           0.83%           359        41.82     5.362    676     71.17
5.500 - 5.999                        94         30,118,658.00           6.51            359        39.14     5.788    685     75.85
6.000 - 6.499                       237         75,280,899.05          16.28            358        40.97     6.267    682     77.50
6.500 - 6.999                       451        126,938,716.62          27.45            359        40.63     6.770    683     79.16
7.000 - 7.499                       382        102,120,432.00          22.08            359        41.60     7.231    674     79.86
7.500 - 7.999                       322         79,110,028.62          17.11            359        41.35     7.716    668     79.92
8.000 - 8.499                       105         27,371,579.81           5.92            359        40.54     8.201    667     79.30
8.500 - 8.999                        52         12,439,031.00           2.69            359        40.09     8.695    672     81.45
9.000 - 9.499                        18          4,986,053.00           1.08            359        38.31     9.157    687     82.17
9.500 - 9.999                         1            232,750.00           0.05            360        45.00     9.500    776     95.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
Range of                        Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Gross Margins (%)                Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
3.750 - 3.999                        66     $   15,901,985.94           3.44%           359        41.87     7.208    668     78.57
4.000 - 4.249                        47         11,357,966.88           2.46            359        41.80     7.104    683     79.93
6.000 - 6.249                     1,557        434,834,287.28          94.04            359        40.83     7.032    677     78.99
7.000 - 7.249                         1            321,840.00           0.07            359        46.00     6.900    643     80.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------


                                     III-31

 Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2005-W4
                        Description of the IO Collateral

------------------------------------------------------------------------------------------------------------------------------------
                                          Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Next Adjustment Date             Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
7/1/2007                              1     $      360,000.00           0.08%           356        46.00     6.800    669     80.00
8/1/2007                              1            123,920.00           0.03            357        40.00     7.675    632     80.00
9/1/2007                            141         42,353,193.84           9.16            358        42.03     7.050    676     79.51
10/1/2007                         1,038        285,686,916.30          61.78            359        40.73     7.107    678     79.32
11/1/2007                            43         15,309,126.00           3.31            359        40.13     6.913    689     77.89
12/1/2007                            16          5,115,820.00           1.11            360        40.96     7.677    691     78.84
9/1/2008                             37          9,327,374.50           2.02            351        40.59     6.684    662     78.19
10/1/2008                           353         89,922,648.46          19.45            359        41.28     6.895    671     78.28
11/1/2008                            38         13,125,161.00           2.84            360        38.65     6.727    683     76.83
12/1/2008                             3          1,091,920.00           0.24            360        45.71     6.415    744     83.59
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Initial Periodic Cap (%)         Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
2.000                             1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------------------------
                               Number of                                             Remaining
                                Initial          Principal        % of Principal      Term to     Debt-to-   Gross
                                Mortgage       Balance as of       Balance as of      Maturity     Income    Coupon            OLTV
Periodic Cap (%)                 Loans       the Cut-off Date    the Cut-off Date     (months)      (%)       (%)     FICO      (%)
------------------------------------------------------------------------------------------------------------------------------------
1.000                             1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                            1,671     $  462,416,080.10         100.00%           359        40.89     7.040    677     79.00
------------------------------------------------------------------------------------------------------------------------------------

                                     III-32

                                    ANNEX IV

                           INTEREST RATE SWAP SCHEDULE

          Distribution Date                    Base Calculation Amount($)
          -----------------                    --------------------------
            12/25/2005                              10,000,000.00000
            1/25/2006                               12,479,848.94536
            2/25/2006                               12,338,199.08870
            3/25/2006                               12,162,862.51002
            4/25/2006                               11,954,086.26164
            5/25/2006                               11,712,375.99776
            6/25/2006                               11,438,507.73568
            7/25/2006                               11,133,537.76411
            8/25/2006                               10,798,978.40458
            9/25/2006                               10,437,386.96659
            10/25/2006                              10,055,903.11063
            11/25/2006                               9,657,743.57169
            12/25/2006                               9,269,286.68910
            1/25/2007                                8,896,676.06000
            2/25/2007                                8,539,258.01880
            3/25/2007                                8,196,406.09231
            4/25/2007                                7,867,519.86150
            5/25/2007                                7,552,023.87125
            6/25/2007                                7,249,366.58580
            7/25/2007                                6,958,819.07455
            8/25/2007                                6,679,964.10878
            9/25/2007                                6,410,344.33378
            10/25/2007                               6,149,027.24364
            11/25/2007                               5,517,653.91544
            12/25/2007                               4,871,778.25705
            1/25/2008                                4,316,822.26566
            2/25/2008                                3,839,917.99155
            3/25/2008                                3,618,263.91166
            4/25/2008                                3,463,932.39655
            5/25/2008                                3,316,458.52398
            6/25/2008                                3,175,586.35466
            7/25/2008                                3,040,967.02998
            8/25/2008                                2,912,298.82340
            9/25/2008                                2,789,309.90334
            10/25/2008                               2,671,741.15349
            11/25/2008                               2,559,346.04452
            12/25/2008                               2,451,943.29417
            1/25/2009                                2,349,262.28875
            2/25/2009                                2,251,073.97349
            3/25/2009                                2,157,174.77221
            4/25/2009                                2,067,370.57161
            5/25/2009                                1,981,476.41876
            6/25/2009                                1,899,326.73298
            7/25/2009                                1,820,743.90250
            8/25/2009                                1,745,564.36503
            9/25/2009                                1,673,635.10939
            10/25/2009                               1,604,810.19763
            11/25/2009                               1,538,950.43640
            12/25/2009                               1,475,924.42083
            1/25/2010                                1,415,604.34418
            2/25/2010                                1,357,869.00602
            3/25/2010                                1,302,603.15254
            4/25/2010                                1,249,704.09876

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                             ARGENT SECURITIES INC.
                                    Depositor

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THE PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL CONSTITUTE THE FULL PROSPECTUS.
--------------------------------------------------------------------------------

THE SECURITIES:

Argent Securities Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

      o     the ownership of trust fund assets, or

      o     debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS:

The assets of a trust fund will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, multifamily first and junior mortgage loans, commercial first and junior mortgage loans, mixed-use residential and commercial first and junior mortgage loans, home equity lines of credit, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include a financial guaranty insurance policy, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross-collateralization or by overcollateralization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.

                 The date of this Prospectus is April 15, 2005.

                                TABLE OF CONTENTS

RISK FACTORS...................................................................1
DESCRIPTION OF THE TRUST FUNDS.................................................8
   Description of the Mortgage Assets to Be Included in a Trust Fund...........8
   Description of the Pre-funding Account for the Purchase of
     Additional Mortgage Loans................................................14
THE DEPOSITOR.................................................................14
USE OF PROCEEDS...............................................................15
YIELD AND MATURITY CONSIDERATIONS.............................................15
   Maturity and Weighted Average Life.........................................18
   Foreclosures and Payment Plans.............................................20
THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM................................20
   Underwriting Standards.....................................................20
   Qualifications of Originators and Mortgage Loan Sellers....................23
   Representations by or on Behalf of Mortgage Loan Sellers; Remedies
     for Breach of Representation.............................................23
DESCRIPTION OF THE SECURITIES.................................................25
   Assignment of Trust Fund Assets; Review of Files by Trustee................26
   Representations and Warranties; Repurchases................................28
   Establishment of Collection Account; Deposits to Collection Account
     in Respect of Trust Fund Assets..........................................30
   Deposits to Distribution Account...........................................34
   Book-Entry Certificates....................................................35
DISTRIBUTIONS ON THE SECURITIES...............................................39
   Advances by Master Servicer in Respect of Delinquencies on the
     Trust Fund Assets........................................................41
   Form of Reports to Securityholders.........................................42
   Collection and Other Servicing Procedures Employed by the
     Master Servicer..........................................................43
   Description of Sub-Servicing...............................................45
   Procedures for Realization upon Defaulted Mortgage Assets..................46
   Retained Interest; Servicing or Administration Compensation and
     Payment of Expenses......................................................48
   Annual Evidence as to the Compliance of the Master Servicer................49
   Matters Regarding the Master Servicer and the Depositor....................49
   Events of Default under the Governing Agreement and Rights upon
     Events of Default........................................................50
   Amendment of the Governing Agreements......................................54
   Termination of the Trust Fund and Disposition of Trust Fund Assets.........55
   Optional Purchase by the Master Servicer of Defaulted Mortgage Loans.......56
   Duties of the Trustee......................................................56
   Description of the Trustee.................................................56
DESCRIPTION OF CREDIT SUPPORT.................................................57
   Subordination..............................................................58
   Letter of Credit...........................................................59
   Mortgage Pool Insurance Policy.............................................60
   Special Hazard Insurance Policy............................................62
   Bankruptcy Bond............................................................64
   Financial Guarantee Insurance..............................................64
   Reserve Fund...............................................................65
   Overcollateralization......................................................65
   Cross-Support Features.....................................................65
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES.........................66
   Swaps and Yield Supplement Agreements......................................66
   Purchase Obligations.......................................................66

DESCRIPTION OF PRIMARY INSURANCE POLICIES.....................................67
   Primary Mortgage Insurance Policies........................................67
   Primary Hazard Insurance Policies..........................................67
   FHA Insurance..............................................................69
   VA Guarantees..............................................................72
LEGAL ASPECTS OF MORTGAGE ASSETS..............................................72
   Mortgage Loans.............................................................72
   Cooperative Loans..........................................................73
   Manufactured Housing Contracts.............................................74
   Home Improvement Contracts.................................................76
   Foreclosure on Mortgages...................................................77
   Foreclosure on Mortgaged Properties Located in the Commonwealth
     of Puerto Rico...........................................................79
   Foreclosure on Cooperative Shares..........................................79
   Repossession with Respect to Manufactured Housing Contracts................80
   Rights of Redemption with Respect to Mortgage Loans........................81
   Notice of Sale; Redemption Rights with Respect to Manufactured
     Housing Contracts........................................................81
   Anti-Deficiency Legislation and Other Limitations on Lenders...............82
   Junior Mortgages...........................................................84
   Home Equity Line of Credit Loans...........................................84
   Consumer Protection Laws with Respect to Manufactured Housing
     Contracts and Home Improvement Contracts.................................84
   Other Limitations..........................................................85
   Enforceability of Provisions...............................................86
   Leases and Rents...........................................................87
   Subordinate Financing......................................................87
   Applicability of Usury Laws................................................88
   Alternative Mortgage Instruments...........................................89
   Formaldehyde Litigation with Respect to Manufactured Homes.................89
   Servicemembers Civil Relief Act............................................90
   Environmental Legislation..................................................90
   Forfeitures in Drug and RICO Proceedings...................................91
   Negative Amortization Loans................................................92
   Installment Contracts......................................................92
FEDERAL INCOME TAX CONSEQUENCES...............................................93
   General....................................................................93
STATE AND OTHER TAX CONSEQUENCES.............................................127
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS....................................128
   Investors Affected........................................................128
   Fiduciary Standards for ERISA Plans and Related Investment Vehicles.......128
   Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs
     and Related Investment Vehicles.........................................128
   Possible Exemptive Relief.................................................129
   Consultation with Counsel.................................................136
   Government Plans..........................................................136
   Required Deemed Representations of Investors..............................136
LEGAL INVESTMENT.............................................................136
METHODS OF DISTRIBUTION......................................................139
LEGAL MATTERS................................................................140
FINANCIAL INFORMATION........................................................140
RATING.......................................................................140
AVAILABLE INFORMATION........................................................140
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................141

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

      The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

      You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price

      There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

Credit Support May Be Limited; the Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

      Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support."

The Types of Mortgage Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

      The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Nonperfection of Security Interests in Manufactured Homes May Result in Losses on the Related Manufactured Housing Contracts and the Securities Backed by the Manufactured Housing Contracts

      Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, ancillary fees, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses, monthly advances and servicing advances. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-up May Increase Losses on the Related Mortgage Loans

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the related trust fund as owner of the related property.

      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

      Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Security

      It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

      Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation." However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

      In instances where a mortgage loan seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their repurchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

      All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's repurchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller's repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments

      The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

      o the extent of prepayments on the underlying assets in the trust fund or;

      o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

      o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

      o the rate and timing of defaults and losses on the assets in the related trust fund; and

      o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller.

      Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

      To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

      The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates. See "Yield and Maturity Considerations" in this Prospectus.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

      The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

      In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price equal to 100% of the principal balance of their securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

      A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

      The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

      Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

      o     regulate interest rates and other charges on mortgage loans;

      o     require specific disclosures to borrowers;

      o     require licensing of originators; and

      o regulate generally the origination, servicing and collection process for the mortgage loans.

      Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

      In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

      In addition, the mortgage loans are subject to other federal laws, including the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

      In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. The originator's failure to comply with these laws could subject the related trust fund (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against the related trust fund.

      Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the related trust fund to damages and administrative enforcement and could result in the mortgagors rescinding such mortgage loans whether held by the related trust fund or subsequent holders of the mortgage loans.

      The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the depositor fails to repurchase or substitute, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. See "Legal Aspects of Mortgage Assets."

      Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 152 in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

      The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

      o a segregated pool of various types of first and junior lien mortgage loans, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements as are subject to the related agreement governing the trust fund;

      o amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

      o property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

      o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance Policies";

      o the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

      o the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under "Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets"; and

      o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under "Description of Credit Support."

      To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Assets to Be Included in a Trust Fund

      Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from Argent Mortgage Company, LLC, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage assets will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under "The Depositor's Mortgage Loan Purchase Program-Underwriting Standards" and in the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been purchased by the depositor on or before the date of initial issuance of the related securities.

      The mortgage assets included in a trust fund will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

      o first or junior liens on one- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

      o first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

      o rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units. The multifamily properties may include high-rise, mid-rise or garden apartments. Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

      o commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement;

      o     properties   consisting   of  mixed   residential   and   commercial
            structures;

      o leasehold interests in residential properties, the title of which is held by third party lessors;

      o manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home conditional sales contracts and installment loan agreements, may be relocated; or

      o real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

      No more than 10% of the assets of a trust fund, by original principal balance of the pool, will be secured by commercial properties. The term of any leasehold will exceed the term of the mortgage note by at least five years.

      The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      The home improvement contracts will be secured primarily by mortgages on single family properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

      The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and non-owner occupied homes.

      The mortgage assets to be included in a trust fund will be any one of the following types of mortgage assets:

      o Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments to maturity;

      o Fully amortizing mortgage assets with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

      o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

      o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

      o Fully amortizing mortgage assets with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

      o Fixed interest rate mortgage assets providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

      o Mortgage assets that provide for a line of credit under which amounts may be advanced to the borrower from time to time;

      o Fixed interest rate mortgage assets that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

      o Fixed interest rate mortgage assets that provide for reductions in the interest rate, and corresponding monthly payment due thereon during the first 36 months of the term thereof; and

      o Another type of mortgage loan described in the related prospectus supplement.

      Each single-family loan having a loan-to-value ratio at origination in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies."

      A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not, to the mortgage loan seller's knowledge, produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans. See "Legal Aspects of Mortgage Assets--Foreclosure on Mortgages."

      The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan the sales price for the property. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

      The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a "review appraisal") used to determine the loan-to-value of a mortgage loan which may be performed by underwriters rather than a licensed appraiser. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

      As of the cut-off date specified in the related prospectus supplement, the aggregate principal balance of mortgage loans secured by condominium units will not exceed 30% of the aggregate principal balance of the mortgage loans in the related mortgage pool. A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

      o If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

      o If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

      See "The Depositor's Mortgage Loan Purchase Program--Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" in this Prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

      The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See "The Depositor's Mortgage Loan Purchase Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

      The trust fund may include mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time. Interest on each home equity line of credit loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding balance of the mortgage loan. Principal on a home equity line of credit loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic payment. Each home equity line of credit loan included in a trust fund will be secured by a lien on a one-to-four family property or a manufactured home. A trust fund will not include any amounts borrowed under a home equity line of credit loan after the cut-off date specified in the related prospectus supplement.

      The trust fund may include mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller's underwriting standards.

      The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration of mortgage loans which are more than 30 and less than 90 days delinquent of greater than 20%.

      If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

      Mortgage Loan Information in Prospectus Supplement. Each prospectus supplement will contain specific information with respect to the mortgage assets contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including the following:

      o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the mortgage assets,

      o the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

      o     the original terms to maturity of the mortgage assets,

      o     the earliest origination date and latest maturity date,

      o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

      o the interest rates or range of interest rates borne by the mortgage loans,

      o the geographical distribution of the mortgaged properties on a state-by-state basis,

      o the number and aggregate principal balance of buydown mortgage loans, if any,

      o     a description of the retained interest, if any,

      o with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan, the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

      If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the Current Report or Form 8-K. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

Description of the Pre-funding Account for the Purchase of Additional Mortgage Loans

      The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are transferred. Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement and the amount held in the pre-funding account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage assets will provide that all transfers must be made within 3 months, if a REMIC election has been made with respect to the trust, or within 6 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

      The depositor will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied will be required.

                                  THE DEPOSITOR

      Argent  Securities  Inc.,  the  depositor,   is  a  Delaware   corporation
incorporated on May 22, 2003 as a direct wholly-owned subsidiary of Argent Mortgage Company, LLC. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 1100 Town & Country Road, Orange, California 92868. Its telephone number is (714) 541-9960.

      The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material impact on the related trust fund and the interests of the potential investors.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        YIELD AND MATURITY CONSIDERATIONS

      The yield on any offered security will depend on the following:

      o     the price paid by the securityholder,

      o     the rate at which interest accrued on the security,

      o     the receipt and timing of receipt of distributions on the security,

      o the weighted average life of the mortgage assets in the related trust fund,

      o     liquidations of mortgage assets following mortgagor defaults,

      o purchases of mortgage assets in the event of optional termination of the trust fund or breaches of representations made in respect of such mortgage assets by the depositor, the master servicer and others, and

      o in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

      Security Interest Rate. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

      Timing of Payment of Interest And Principal. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date which may be as late as the 25th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

      When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment charge collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Otherwise, prepayment charges collected may be available for distribution only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of securities. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related due period. See "Description of the Securities."

      In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

      Principal Prepayments. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

      o     the terms of the mortgage assets,

      o     the level of prevailing interest rates,

      o     the availability of mortgage credit,

      o in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and

      o     economic, demographic, geographic, tax, legal and other factors.

      In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

      If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

      The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

      Defaults. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, mortgage assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of mortgage assets. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Maturity and Weighted Average Life

      Prepayments. The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

      If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

      There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

      Type of Mortgage Asset. The type of mortgage assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

      Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall consistently with the mortgage interest rate, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

      The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of mortgage assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

      Due-on-sale Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include "due-on-sale" clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The master servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions."

                 THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

      The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

      All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

      The underwriting standards are applied by the originators to evaluate the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers the borrower's credit history and repayment ability as well as the type and use of the mortgaged property. As a result of this underwriting criteria, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

      High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related property.

      In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. Net operating incomes is: the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed- use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

      Typically, the underwriting process used by an originator is as described in this and the next two following paragraphs. The prospectus supplement for a series will describe any variations to this process as it applies to the related mortgage assets. Initially, a prospective borrower is required to complete an application with respect to the applicant's liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower's reported credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment. If a prospective borrower is self- employed, the borrower is required to submit copies of signed tax returns or other proof of business income. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements which may be pro forma and unaudited. In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

      In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under "Description of the Trust Funds." Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      In the case of single family loans and contracts, once all applicable employment, credit and property information is received, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type of property being financed and reviews the property. In evaluating the credit quality of borrowers, the originator may utilize the FICO score supplied by the credit bureau with the credit report (a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

      In the case of a mortgage loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

      With respect to any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance."

      With respect to any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies--VA Guarantees."

      The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

Qualifications of Originators and Mortgage Loan Sellers

      Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller's or the depositor's guidelines, and must maintain satisfactory facilities to originate those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund of the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

      Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

      o that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

      o that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to permissible exceptions set forth therein, the lien status of the mortgage;

      o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive some indebtedness of a borrower;

      o that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

      o that there were no delinquent tax or assessment liens against the mortgaged property;

      o     that  each  mortgage  loan  was  not  currently  more  than  90 days
            delinquent  as  to  required   monthly  payments  of  principal  and
            interest; and

      o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

      All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan. In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

      The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor will be the limited representations of the depositor and of the master servicer described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee." If the master servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

      The master servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period from the date on which the mortgage loan seller was notified of the breach, at the purchase price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans." The master servicer will be required under the applicable servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities."

      Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee."

                          DESCRIPTION OF THE SECURITIES

      The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the master servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

      The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided herein. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each series of securities may consist of either:

      o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

      o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

      o two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

      o two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

      o other types of classes of securities, as described in the related prospectus supplement.

      With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

      Each class of securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "--Distribution of Interest on the Securities" and "--Distribution of Principal of the Securities" below.

      The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

      As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences."

Assignment of Trust Fund Assets; Review of Files by Trustee

      At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage assets after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage asset included in the related trust fund, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

      o With respect to each mortgage loan, (1) the mortgage note endorsed, without recourse, to the order of the trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. The depositor will promptly cause the assignment of each related mortgage loan to be recorded in the appropriate public office for real property records, except for Mortgages held under the MERS(R) System and except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan. If the depositor uses the MERS(R) System, it will deliver evidence that the Mortgage is held for the trustee through the MERS(R) System instead of an assignment of the Mortgage in recordable form.

      o With respect to each cooperative loan, (1) the cooperative note, (2) the original security agreement, (3) the proprietary lease or occupancy agreement, (4) the related stock certificate and related stock powers endorsed in blank, and (5) a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

      o With respect to each manufactured housing contract or home improvement contract, (1) the original contract endorsed, without recourse, to the order of the trustee and copies of documents and
            (2) instruments related to the contract and the security interest in the property securing the contract, and (3) a blanket assignment to the trustee of all contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all contracts as collateral.

      With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the first bullet point above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

      The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage asset from the trustee at the repurchase price or substitute for the mortgage asset. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller defaults on its obligation. The assignment of the mortgage assets to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

Representations and Warranties; Repurchases

      With respect to the mortgage assets included in a trust fund, the depositor will make representations and warranties as of a specified date, covering by way of example, the following matters:

      o     the type of mortgaged property;

      o     the geographical concentration of the mortgage assets;

      o     the original loan-to-value ratio;

      o     the principal balance as of the cut-off date;

      o     the interest rate and maturity; and

      o the payment status of the mortgage asset; and the accuracy of the information set forth for each mortgage asset on the related mortgage loan schedule.

      Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage asset or the interests of the securityholders in the mortgage asset, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the repurchase price or substitute for that mortgage asset as described in the paragraph below.

      If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage asset, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage asset from the trust fund, rather than repurchase the mortgage asset, and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

      (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

      (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage asset,

      (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage asset,

      (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan, and

      (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

      In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one deleted mortgage asset, or more than one mortgage asset is substituted for one or more deleted mortgage assets, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

      With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this Prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

      The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

      The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Establishment of Collection Account; Deposits to Collection Account in Respect of Trust Fund Assets

      The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account. The collection account must be either

      o     maintained  with  a  bank  or  trust  company,   and  in  a  manner,
            satisfactory to the rating agency or agencies rating any class of securities of the series or

      o an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the collection account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the collection account is maintained.

      The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection account will be paid to the master servicer or the trustee or their designee as additional compensation. The collection account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

      Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to collection accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

      The master servicer will deposit or cause to be deposited in the collection account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest, unless otherwise specified in the related prospectus supplement:

      (1)   all   payments  on  account  of   principal,   including   principal
            prepayments, on the mortgage assets;

      (2) all payments on account of interest on the mortgage assets, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

      (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts to be not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

      (5) any advances made as described below under "Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

      (6) if applicable, all amounts required to be transferred to the collection account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

      (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the collection account as described in the first paragraph below;

      (8) all proceeds of any mortgage loan or property in respect of the mortgage asset purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage asset;

      (9) all proceeds of any mortgage loan repurchased as described under "--Termination" below;

      (10) all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

      (11) any amount required to be deposited by the master servicer in connection with net losses realized on investments for the benefit of the master servicer of funds held in the collection account.

      With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for collection accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the collection account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

      If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the collection account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the collection account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the collection account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

      Any buydown funds, and any investment earnings thereon, deposited in the collection account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

      Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the collection account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

      (1) to make distributions to the related securityholders on each distribution date;

      (2) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets" above, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

      (3) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage assets in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets and properties;

      (4) to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage assets in the trust fund or, if and to the extent so provided by the related servicing agreement or indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage assets that is otherwise distributable on one or more classes of subordinate securities of the related series;

      (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

      (6) to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "Matters Regarding the Master Servicer and the Depositor";

      (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

      (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "Description of the Trustee";

      (9)   to  pay  the  master   servicer  or  the  trustee,   as   additional
            compensation, interest and investment income earned in respect of amounts held in the collection account;

      (10) to pay, generally from related income, the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

      (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

      (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

      (13) to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

      (14) to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

      (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

      (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Procedures for Realization Upon Defaulted Mortgage Loans"; and

      (17) to clear and terminate the collection account upon the termination of the trust fund.

Deposits to Distribution Account

      The trustee will, as to each trust fund, establish and maintain a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received from the master servicer or otherwise in respect of the related securities.

Book-Entry Certificates

      The offered securities will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered securities, or certificate owners, will hold the certificates through The Depository Trust Company or DTC in the United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank will be referred to individually in this prospectus supplement as the "Relevant Depositary" and will be referred to collectively in this prospectus supplement as the "European Depositories". Except as described in this section, no person acquiring a book-entry certificate will be entitled to receive a physical or definitive certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the offered securities will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

      The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the certificate owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the Trustee through DTC and DTC participants. While the book-entry certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

      Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described under this section. Unless and until definitive certificates are issued, certificateholders who are not participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing these participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Considerations--REMICs--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the prospectus and "Global Clearance and Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of this prospectus supplement. Transfers between participants will occur in accordance with DTC rules.

      Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these types of cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

      DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which directly or indirectly own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book- entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC rules, as in effect from time to time.

      Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

      Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Institute Monetaire Luxembourgeois or "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its customers, which are referred to in this prospectus supplements as Clearstream participants, and facilitates the clearance and settlement of securities transactions by electronic book-entry
transfers  between  their  accounts.   Clearstream  provides  various
services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank SA/NV as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      The Euroclear system was created in 1968 to hold securities for its participants which are referred to in this prospectus supplement as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, which is referred to in this prospectus supplement as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or simply, the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law, which are referred to in this prospectus supplement as the "terms and conditions". The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each distribution date by the Trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the certificate owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

      Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since these payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations--REMICs Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the certificate owners are credited.

      DTC has advised the Depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

      Definitive certificates will be issued to certificate owners, or their nominees, rather than to DTC, only if:

      o DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor or the Trustee is unable to locate a qualified successor;

      o the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or

      o after the occurrence of an event of default, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

      Upon the occurrence of any of the events described above, the Trustee will be required to notify all certificate owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the Trustee will issue definitive certificates, and thereafter


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

the Trustee will recognize the holders of the definitive certificates as certificateholders under the Pooling and Servicing Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

                         DISTRIBUTIONS ON THE SECURITIES

      Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

      All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

      (1) the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, exclusive of:

            (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

            (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

            (c) all amounts in the distribution account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

      (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

      (3)   all advances with respect to the distribution date;

      (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

      (5) to the extent not on deposit in the related distribution account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

      (6)   any other amounts described in the related prospectus supplement.

      The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

      Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield and Maturity Considerations" in this prospectus.

      Distributions of Principal of the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

      Allocation to Securityholders of Losses on The Trust Fund Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub- servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination."

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

      With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the distribution account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. The prospectus supplement for a series may also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

      Advances are intended to maintain a regular flow of scheduled interest payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the distribution account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the distribution account, the master servicer will replace those funds in the distribution account on any future distribution date to the extent that funds in the distribution account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

Form of Reports to Securityholders

      With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

      (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

      (2) the amount of the distribution to holders of securities of that class allocable to interest;

      (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

      (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

      (5) the aggregate principal balance of the mortgage loans at the close of business on that distribution date;

      (6) the number and aggregate principal balance of mortgage loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

      (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

      (8) the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

      (9) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

      (10) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

      (11)  the  amount   deposited  in  the  reserve  fund,  if  any,  on  that
            distribution date;

      (12) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

      (13) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

      (14) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

      (15) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

      In the case of information furnished under subclauses (1) through (3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1) through (3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Master Servicer

      The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support." Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

      In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

      In connection with any significant partial prepayment of a mortgage asset, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

      In any case in which property securing a mortgage asset, other than an ARM Loan, multifamily loan or commercial loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note, manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage asset if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See "Legal Aspects of Assets--Enforceability of Provisions."

      In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

      If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Assets."

Description of Sub-Servicing

      Any master servicer may delegate its servicing obligations in respect of the mortgage assets to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

      o collecting payments from borrowers and remitting the collections to the master servicer,

      o maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

      o filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

      o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

      o processing assumptions or substitutions where a due-on-sale clause is not exercised,

      o     attempting to cure delinquencies,

      o     supervising foreclosures or repossessions,

      o     inspecting and managing mortgaged properties, if applicable, and

      o     maintaining accounting records relating to the mortgage assets.

      The master servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support."

      The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub- servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

      The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub- servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest, Servicing or Administration Compensation and Payment of Expenses."

      The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Procedures for Realization upon Defaulted Mortgage Assets

      The master servicer will be required to foreclose upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the master servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

      In addition, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in- possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

      (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

      (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Assets--Environmental Legislation."

      As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage assets. As set forth above under "-Collection and Other Servicing Procedures Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the distribution account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

      If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

      If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support."

      With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors.

The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Assets--foreclosure on Cooperatives."

      Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the master servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the master servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

      The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

      The master servicer's primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be.
Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, the master servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

      The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the collection account for advances.

Annual Evidence as to the Compliance of the Master Servicer

      Each servicing agreement with respect to a series of securities will provide that, on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage assets under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage assets by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

      Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

      Copies of the annual accountants' statement and the officer's statement of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

      The master servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

      Each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

      Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement, the securities or a breach of any representation or warranty regarding the mortgage loans, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust fund for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

      Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default under the Governing Agreement and Rights upon Events of Default

      Pooling and Servicing Agreement

      Events of default under each pooling and servicing agreement will include each of the following unless otherwise stated in the related prospectus supplement:

      o any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

      o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

      If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

      No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

      o the certificateholder previously has given to the trustee written notice of default,

      o the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

      o     have offered to the trustee reasonable indemnity, and

      o the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

      Servicing Agreement

      A servicing default under the related servicing agreement will include each of the following unless otherwise provided in the related prospectus supplement:

      o any failure by the master servicer to make a required deposit to the collection account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

      o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

      o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

      o     any other servicing default as set forth in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

      Indenture

      An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

      o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

      o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

      o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

      o accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

      If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

      No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

      o the holder previously has given to the trustee written notice of default and the default is continuing,

      o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

      o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

      o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

      With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of any credit support provider, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any certificateholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting certificateholder.

      Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

      o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

      o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities), or

      o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

      With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

      o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

      o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

      o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

      The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the master servicer and required to be paid to them under the agreements following the earlier of

      o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

      o the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage assets acquired for the benefit of securityholders, and

      o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

      The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

      In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

      The master servicer under the related servicing agreement will have the option to purchase from the trust fund any mortgage asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

      The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

      For any series of securities, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

      The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

      If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of:

      o     the nature and amount of coverage under such credit support,

      o any conditions to payment thereunder not otherwise described in this prospectus,

      o the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

      o     the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

      o     a brief description of its principal business activities,

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

      o its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

      A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

      One or more classes of securities may be subordinate securities. In the event of any realized losses on mortgage assets not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

      All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

      As set forth under "Description of the Securities--Distributions of Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

      If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

      With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

      If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

      As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

      The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

      (1) For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the master servicer;

      (2) For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

      (3) For any mortgage asset that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the bankruptcy court.

      If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

      In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

      As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

      The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

      Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

      Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

      o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

      o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

      o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

      o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

      Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

      Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

      The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See "Legal


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

Aspects of Mortgage Assets--Foreclosure on Mortgages" and "--Repossession with Respect to Manufactured Housing Contracts."

      If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

      Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

      As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

      Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from

      o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

      o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

      Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

      (1)   the cost of repair to the property and

      (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

      The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

      Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

      The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

      A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property


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

protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

      If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

      Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

      As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects of Mortgage Assets--Foreclosure on Mortgages" and "--Repossession with Respect to Manufactured Housing Contracts."

Financial Guarantee Insurance

      Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.


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

Reserve Fund

      If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

      Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

      If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of the securities of the related series. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Cross-Support Features

      If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross- support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.


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

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

      Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

      There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

      Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.


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

                    DESCRIPTION OF PRIMARY INSURANCE POLICIES

      Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

      Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

      As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

      o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

      o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

      Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

Primary Hazard Insurance Policies

      Each servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the collection account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the mortgaged properties typically contain a co- insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

      Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA Insurance

      The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

      There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

      The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

      Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

      Unless otherwise specified in the related prospectus supplement, the master servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of


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payment from and the administration,  processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

      Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

      If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of such assignment and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

      Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

      Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim


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

payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

      The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

      Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

      o the net unpaid principal amount and the uncollected interest earned to the date of default,

      o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

      o     uncollected court costs,

      o     title examination costs,

      o fees for required inspections by the lenders or its agents, up to $75, and

      o     origination fees up to a maximum of 5% of the loan amount.

      Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

      In general, the FHA will insure home improvement contracts up to $25,000 for a single family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

      With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.


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

      Following a default on a Title I loan insured by the FHA, the master servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the master servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the master servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA Guarantees

      The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

      Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

      The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                        LEGAL ASPECTS OF MORTGAGE ASSETS

      The following discussion contains general summaries of legal aspects of loans secured by residential and commercial properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated. If there is a concentration of the mortgage assets included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

Mortgage Loans

      The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the


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type of security instrument  customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

Cooperative Loans

      The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.


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

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

Manufactured Housing Contracts

      Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

      The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or


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

the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a


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

manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

Home Improvement Contracts

      The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests", each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


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

Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non- collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the


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

senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.


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

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

      The cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant- stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant- stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy


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

agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Repossession with Respect to Manufactured Housing Contracts

      Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

      o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession maybe effected either through self- help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the


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

            repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

      o Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with Respect to Mortgage Loans

      In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with Respect to Manufactured Housing Contracts

      While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession of a manufactured home. The law in most states also requires that the debtor be given notice


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

of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

      The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured


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

when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

      Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

      In addition, some of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act"), if such Mortgage Loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels (the "High Cost Loans"). The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan.

      For Cooperative Loans

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.


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

Junior Mortgages

      The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages."

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a `future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advances after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home Improvement Contracts

      Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with


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

requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts or home improvement contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the
Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

      Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

      Courts have imposed general  equitable  principles upon  repossession  and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

      Most of the manufactured housing contracts and home improvement contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts or home improvement contracts, will be subject to any claims or defenses that the purchaser of the related home or manufactured home may assert against the seller of the home or manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract or home improvement contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13


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

proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Enforceability of Provisions

      The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

      Transfer of Manufactured Homes under Manufactured Housing Contracts

      Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.


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

      Prepayment Charges and Prepayments

      The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

      Prepayment Charges

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision ("OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Subordinate Financing

      When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any


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junior loan, or both,  the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

      Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.


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

Alternative Mortgage Instruments

      ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary,

      o state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

      o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

      The depositor has been advised by counsel that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

      The Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions. However, some states, such as Virginia, may not recognize the preemptive authority of the Parity Act.

      All of the ARM Loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Formaldehyde Litigation with Respect to Manufactured Homes

      A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending


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

against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any loan or contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related loan or contract and may be unable to collect amounts still due under the loan or contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

      o the mortgage loan seller breached its obligation to repurchase the loan or contract in the event an obligor is successful in asserting the claim, and

      o the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages.

      Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan, cooperative loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become


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

liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


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

      A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was at the time of execution of the mortgage "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Installment Contracts

      The trust fund may also consist of installment sales contracts. Under an installment sales contract the seller, referred to in this section as the "lender", retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.


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

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

      The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

      The following discussion addresses securities of five general types:

      o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

      o Notes representing indebtedness of an owner trust for federal income tax purposes,

      o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made,

      o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

      o Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

      The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.


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

      The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

      Purchasers of the offered securities should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such Certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such Certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICs

      Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC

Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

      Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

      Taxation of Owners of REMIC Regular Certificates

      General. Except as described in "Taxation of Owners of REMIC Residual Certificates-Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

      Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

      The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

      An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

      Market  Discount.  A  certificateholder  that  purchases  a REMIC  Regular
Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "Taxation of Owners of REMIC Regular Certificates--Premium" below.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

      (1)   on the basis of a constant yield method,

      (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

      (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

      Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

      Issue  premium  is the  excess  of the  issue  price  of a  REMIC  Regular
Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.

      Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" Below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General" above.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

      In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

      (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

      (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

      The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

      For REMIC Residual Certificateholders, an excess inclusion:

      (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

      (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

      The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

      o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

      o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

      Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

      o     equal   the  cost  of  the   REMIC   Regular   Certificate   to  the
            certificateholder,

      o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

      o reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

      The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable

Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly- acquired asset.

      Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

      Prohibited Transactions And Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

      To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax And Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

      o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

      o     the  highest   marginal   federal  income  tax  rate  applicable  to
            corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

      o residual interests in the entity are not held by disqualified organizations and

      o information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

      o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

For these purposes, a disqualified organization means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting And Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

      The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.


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

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related prospectus supplement.

      Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.


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

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

      Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

Notes

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      Status as Real Property Loans

      Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section
856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

      Taxation of Noteholders

      Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

Grantor Trust Funds

      Classification of Grantor Trust Funds

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related


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

Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

      Characterization of Investments in Grantor Trust Certificates

      Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section  860G(a)(3)  of the Code;  and real estate  assets within the meaning of
Section  856(c)(4)(A)  of the Code. In addition,  counsel to the depositor  will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a


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

Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

      Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated


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

interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest.

      In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

      Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market


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discount in income  currently as it accrues under a constant  yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

      Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

      It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the


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portion  of the  adjusted  basis of the  certificate  that is  allocable  to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any
other  adjustments  would  be  required  to  reflect   differences  between  the
Prepayment   Assumption   used,  and  the  actual  rate  of   prepayments.   See
"REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

      As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor,


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the  master  servicer  or the  trustee  will  make any  representation  that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

      The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the


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income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial


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certificateholders  that bought their certificates at the representative initial offering price used in preparing the reports.

      Except  as   disclosed   in  the  related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

      Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such mortgage loans have not been converted to real property.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.

Partnership Trust Funds

      Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

      Characterization of Investments in Partnership Certificates. For federal income tax purposes,

      (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

      (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and


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      (3)   Partnership Certificates held by a regulated investment company will not  constitute  Government  securities  within the  meaning of Code
            Section 851(b)(3)(A)(i).

      Taxation of Owners of Partnership Certificates

      Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Ruled Do Not Apply--", "--Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient


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cash to make current  cash  distributions  of these  amounts.  Thus,  cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

      Discount And Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium."

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.


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

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

      The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section  731  Distributions.   In  the  case  of  any  distribution  to  a
certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

      Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to


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

avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.


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

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the Partnership Trust Fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.


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

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

      A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

      o a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an ERISA plan,

      o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

      o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

      o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

      A summary of the effects of those laws follows.

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

      ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment Vehicles

      General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

      Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be


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

liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

      Transactions Incidental to the Operation of the Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of a trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

      Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities should be treated as debt for ERISA purposes.

      To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

      The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

      Class Exemptions. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

      Class Exemptions for Purchases and Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

      o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

      o PTCE 86-128, which exempts certain transactions between a plan and certain broker-dealers.

      o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

      o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

      o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

      These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

      Class Exemptions for Purchases and Sales of Securities and Transactions Incidental to the Operation of the Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

      o PTCE 83-1, which exempts certain transactions involving the purchase of pass- through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

      Administrative Exemption for Offerings Managed by Certain Underwriters. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. Each of these are called an Underwriters' Exemption. Amendments to each of the Underwriters' Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), PTE 2002-58 at 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 at 67 Fed. Reg. 54487. The
Underwriters' Exemptions, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as"Securities." When applicable, the


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

Underwriters' Exemptions applies to the initial purchase, holding and subsequent resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

      In order for the Underwriters' Exemptions to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship, certain interest rate cap and swap payments and yield maintenance agreements as described below; other credit support arrangements with respect to any of the these obligations; and a pre-funding account.

      Conditions for Pre-Funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

      o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

      o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Rating Services, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

      o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

      o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

      o Either the characteristics of the obligations added to the trust during the pre- funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

      o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

      o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are


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

            described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

      o The prospectus or prospectus supplement must describe the duration of the pre- funding period.

      o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of Securityholders of the trust, including ERISA plans.

      Additional Conditions for the Underwriters' Exemption. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

      o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a loan-to-value ratio that exceeds 100% as of the date of the issuance of the securities.

      o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by the Exemption Rating Agencies if the loan-to-value ratio of any one-to-four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemptions will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

      o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any underwriter, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

      o     The sum of all payments  made to and retained by the  underwriter(s)
            or  selling   agents  must   represent  not  more  than   reasonable
            compensation  for  underwriting  the  securities;


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

            the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

      o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

      o In the case of certain types of issuers, the pooling and servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

      The Underwriters' Exemptions permit interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.


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

      A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemptions will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

      Limits  on  Scope  of  the  Underwriters'  Exemptions.  The  Underwriters'
Exemptions will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.


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

      The Underwriters' Exemptions also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemptions generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

      o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

      o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

      o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

      o     Immediately  after  the  acquisition,   no  more  than  25%  of  the
            purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority over the purchaser or renders investment advice to the purchaser for a fee.

      The Underwriters' Exemptions provide relief for transactions in connection with the servicing, operation and management of a trust only if:

      o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

      o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

      Statutory Exemption for Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and regulations thereunder.


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

Consultation with Counsel

      There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Government Plans

      Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Required Deemed Representations of Investors

      If so provided in the prospectus supplement for a series, a purchaser of the one or more classes of the related securities may be required to represent or may be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

      THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under


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

applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National
Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors.


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For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any  collateralized  mortgage  obligation  or real estate  mortgage
investment   conduit   security,   other  than  any  "plain  vanilla"   mortgage
pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar
requirements  with  respect  to  the  underlying  collateral,   and  warns  that
investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


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                             METHODS OF DISTRIBUTION

      The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

      (1) By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      (2) By placements by the depositor with institutional investors through dealers; and

      (3)   By direct placements by the depositor with institutional investors.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

      The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

      It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

      Any ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

      The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of this material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

      This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent those documents or reports relate to one or more of the classes of those offered securities, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). Requests to the depositor should be directed in writing to its principal executive office at 1100 Town & Country Road, Orange, California 92868, Attention: Secretary, or by telephone at (714) 541-9960. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.


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

                                    GLOSSARY

Accrual Securities: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM Loan: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

Call Class: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Clean-up Call: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

Closing Date: With respect to any series of securities, the date on which the securities are issued.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The Securities and Exchange Commission.

Committee Report: The conference committee report accompanying the Tax Reform Act of 1986.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

Crime Control Act: The Comprehensive Crime Control Act of 1984.

DIDMC:  The Depository  Institutions  Deregulation  and Monetary  Control Act of
1980.

DOL: The U.S. Department of Labor.

DOL Regulations: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R. ss.2510. 3-101

Due Period: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

Equity Certificates: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.


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

ERISA Permitted Investments: The types of investments permitted by the rating agencies named in the Underwriter's Exemption issued by the DOL in which funds in a pre-funding account may be invested.

FTC Rule: The "Holder in the Due Course" Rule of the Federal Trade Commission.

Garn-St. Germain Act: The Garn-St. Germain Depositor Institutions Act of 1982.

Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

High Cost Loan: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

High LTV Loan: Mortgage loans with loan-to-value ratios in excess of 80% and as high as 150% and which are not insured by a primary insurance policy.

Homeownership Act: The Home Ownership and Equity Protection Act of 1994.

Insurance Proceeds: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

Liquidated Loan: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

Liquidation Proceeds: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

Mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.


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

Nonrecoverable Advance: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

Partnership Certificate: A certificate representing an interest in a Partnership Trust Fund.

Partnership Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

Plans: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

Purchase Price: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation including any costs and damages incurred by the trust in connection with any violation by such loan of any predatory or abusive lending law.

Record Date: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

Related Proceeds: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

Relief Act: The Servicemembers Civil Relief Act.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Certificates: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions: Sections 860A through 860G of the Code.


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

REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC Provisions: The REMIC Provisions and the related Treasury regulations.

Retained Interest: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

Scheduled Principal Balance: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

Single Family Properties: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

Special Hazard Subordination Amount: The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.

Stated Principal Balance: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

Strip Securities: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

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

                          $3,057,941,000 (Approximate)

                     Asset-Backed Pass-Through Certificates,
                                 Series 2005-W4

                             Argent Securities Inc.

                                    Depositor

                                 [LOGO] ARGENT
                            Mortgage Company LLC(SM)

                           Ameriquest Mortgage Company

                           Seller and Master Servicer

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

          Merrill Lynch & Co.                                    Citigroup

                     (Joint Lead Managers and Book Runners)

    Banc of America Securities LLC                               JPMorgan

                                  (Co-Managers)

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Pass-Through Certificates, Series 2005-W4 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Pass-Through Certificates, Series 2005-W4 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Pass-Through Certificates, Series 2005-W4 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                November 18, 2005